As filed with the Securities and Exchange Commission on March 3, 2022

Registration No. 333-235983

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	2833	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 901, Tesbury Centre

28 Queen’s Road East

Wanchai, Hong Kong

Telephone: + 852 2919-8916

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Henry F. Schlueter

Celia Velletri

Schlueter & Associates, P.C.

5290 DTC Parkway, Suite 150

Greenwood Village, CO 80111

Tel: 303-292-3883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 (this "Post-Effective Amendment") to Zhong Yuan Bio-Technology Holdings Limited's Registration Statement on Form F-1 (File No. 333-235983) (the "Registration Statement"), as declared effective by the Securities and Exchange Commission (the "SEC") on June 29, 2020 is being filed pursuant to the undertakings in Item 9.1(b) of the Registration Statement to update and supplement the information contained in the Registration Statement and the Prospectus included therein, to include the information contained in the Registrant's Reports on two separate Forms 6-K that were filed with the SEC on February 14 and 28, 2022, respectively, the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2021 that was filed with the SEC on August 16, 2021 and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report.

The information included in this filing updates the Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this Prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED MARCH 5, 2022

PRELIMINARY PROSPECTUS

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

This Prospectus relates to the resale from time to time by the Selling Shareholders identified in this Prospectus under the caption “Principal and Selling Shareholders – Selling Shareholders” of up to 2,236,192 of Zhong Yuan Bio-Technology Holdings Limited (“Zhong Yuan Cayman” and “Company”) $0.001 par value shares (the “Resale Shares”).

For the details about the Selling Shareholders, please see “Principal and Selling Shareholders – Selling Shareholders.” The Selling Shareholders may sell some or all of their Resale Shares at prevailing market prices or at privately negotiated prices as described under “Plan of Distribution.” We will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders. We will bear all costs relating to the registration of the Resale Shares. There is no termination date of the Selling Shareholders’ offering.

The Selling Shareholders may be deemed underwriters within the meaning of the Securities Act of 1933, as amended, of the Resale Shares that they are offering.

The Resale Shares are being registered to permit the Selling Shareholders, or their respective pledgees, donees, transferees or other successors-in-interest, to sell the Resale Shares from time to time in the public market. We do not know when or in what amount the Selling Shareholders may offer the securities for sale. The Selling Shareholders may sell some, all or none of the securities offered by this Prospectus.

Our ordinary shares (“Ordinary Shares” or “Shares”) are currently trading on the OTCQB under the symbol ZHYBF. However, there currently is only a limited trading market for our Ordinary Shares and there can be no assurance that a viable public market will ever develop.

The Resale Shares may be sold by the Selling Shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

We are an emerging growth company, as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in the Resale Shares involves a high degree of risk. See “Risk Factors” beginning on page 10 of this Prospectus.

We are not a Chinese operating company but a holding company organized under the laws of the Cayman Islands with operations conducted by our subsidiaries based in the Peoples Republic of China (“China” and the “PRC”) and Hong Kong. Because substantially all of our operations are conducted in China through our wholly-owned subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause our securities to significantly decline in value or to be worthless.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 (the “Determination Report”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified the specific registered public accounting firms subject to these determinations. Our previous public accounting firm, Centurion ZD CPA & Co (“Centurion ZD”), whose principal office was located in Hong Kong and who audited our financial statements for the fiscal years ended March 31, 2020 and 2021, is headquartered in Hong Kong and thus subject to the determinations announced by the PCAOB in its Determination Report. Since the PCAOB was not able to fully conduct inspections of our auditor’s work papers in Hong Kong, you are deprived of the benefits of such inspection. See “Risk Factors -- To the extent that our previous independent registered public accounting firm’s audit documentation related to their audit reports for the Company was located in China, the PCAOB may not have been able to inspect such audit documentation and, as a result, you may be deprived of the benefits of such inspection” on page 21 of this Prospectus.

However, effective February 25, 2022, to protect our investors and to carry out the PCAOB’s mandate, we dismissed Centurion ZD as our independent registered public accounting firm and effective February 25, 2022, we engaged K.R. Margetson Ltd. (“Margetson”), whose principal office is located in Vancouver, British Columbia, Canada, as our new independent registered public accounting firm. Since Margetson is not located in the PRC, Margetson is not subject to the determinations announced by the PCAOB on December 16, 2021. The PCAOB’s inspectors and investigators will have consistent access to the audit work performed by Margetson for us.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews and expanding efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or what the potential impact of any such modified or new laws and regulations will be on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity that is trading on the OTCQB Market in the United States is Zhong Yuan Cayman. Zhong Yuan Cayman directly controls China Bio-Technology Holdings Limited (“China Bio”), a Seychelles company. China Bio directly controls Zhong Yuan Bio-Technology (Hong Kong) Limited (“Zhong Yuan Hong Kong”), a Hong Kong company. Zhong Yuan Hong Kong directly controls Zhong Yuan Bio-Technology (Shenzhen) Limited (“Zhong Yuan Shenzhen”), a China company and a wholly foreign owned entity (“WFOE”). Our WFOE conducts its operations through other China entities: Zhong Yuan Shenzhen directly controls Bao-Feng Bio-Technology (Beijing) Limited (“Bao-Feng”), a China company and our primary operating subsidiary, and Bao-Feng directly controls Dandong Bao-Feng Seedling Technology Co., Limited (“Dandong Seedling”), a China company. See “OUR BUSINESS -- History of the Company”_ and “OUR BUSINESS -- Corporate Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After investors’ funds enter Zhong Yuan Cayman, the funds can be directly transferred to Zhong Yuan Hong Kong. Zhong Yuan Hong Kong can then directly transfer funds to Zhong Yuan Shenzhen, and those funds can then be transferred to subordinate operating entities.

If the Company intends to distribute dividends, the Company will transfer the dividends to Zhong Yuan Hong Kong in accordance with the laws and regulations of the PRC, and then Zhong Yuan Hong Kong will transfer the dividends to China Bio, which will transfer them to Zhong Yuan Cayman. Zhong Yuan Cayman will then transfer the dividends to all of its shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. As of the date of this Prospectus, neither the Company nor any of its subsidiaries has ever paid dividends or made distributions to U.S. investors. Since consummation of the Share Exchange Agreement, the Company has not transferred any funds to its subsidiaries to fund their business operations. Since consummation of the Share Exchange Agreement, the Company has not received any transfer of funds from its subsidiaries. In the future, any cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be. For a detailed description of the transfers from the Company to its subsidiaries and from its subsidiaries to the Company, see “Transfers of Cash to and from Our Subsidiaries” in the “Summary of the Prospectus” section of this Prospectus.

4. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with the PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “OUR BUSINESS -- Regulations in China Applicable to Our Business -- Regulations On Dividend Distribution” for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Please see “Risk Factors” beginning on page 10 of this prospectus for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ______________, 2022

We have not authorized any person to provide you with information different from that contained in this Prospectus or any related free-writing Prospectus that we authorize to be distributed to you. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information in this Prospectus speaks only as of the date of this Prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this Prospectus or of any sale of the securities offered hereby.

For investors outside of the United States: We have not done anything that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the Offering and the distribution of this Prospectus outside of the United States.

This Prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

All references in this Prospectus to “$,” “U.S.$,” “U.S. dollars,” “dollars,” “US$” and “USD” mean United States dollars unless otherwise noted. All references to the “PRC” or “China” in this Prospectus refer to the People’s Republic of China. All references to “Hong Kong” or “H.K.” in this Prospectus refer to the Hong Kong Special Administrative Region of the People’s Republic of China. All references to the “United States,” “U.S.” or “US” refer to the United States of America.

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COMMONLY USED DEFINED TERMS

•	“Bao Feng” means Bao Feng Bio-Technology (Beijing) Limited, a limited liability company incorporated on August 30, 2012 under the laws of the PRC, which is the Company’s primary operating subsidiary.

•	“China Bio” means China Bio-Technology Holdings Limited, a limited liability company incorporated on June 27, 2016 under the laws of the Republic of Seychelles, which became an indirect wholly-owned subsidiary of our Company upon consummation of the Share Exchange Agreement, and is a holding company not conducting any business operations.

•	“Dandong BF” means Dandong Bao Feng Seedling Technology Co., Limited, a limited liability company incorporated on March 11, 2019 under the laws of the PRC, which is the Company’s other operating subsidiary.

•	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

•	Hong Kong” or “H.K.” refers to the Hong Kong Special Administrative Region of the People’s Republic of China.

•	“Operating Company(ies) means either individually or collectively Bao Feng and Dandong BF.

●	“Ordinary Resolution” refers to a resolution passed by a simple majority of votes cast or approved in writing by all of the votes entitled to be cast by the Members entitled to vote at a general meeting of the Company.

●	“Ordinary Shares” or “Shares” refers to the Company’s Ordinary Shares, par value $0.001 per share.

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

●	“Hong Kong” or “H.K.” refers to the Hong Kong Special Administrative Region of the People’s Republic of China.

●	“Offering” refers to the resale of the Ordinary Shares offered by the Selling Shareholders included herein.

●	“PRC” and “China” refer to the People’s Republic of China.

●	“Resale Shares” refers to the Ordinary Shares offered by the Selling Shareholders included herein.
●	“Securities and Exchange Commission,” “SEC,” “Commission” or similar terms refer to the United States Securities and Exchange Commission.

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

●	“Selling Shareholders” refers to our pre-existing shareholders who are selling their Resale Shares pursuant to the Registration Statement on Form F-1.

●	“United States,” “U.S.” and “US” refer to the United States of America.

●	“$,” “U.S. $,” “U.S. dollars,” “dollars,” “US$” and “USD” refer to United States dollars.

•	“Zhong Yuan-HK” means Zhong Yuan Bio-Technology (Hong Kong) Limited, a limited liability company incorporated on June 13, 2016 under the laws of Hong Kong, which became an indirect wholly-owned subsidiary of our Company upon consummation of the Share Exchange Agreement, and is a holding company not conducting any business operations.

•	“Zhong Yuan-SZ” means Zhong Yuan Bio-Technology (Shenzhen) Limited, a limited liability company incorporated on June 10, 2014 under the laws of the PRC, which became an indirect wholly-owned subsidiary of our Company upon consummation of the Share Exchange Agreement, and is a holding company not conducting any business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. A forward-looking statement is a projection about a future event or result, and whether the statement comes true is subject to many risks and uncertainties. These statements often can be identified by the use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “approximate” or “continue,” or the negative thereof. The actual results or activities of the Company will likely differ from projected results or activities of the Company as described in this Prospectus, and such differences could be material.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results and performance of the Company to be different from any future results, performance and achievements expressed or implied by these statements. In other words, our performance might be quite different from what the forward-looking statements imply. You should review carefully all information included in this Prospectus.

You should rely only on the forward-looking statements that reflect management’s view as of the date of this Prospectus. We undertake no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances. You should also carefully review the risk factors described in other documents we file from time to time with the Securities and Exchange Commission (the “SEC”). We are hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statements made by us or on our behalf. Factors that might cause such a difference include, but are not limited to, those discussed in the section entitled “Risk Factors.”

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Shares, you should carefully read the entire Prospectus, including our financial statements and the related notes included elsewhere in this Prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this Prospectus. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” the “group” and similar designations refer to Zhong Yuan Bio-Technology Holdings Limited, a Cayman Islands exempted company with limited liability. All references to “Operating Company(ies) refer either individually or collectively to Bao Feng and Dandong BF.

History of the Company

The Company was originally incorporated under the name “Agate Island Acquisition Corporation” on April 4, 2016 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Until the Share Exchange described below, the business purpose of the Company was to seek the acquisition of, or merger with, an existing company. Accordingly, the Company was considered to be a "blank check" company.

On March 13, 2017, the Company changed its name to China Biotech Holdings Limited. The Company changed its name in anticipation of entering into a transaction with a company in China engaged in the Biopharma or Biotech industry.

On May 3, 2017, the Company effected a change of its control. The Company cancelled an aggregate of 19,500,000 shares of the then 20,000,000 shares of outstanding stock valued at par. James M. Cassidy resigned as the Company's president, secretary and director and James McKillop resigned as the Company's vice president and director. Ting Ting Chang was then named sole director and President, Secretary and Chief Financial Officer of the Company. On May 4, 2017, the Company issued 8,000,000 shares of its Common Stock to Ting Ting Chang for no consideration as a result of the change in control.

The Company registered its Common Stock on a Form 10 registration statement filed pursuant to the Exchange Act and Rule 12(g) thereof. The Company files periodic and current reports with the United States Securities and Exchange Commission ("SEC") under Rule 13(a) of the Exchange Act. Prior to the redomicile merger described below, the Company filed quarterly reports on Form 10-Q and annual reports on Form 10-K.

On November 15, 2017, our Board of Directors unanimously adopted resolutions approving the redomicile of the Company from Delaware to the Cayman Islands. The Company changed its domicile, effective August 21, 2018, by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Zhong Yuan Bio-Technology Holdings Limited, each outstanding share of Common Stock was exchanged for one Share of the Cayman Islands exempted company and we became governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Law (Revised) of the Cayman Islands rather than by our previous Articles and Bylaws and the Delaware Corporate Code.

On August 31, 2019, the Company closed on a share exchange (the “Share Exchange”) with Zhong Yuan Investment Limited, (“Zhong Yuan Investment”), a Seychelles company limited by shares. Prior to the exchange, Zhong Yuan Investment owned 100% of the shares of China Bio-Technology Holdings Limited (“China Bio”), a company organized under the laws of the Republic of Seychelles. Under the Share Exchange Agreement, Zhong Yuan Investment exchanged all of the shares that it held in China Bio for 161,500,000 Shares of the Company. The Shares issued to Zhong Yuan Investment in connection with the Share Exchange were not registered under the Securities Act. As a result of the Share Exchange, China Bio is now a wholly owned subsidiary of the Company. As a result of the acquisition, the Company, through its subsidiary, Bao Feng Bio-Technology (Beijing) Limited (“Bao Feng”), is engaged in the business of nervonic acid research, the development of nervonic acid based herbal and chemical drugs, developing and marketing nervonic acid-based health supplements and sales of acer truncatum seedlings.

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On December 13, 2019, the Company closed on the sale of 1,450,000 Shares, at a purchase price of $0.10 per Share, pursuant to a private securities offering (the “2019 Private Offering”) conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. Persons, as defined in Regulation S.

On July 24, 2020, the Company completed a one-for-ten reverse stock split of the Company’s Ordinary Shares (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the authorized share capital of the Company was decreased from 500,000,000 Shares with a par value of US$0.0001 each to 50,000,000 Ordinary Shares with a par value of US$0.001 each, and the number of issued and outstanding Shares was decreased from 171,450,000 Shares to 17,145,000 Shares. All information and data in this Prospectus relative to our Shares has been adjusted to reflect the Reverse Stock Split unless stated otherwise.

On November 17, 2020, the Company sold 50,000 Shares (post Reverse Stock Split), at a purchase price of $1.00 per Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

On November 17, 2020, the Company acquired 25,000 of its Shares (post Reverse Stock Split) from one of the shareholders of the Company. The Shares were acquired for no consideration; however, the Company paid the shareholder’s expenses related to the transaction in the amount of $25,000. These Shares were thereafter cancelled.

On November 18, 2020, the Company acquired 25,000 of its Shares (post Reverse Stock Split) from one of the shareholders of the Company. The Shares were acquired for no consideration; however, the Company paid the shareholder’s expenses related to the transaction in the amount of $25,000. These Shares were thereafter cancelled.

On December 31, 2020, the Company’s primary operating subsidiary, Bao Feng Bio-Technology (Beijing) Limited (“Bao Feng”), completed its acquisition of a 100% equity interest in Dandong Bao Feng Seedling Technology Co., Limited (“Dandong BF”) from Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment at that time and the father of Ting Ting Chang, our CEO and director, for a total consideration of RMB10,500,000 (approximately $1,500,000). A deposit of RMB3,160,000 (approximately $465,460 as of September 30, 2020) was paid upon signing of the Equity Transfer Agreement on March 1, 2020. The balance of RMB7,340,000 (approximately $1,082,000 as of September 30, 2020) was settled by offsetting the amounts due from related companies of which Yu Chang is the owner and director. Dandong BF was incorporated in the PRC on March 11, 2019 and is principally engaged in the research, development and growing of Acer Truncatum seeds in Dandong city, Liaoning Province, in the north-eastern region of the PRC. Dandong BF has approximately 3,000,000 acer truncatum trees that are grown on land that is subject to 10-year leases that commenced on January 1, 2019 and terminate on December 31, 2028. This acquisition could allow the Company to control the supply and ensure the quality of its acer truncatum seeds and seedlings, the important raw material of nervonic acid.

On November 15, 2021, the Company sold 130,000 Shares, at a purchase price of $2.00 per share with one warrant for ten Shares sold (“Warrant”), pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. Each Warrant is entitled to subscribe for one Share at a price of $4.00 per share for one-year period ending November 15, 2022. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Shares, 2,656,388 Shares, 2,656,388 Shares, 2,125,111 Shares, and 318,767 Shares (totalling 14,181,941 Shares) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is wholly owned by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen respectively. After these share transfers, Zhong Yuan Investment does not hold any Shares of the Company.

When we refer in this Prospectus to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of Zhong Yuan Investment and its subsidiaries unless the context suggests otherwise; when we use phrases such as “we,” “our,” “company” and “us,” we are referring to the Company. When we use “Operating Company(ies)”, we are referring either individually or collectively to Bao Feng and Dandong BF.

The purpose of the registration statement of which this Prospectus is a part is to register for resale a portion of the Shares issued pursuant to the Redomicile Merger and the Share Exchange, as well as the Shares issued in the 2019 Private Offering.

Business of Bao Feng

Bao Feng is in the business of nervonic acid research, the development of nervonic acid based herbal and chemical drugs, developing and marketing nervonic acid-based health supplements and sales of acer truncatum seedlings. Nervonic acid is a long chain unsaturated omega 9 fatty acid that is an important component in myelin biosynthesis in the central and peripheral nervous system. Myelin insulates nerve cell axons to increase the speed at which information (encoded as an electrical signal) travels from one nerve cell body to another or from a nerve cell to another type of cell in the body. It is thought that nervonic acid may enhance brain function and prevent demyelination of nerve cells, and that, therefore, it may be effective in retaining or improving the health of the brain, for example in preventing or ameliorating attention-deficit hyperactive disorder (“ADHD”) in children, Alzheimer's disease and mental degradation in the elderly and cerebrovascular disease, as well as promoting normal brain development in premature infants. The role of nervonic acid is also being studied with respect to psychotic illnesses, such as schizophrenia.

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Since it is considered to be an important biomarker for many neurological diseases, such as ADHD in children and neurodegenerative diseases in the elderly, management believes that there exists a significant market for nervonic acid health supplements among those populations. Bao Feng’s marketing efforts are primarily aimed at the elderly population.

Nervonic acid is not present in many foods. It has been found that the dried seeds of the acer truncatum tree, which is a type of maple native to northern China, Mongolia and Korea, contain 5.8% nervonic acid. Therefore, the seed oil is considered to be a good source of natural nervonic acid, as well as other compounds such as Vitamin E. Bao Feng extracts the nervonic acid that it utilizes in its products from acer truncatum seeds.

The raw material sources of nervonic acid are insufficient to meet the demand in China. Therefore, Bao Feng has a contract with the Weng Niu Te Qi government pursuant to which it obtains acer truncatum seeds and seedlings both for use in making its products and for sale. In addition, Bao Feng has a distribution agreement with an American health product company to expand its business by serving as the exclusive distributor in China of that company’s products. Bao Feng and management of the Company also intend to expand Bao Feng’s product line up by building factories for purification of nervonic acid for medical level product usage. There can be no assurance, however, that either Bao Feng or the Company will be able to effect this plan.

Bao Feng’s current products consist of:

•	NEURO ENHANCER nervonic acid oil;
•	Muzhiyuan acer truncatum formula oil;
•	NEURO ENHANCER capsule;
•	Life’s NA Candy; and
•	High-quality seedlings of Acer Truncatum.

Risk Factors

Investing in our Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 10 of this Prospectus, which you should carefully consider before making a decision to purchase Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks Related to Our Operating Subsidiaries’ Business and Industry

•	Our Operating Subsidiaries’ operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate. See “Regulations in China Applicable to our Business” on page 56 of this Prospectus.

•	Our Operating Subsidiaries have incurred net losses in the past, and we may incur losses again in the future.

•	Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents. See “Regulations in China Applicable to our Business” on page 56 of this Prospectus.

•	If we fail to implement and maintain an effective system of internal controls over financial reporting, we may be unable to accurately report our results of operations, meet reporting obligations or prevent fraud. As a result, holders of our securities could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities. See “Risk Factors – Risks Related to our Business” on page 19 of this Prospectus.

•	A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our Operating Subsidiaries’ business, operating results and financial condition.

•	Our Operating Subsidiaries’ business is sensitive to general economic and political conditions and other factors beyond our control, and our results of operations are prone to significant and unpredictable fluctuations. See “Risk Factors – Risks Related to the Business of Bao Feng” on page 21 of this Prospectus.

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Risks Related to Doing Business in Jurisdictions in Which Our Operating Subsidiaries Operate

•	A downturn in the Chinese or the global economy and economic and political policies of China could materially and adversely affect our Operating Subsidiaries’ business and financial condition. See “Risk Factors – Risks Related to the Business of Bao Feng” on page 22 of this Prospectus.

•	Uncertainties with respect to the PRC legal system could adversely affect our Operating Subsidiaries. See “Risk Factors – Risks Related to the People’s Republic of China” on page 24 of this Prospectus.

•	Changes in the policies, regulations and rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our Operating Subsidiaries’ ability to operate profitably in the PRC. See “Risk Factors – Risks Related to the People’s Republic of China” on page 24 of this Prospectus.

•	The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our Operating Subsidiaries’ operations at any time, which could result in a material change in our operations and/or the value of our securities. Our Operating Subsidiaries are subject to a large number of regulatory measures imposed by various governmental entities in the PRC as follows: (i) Regulations Relating to Consumer Protection; (ii) Regulations Relating to Product Quality; (iii) Regulations Relating to Competition; (iv) Administrative Measures for the Administration of Sales Promotional Activities of Retailers; (v) Regulations Related to Online Trading: Administrative Measure for Online Trading; (vi) Electronical Commerce Law; (vii) Regulations Relating to Intellectual Property: Copyright, Trademark, Patent and Domain Name; (viii) Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to their PRC Subsidiaries; (iii) Regulations Relating to Foreign Exchange; (ix) Regulations Relating to Dividend Distributions; (x) Regulations Relating to Overseas Listings; (xi) Regulations Relating to Employment; (xii) Regulations Relating to Environmental Protection: Environment Protection Law, Order on Ecosystem by the Ministry of Ecology and Environment 2019 Classification-based Management on Fixed Pollutant Source; (xiii) Regulations Relating to Customer Rights Protection; (xiv) Regulations Relating to Tax: Income Tax, Value-Added Tax. As of the date of this Prospectus, our Operating Subsidiaries have received all necessary governmental approvals for operations in the PRC and have not been denied any such approvals. For further discussion, including the possible consequences for non-compliance, see “Regulations in China Applicable to our Business” on page 56 of this Prospectus.

•	As of the date of this Prospectus, we: (i) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (ii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve our PRC subsidiaries’ operations; and (iii) have not received or were denied such permissions by any PRC authorities. We are also currently not required to obtain any pre-approval from Chinese authorities to list on a U.S. stock exchange, including the NYSE, the NYSE American or any of the NASDAQ Markets. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this Prospectus, we have not received any inquiry, notice, warning, sanction or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors. See “Risk Factors – Risks Related to the People’s Republic of China” on page 25 of this Prospectus.

•	Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause our securities to significantly decline in value or to be worthless. See “Risk Factors – Risks Related to the People’s Republic of China” on page 25 of this Prospectus.

•	The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. See “Risk Factors – Risks Related to the People’s Republic of China” on page 25 of this Prospectus.

Risks Related to our Shares

•	The trading price of our Shares may be volatile.
•	Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Shares.
•	We do not anticipate paying cash dividends in the foreseeable future.
•	We are a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is different under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law.
•	You will have limited ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in the Cayman Islands, because we conduct all of our operations in China and because all of our directors and officers reside outside the United States.
•	As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home-country corporate governance practices in lieu of certain NASDAQ requirements applicable to U.S. issuers.
•	We are an “emerging growth company,” and any decision to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our securities less attractive to investors.
•	We are a “controlled company” within the meaning of NASDAQ Stock Market LLC listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.
•	Our controlling shareholders have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders.
•	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by NASDAQ and the Holding Foreign Companies Accountable Act (“HFCAA”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See “Risk Factors – Risks Related to Our Business” on page 19 of this Prospectus,
•	The PCAOB’s HFCAA Determination Report dated December 16, 2021 provides that in the event the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong (“the Hong Kong Determination”), this could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors. See “Risk Factors – Risks Related to Our Business” on page 19 of this Prospectus.

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Transfers of Cash to and from Our Operating Subsidiaries

We conduct our primary operations through our WFOE and Operating Subsidiaries, although we have an office in Hong Kong for administrative purposes. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in China. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The laws and regulations of the PRC currently have restrictions on currency conversion, cross-border remittance and offshore investment for PRC citizens. See “Risk Factors - We may rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

However, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from the Company to our Seychelles or Hong Kong subsidiaries, or from our Seychelles and Hong Kong subsidiaries to the Company and the investors in the U.S. As a result, cash can be transferred freely between the Company and its Seychelles and Hong Kong subsidiaries, across borders, and to U.S. investors.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity that is trading on the OTCQB Market in the United States is Zhong Yuan Cayman. Zhong Yuan Cayman directly controls China Bio-Technology Holdings Limited (“China Bio”), a Seychelles company. China Bio directly controls Zhong Yuan Bio-Technology (Hong Kong) Limited (“Zhong Yuan Hong Kong”), a Hong Kong company. Zhong Yuan Hong Kong directly controls Zhong Yuan Bio-Technology (Shenzhen) Limited (“Zhong Yuan Shenzhen”), a China company and a wholly foreign owned entity (“WFOE”). See “OUR BUSINESS -- History of the Company”_ and “OUR BUSINESS -- Corporate Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After investors’ funds enter Zhong Yuan Cayman, the funds can be directly transferred to Zhong Yuan Hong Kong. Zhong Yuan Hong Kong can then directly transfer funds to Zhong Yuan Shenzhen, and those funds can then be transferred to the subordinate operating entities.

If the Company intends to distribute dividends, our Operating Subsidiaries will transfer dividends to Zhong Yuan Shenzhen and then further transfer them to Zhong Yuan Hong Kong in accordance with the laws and regulations of the PRC. Zhong Yuan Hong Kong will transfer dividends to China Bio, which will transfer them to Zhong Yuan Cayman. Zhong Yuan Cayman will then transfer dividends to all of its shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. As of the date of this Prospectus, neither the Company nor its Operating Subsidiaries has ever paid dividends or made distributions to U.S. investors. consummation of the Share Exchange Agreement, the Company has not transferred any assets or funds to its Operating Subsidiaries to fund their business operations. Since consummation of the Share Exchange Agreement, the Company has not received any transfer of funds from its Operating Subsidiaries. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our Operating Subsidiaries via capital contribution or shareholder loans, as the case may be.

4. Our Operating Subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our Operating Subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with the PRC accounting standards and regulations. In addition, each of our Operating Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “OUR BUSINESS -- Regulations in China Applicable to Our Business -- Regulations On Dividend Distribution” for more information.

PRC Regulations and Restrictions

1. To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

2.     In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC-resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

3. Recent PRC regulations have extended the PRC tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer”, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring the PRC tax. As a result, gains derived from such Indirect Transfer may be subject to the PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under the PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes. Our Company may be subject to filing obligations or taxed if we are the transferor in such transactions, and may be subject to withholding obligations if our Company is transferee in such transactions.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

Our Securities

Our authorized capital is $50,000, consisting of 50,000,000 Shares, $0.001 par value per Share (after the Reverse Stock Split). Holders of our Shares are entitled to one vote for each whole Share on all matters to be voted upon by shareholders, including the election of directors. Holders of our Shares do not have cumulative voting rights in the election of directors. All of our fully paid Shares are equal to each other with respect to dividend rights. Holders of our Shares are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor under Cayman Islands law. In the event of our liquidation, the liquidator may, after having discharged the debts, if any, of the Company, divide among the shareholders on a pari passu basis, in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid. Holders of our Shares have no pre-emptive rights to purchase any additional unissued Shares. The Board of Directors has the ability to determine the rights, preferences and restrictions of preferred shares at their discretion.

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As of December 31, 2021, there were 17,547,118 of our Shares issued and outstanding. All Shares were fully paid. We have 13,000 Warrants outstanding of which each entitle the warrant-holder to subscribe for one Shares at a price of $4.00 per share for one-year period ending November 15, 2022. We do not have any preferred shares outstanding. (For a more complete description of our Shares, see “Description of Share Capital,” below.)

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a non-binding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our company of more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

We are also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this Prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

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Notes on Prospectus Presentation

Numerical figures included in this Prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this Prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this Prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the health supplement industry and, specifically, acer truncatum. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Accordingly, actual events or circumstances may differ materially from events and circumstances that are assumed in this information and you are cautioned not to give undue weight to such data.

Securities Being Offered by Selling Shareholders

The Selling Shareholders are offering up to 2,236,192 (post Reverse Stock Split) Shares. The Selling Shareholders may sell their Shares at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sales by the Selling Shareholders.

Transfer Agent

The transfer agent for the Company’s Shares is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, United States; telephone: 813-344-4490; facsimile: 386-267-3124.

RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. You should carefully consider the following risks and all other information contained in this Prospectus, including our financial statements, China Bio’s consolidated financial statements and the related notes, before making an investment decision regarding our securities. The risks and uncertainties described below are those significant risk factors, currently known and specific to us that we believe are relevant to an investment in our securities. If any of these risks materialize, our business, financial condition or results of operations could suffer, the price of our Ordinary Shares could decline and you could lose part or all of your investment.

Risks Related to Our Operating Subsidiaries’ Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

The Company, through its Operating Subsidiaries, is in the process of developing its business and has a limited operating history. You should consider our Operating Subsidiaries’ future prospects in light of the risks and uncertainties experienced by early-stage companies. Some of these risks and uncertainties relate to our Operating Subsidiaries’ ability to:

•	offer products of sufficient quality to attract and retain a larger customer base;
•	attract additional customers and increase spending per customer;
•	increase awareness of its products and continue to develop customer loyalty;
•	respond to competitive market conditions;
•	respond to changes in its regulatory environment;
•	maintain effective control of our costs and expenses;
•	raise sufficient capital to sustain and expand our business; and
•	attract, retain and motivate qualified personnel.

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We envision a period of rapid growth that may impose a significant burden on our administrative and operational resources that, if not effectively managed, could impair our growth.

Our strategy for Operating Subsidiaries envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. The growth of our business will require significant investments of capital and management’s close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, research and development, sales and marketing and other personnel; we may be unable to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

We may not be able to raise the additional capital necessary to execute our business strategy, which could result in the curtailment of our operations.

We will need to raise additional funds to fully fund our existing operations and for development and expansion of our Operating Subsidiaries business. We have no current arrangements with respect to sources of additional financing and the needed additional financing may not be available on commercially reasonable terms, on a timely basis or at all. The inability to obtain additional financing when needed would have a negative effect on us, including possibly requiring us to curtail our operations. If any future financing involves the sale of equity securities, the Shares held by our shareholders could be substantially diluted. If we borrow money or issue debt securities, the Company will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that it may not be able to pay principal and interest on the indebtedness when due. Insufficient funds would prevent us from implementing our business plan and would require us to delay, scale back or eliminate certain of our operations.

We will be required to hire and retain skilled managerial, research and development and sales and marketing personnel.

Our continued success depends in large part on our ability to attract, train, motivate and retain qualified management, research and development and sales and marketing personnel. Any failure to attract and retain the required personnel that are integral to our business may have a negative impact on our operations, which would have a negative impact on revenues. There can be no assurance that we will be able to attract and retain skilled persons and the loss of skilled personnel would adversely affect us.

We are dependent upon our officers and management for direction and the loss of any of these persons could adversely affect our operations and results.

We are dependent upon our and Bao Feng’s officers for implementation of our proposed strategy and execution of our business plan. The loss of any of our or Bao Feng’s officers could have a material adverse effect upon our results of operations and financial position. We do not maintain “key person” life insurance for any of our or Bao Feng’s officers. The loss of any of our or Bao Feng’s officers could delay or prevent the achievement of our business objectives.

We currently have only two Operating Subsidiaries and one line of products.

We are a holding company with a total of five subsidiaries; however, at the current time only two of those subsidiaries, Bao Feng and Dandong BF, are conducting operations. Although the Company plans to expand the marketing and sale of Bao Feng’s products into the international arena and to have a different subsidiary, Zhong Yuan Bio-Technology (Hong Kong) Limited, handle the international business, it is expected that China will remain our primary market. In addition, the products sold in the international market will be the same products developed by Bao Feng. Therefore, we will remain primarily dependent on Bao Feng for our revenue. If Bao Feng is not profitable, our business, results of operations and cash flows could be significantly and adversely affected.

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We may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be subject to a number of lawsuits from time to time arising in the ordinary course of our business. The expense of defending ourselves against such litigation may be significant. The amount of time to resolve these lawsuits is unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation could have a material adverse effect on our business, results of operations and cash flows.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

We currently have issued and outstanding 17,145,000 Ordinary Shares (post Reverse Stock Split). Although only 2,236,192 of those Shares have been registered under the registration statement of which this Prospectus is a part, the remaining 14,908,808 Shares also may be sold in the future if registered under the Securities Act or if the shareholder qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or other applicable exemption. The market price of our capital stock could drop significantly if the holders of these restricted Shares sell them or are perceived by the market as intending to sell them. These factors also could make it more difficult for us to raise capital or make acquisitions through the issuance of additional Ordinary Shares or other equity securities.

The ability of the Board of Directors of the Company to issue preferred shares and any anti-takeover provisions we adopt may depress the value of our Ordinary Shares.

Our Articles of Association authorize our Board of Directors to provide, out of unissued Shares, for preferred shares in one or more classes or series within a class upon authority of the Board without further shareholder approval. While no preferred shares are currently issued or outstanding, we may issue preferred shares in the future. Any preferred shares issued in the future may rank senior to the Ordinary Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both, and any such preferred shares may have class or series voting rights. The future issuance of preferred shares could materially and adversely affect the rights of the holders of our Ordinary Shares and dilute the ordinary shareholders’ holdings.

In addition, the Board of Directors may, in the future, adopt anti-takeover measures (albeit the Board of Directors may not introduce any anti-takeover measures in our Articles of Association within a Special Resolution of Shareholders). The authority of the Board of Directors to issue preferred shares and any future anti-takeover measures it may adopt may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of the Company not approved by its Board of Directors.  As a result, the Company’s shareholders may lose opportunities to dispose of their Shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price of the Ordinary Shares and the voting and other rights of the Company’s shareholders may also be affected.

Our shareholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct substantially all of our operations in China and all of our directors and officers reside outside the United States.

We are incorporated in the Cayman Islands and conduct substantially all of our operations in China. All of our directors and officers reside outside the United States and their assets are located outside of the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process or to bring an action against us or against these individuals in the Cayman Islands or in Hong Kong or China in the event that a shareholder believes that his rights have been infringed under the securities laws or otherwise. Even if a shareholder is successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong and China may render the shareholder unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands or Hong Kong of judgments obtained in the United States, although the courts of the Cayman Islands and Hong Kong will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

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Our corporate affairs are governed by our Memorandum and Articles of Association, as amended and restated from time to time, and by the Companies Law (Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest.

As a result, our shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by our shareholders in protecting their interests.

There may be conflicts of interest between our management and our non-management shareholders.

Conflicts of interest create the risk that our officers and directors may have an incentive to act adversely to the interests of the Company. A conflict of interest may arise between our officers and directors’ personal pecuniary interests and their fiduciary duty to our shareholders.

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We have identified material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the future trading price of our Shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the future trading price of our Shares.

We have identified material weaknesses in our internal control over financial reporting in the Company and in China Bio and its subsidiaries. As defined in Regulation 12b-2 under the Exchange Act, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented, or detected on a timely basis. Specifically, we determined that we had the following material weaknesses in our internal control over financial reporting: (i) we had limited controls over information processing; (ii) we had inadequate segregation of duties; (iii) we did not have a formal audit committee with a financial expert; and (iv) we did not have sufficient formal written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines.

As a result, our Board of Directors has appointed two independent directors, one of whom the Board has determined qualifies as a financial expert under the applicable SEC rules. and formed an audit committee comprised of those two independent directors. However, although the financial statements and footnotes are now reviewed by our management and our audit committee, we still do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions

Even if we develop effective internal controls over financial reporting, such controls may become inadequate due to changes in conditions, or the degree of compliance with such policies or procedures may deteriorate, which could result in the discovery of additional material weaknesses and deficiencies. In any event, the process of determining whether our existing internal control over financial reporting is compliant with Section 404 of the Sarbanes-Oxley Act (“Section 404”) and is sufficiently effective requires the investment of substantial time and resources by our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to establish effective controls over financial reporting. The determination of whether or not our internal controls are sufficient, and any remedial actions required could result in our incurring additional costs that we did not anticipate, including the hiring of additional outside consultants. We may also fail to timely complete our evaluation, testing and any remediation required to comply with Section 404.

We are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. However, for as long as we are a “smaller reporting company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. While we could be a smaller reporting company for an indefinite amount of time, and thus relieved of the above-mentioned attestation requirement, an independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our audit committee’s assessment might not. Such undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

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To the extent that our previous independent registered public accounting firm’s audit documentation related to their audit reports for the Company was located in China, the PCAOB may not have been able to inspect such audit documentation and, as a result, you may be deprived of the benefits of such inspection.

Our previous independent registered public accounting firm issued audit opinions on the financial statements included in this Prospectus. As the previous auditor of a company filing reports with the SEC and as a firm registered with the PCAOB, our previous auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our previous auditor’s work papers were located in China, such work papers were not subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of our previous auditors’ work papers both in China and Hong Kong without the approval of Chinese authorities has resulted in the PCAOB issuing a Report on December 16, 2021, which states that it was unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong (“the Hong Kong Determination”). As a result, our investors may be deprived of the benefits of the PCAOB’s oversight of our auditors through such inspections and they may lose confidence in our reported financial information and procedures and the quality of our financial statements.

In addition, trade tensions and policy changes between China and the United States have also led to measures that could have adverse effects on China-based issuers. The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S and an exchange may determine to delist our securities. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The final amendments: (i) require SEC-identified issuers to submit documentation to the SEC establishing that, if true, they are not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction; (ii) require foreign issuers to provide certain additional disclosures in their annual reports for themselves and any of their consolidated foreign operating entities; and (iii) set forth the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain SEC-identified issuers.

If our previous auditor is sanctioned or otherwise penalized by the PCAOB or the SEC as a result of failure to comply with inspection or investigation requirements, our financial statements could be determined to be not in compliance with the requirements of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or other laws or rules in the United States, which could ultimately result in our Shares being delisted from whatever exchange they may become listed on.

Effective February 25, 2022, we dismissed our previous auditor, Centurion ZD CPA & Co (“Centurion ZD”) as our independent registered public accounting firm. Effective February 25, 2022, we engaged K.R. Margetson Ltd. (“Margetson”), whose principal office is located in Vancouver, British Columbia, Canada, as our new independent registered public accounting firm. Since Margetson is not located in the PRC, Margetson is not subject to the determinations announced by the PCAOB on December 16, 2021.

We have never paid dividends on our Shares.

We have never paid dividends on our Shares and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Risks Related to the Business of Bao Feng

Our business depends on the market recognition of our brand. If we are not able to maintain our reputation and enhance our brand recognition, our business and operating results may be materially and adversely affected.

The quality and acceptance of our products will determine whether our brand becomes recognized as a leading brand in the industry. We believe that market recognition of our brand is a key factor to ensuring our future success. As we continue to grow in size and broaden the scope of our product offerings, however, it may become increasingly difficult to maintain the quality and consistency of the products we offer, which may negatively impact our brand and the popularity of our products offered thereunder.

Our brand value will also be affected by customer perceptions. Those perceptions are affected by a number of factors, some of which are based on first-hand observation of our product quality and effectiveness while others may be based on indirect information from media or other sources. Incidents and any negative publicity related thereto, even if factually incorrect, may lead to significant deterioration of our brand image and reputation, and consequently negatively affect customers’ interest in our products, as well as top-notch sales and marketing personnel’s interest in being associated with our brand. Particularly in the age of digital media and social network, impacts of negative publicity associated with any single incident could be easily amplified and potentially cause impacts that go beyond our estimation or control.

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In addition, scientific studies on health products are constantly evolving and new or innovative conclusions on effectiveness may affect customers’ perception of our products. If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our products, it may be difficult to maintain and grow our customer base and distribution channels, and our business and growth prospects may be materially and adversely affected.

We may face increasing competition in our industry and may not be able to successfully compete with our competitors.

Our business is in an industry that we expect to become increasingly competitive, and many of our competitors, both local and international, may have substantially greater technical, financial and marketing resources than we have.  As a result, we may be unable to compete successfully with these competitors.  As competition increases, we may also face pressures on pricing which could result in lower margins.  Lower margins may affect our ability to cover our costs, which could have a material negative impact on our operations and our business.

We may not be successful in introducing new products or enhancing our existing products.

We currently offer four health supplement products, plus our acer truncatum seedlings. We intend to continue developing new products, as well as further enhancing our existing products. This process is subject to risks and uncertainties, such as unexpected technical, regulatory, operational, logistical or other problems that could delay the process temporarily or permanently. Moreover, we cannot assure you that any of these new products or enhancements of existing products will fulfill customer needs, match the quality or popularity of those developed by our competitors, achieve widespread market acceptance or generate incremental revenues.

In addition, introducing new products or enhancing existing products requires us to make various investments in research and development, incur personnel expenses and potentially reallocate other resources. If we are unable to develop new products or cannot do so in a cost-effective manner or are otherwise unable to effectively manage the quality of those products, our financial condition and results of operations could be adversely affected.

Our business is affected by global, national and local economic conditions, as the products we sell are discretionary.

We depend upon factors relating to discretionary consumer spending in China. These factors include economic conditions, consumers, employment rates, the amounts of consumers' disposable income, business conditions, interest rates, consumer debt, availability of credit and applicable taxation in regional and local markets where we sell our products. There can be no assurance that consumer spending for our products will not be adversely affected by changes in economic conditions.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results.

Our ability to establish effective marketing and advertising campaigns is the key to our success.

Our advertisements promote our products and the pricing of such products. If we are unable to increase awareness of our brands and our products, we may not be able to attract new customers. Our marketing activities may not be successful in promoting or pricing our products or retaining and enlarging our customer base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may lead to material adverse effects on our results of operations.

Consumer preferences in the health care industry change rapidly and are difficult to predict.

The success of our business depends on our ability to anticipate accurately and respond to future changes in consumer demand, maintain the correct inventory, deliver the appropriate products at the right prices and produce our products at minimum costs. We must optimize our product selection and inventory based on consumer preferences and sales trends. If we fail to anticipate, identify or react appropriately to changes in consumer demand, we could experience excess inventories, higher than normal markdowns or be unable to sell the products, which will reduce our revenue, financial position and results of operations.

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While we must maintain sufficient inventory to operate our business successfully and meet our customers' demands, we must be careful to not overstock.

Changing consumer demands and uncertainty surrounding new product launches expose us to increasing inventory risks. Demand for products can change rapidly and unexpectedly, including the back order time and availability for sale. We carry five different products for which we must maintain sufficient inventory amounts. In the event that consumer demand for certain of our products decreases, we may be unable to sell our inventory of those products. Our inventory holding costs will increase if we maintain excess inventory. Conversely, if we do not have sufficient inventory to fulfill customer orders, we may lose orders or customers, which may adversely affect our business, financial condition and results of operations. We cannot assure you that we can accurately predict consumer demand and events and avoid over-stocking or under-stocking products.

We primarily depend on a few products for our revenue.

We currently rely on five products, including our acer truncatum seedlings, for our revenue. We do not currently have any other products that we could rely on to support our operations if we were to experience any difficulty with the manufacture, marketing, sale or distribution of these product lines. If we are unable to sustain or increase the price or sales levels for these product lines, our business could be harmed.

If we are to expand our product offerings, or if we experience increased capital requirements for any reason, we may need to raise additional capital.

We primarily depend on our Neuro Enhancer product line for 70% of our revenue. We may decide to expand our product portfolio, which would entail increased research and development expenses. If cash generated from operations is insufficient to satisfy our requirements in this regard, we may need to raise additional capital. If we are unable to raise additional required capital in a timely manner, or on acceptable terms, we could be forced to reduce our growth plans. There can be no assurance that additional capital will be available to us or that it will be available on acceptable terms.

We depend upon our largest customers for a significant portion of our sales revenue, and we cannot be certain that sales to these customers will continue. If sales to these customers do not continue, then our sales revenue will decline and our business will be negatively impacted.

During the fiscal year ended March 31, 2021, three customers accounted for approximately 39% of Bao Feng’s sales. We do not enter into long-term contracts with our customers but manufacture based upon purchase orders and therefore cannot be certain that sales to these customers will continue. Unless we were able to replace them with other customers, the loss of any of our three largest customers would have a material negative impact on our sales revenue and our business. There can be no assurance that we would be able to compensate for the loss of any of these major customers.

Product liability claims could adversely affect our business.

As a manufacturer of products that are ingested, we could face product liability claims if, among other things, our products are alleged to result in injury to a consumer. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business.

In addition, any product liability claims or adverse side effects, even if caused by improper use of our product, may result in adverse publicity regarding us and our products, which would harm our reputation.

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If we fail to protect our trademarks and trade names, then our ability to compete could be negatively affected, which would harm our financial condition and operating results.

The market for our products depends to a significant extent upon the goodwill associated with our trademarks and trade names. We own the material trademark and trade name rights used in connection with the packaging, marketing and distribution of our products in the markets where those products are sold. Therefore, trademark and trade name protections are important to our business. Our trademarks are registered in China, and Chinese law may not protect our intellectual property rights to the same extent as the laws of the United States. The loss or infringement of our trademarks or trade names could impair the goodwill associated with our brands and harm our reputation, which would harm our financial condition and operating results.

There is limited protection of intellectual property available in China. Accordingly, we face the risk in China that unauthorized parties may attempt to copy or otherwise obtain or use our trademarks, copyrights, product formulations or other intellectual property. Further, because Chinese commercial law is relatively undeveloped, we may have limited legal recourse in the event we encounter significant difficulties with intellectual property theft or infringement. As a result, we cannot assure you that we will be able to adequately protect our product formulations or other intellectual property.

Our manufacturing activity is subject to certain risks.

We manufacture all of our products, other than our acer truncatum seedlings, through contractual arrangements with various manufacturers. As a result, we are dependent upon the uninterrupted and efficient operation of their manufacturing facilities, over which we have no control. In addition, our acer truncatum trees are grown on several tree farms in Inner Mongolia and Liaoning Province, in China. The facilities manufacturing our products and the tree farms at which our acer truncatum trees are grown are subject to the risk of catastrophic loss due to, among other things, earthquake, fire, flood or other natural or man-made disasters, and the manufacturing facilities are also subject to the risk of significant equipment failures. If any of these facilities were to experience a catastrophic loss, it would be expected to disrupt their operations and could have a material adverse effect on our results of operations and financial condition.

Cyber security risks and the failure to maintain the integrity of data belonging to our company, employees and customers could expose us to data loss, litigation and liability, and our reputation could be significantly harmed.

We collect and retain large volumes of data relating to our business and from our employees and customers for business purposes, including for transactional and promotional purposes, and our various information technology systems enter, process, summarize and report such data. The integrity and protection of this data is critical to our business. We are subject to significant security and privacy regulations, as well as requirements imposed by the credit card industry. Maintaining compliance with these evolving regulations and requirements could be difficult and may increase our expenses. In addition, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss or fraudulent or unlawful use of data relating to our company or our employees, independent distributors or customers, which could harm our reputation, disrupt our operations or result in remedial and other costs, fines or lawsuits.

Difficulties in registering our products for sale in Mainland China could have a material adverse effect on our results of operations and financial condition.

Although Bao Feng has obtained all required approval documents for its current products, which are considered dietary supplements, if it expands into the medical market, it will need to apply for medical qualifications. This process may involve an extended period of time and significant man-hours and may delay us from offering new medical products for sale or prevent us from launching new product initiatives.

For example, products marketed in China as “health foods” or for which certain claims are used are subject to “blue cap” or “blue hat” registrations, which involve extensive laboratory and clinical analysis by governmental authorities. This registration process can take anywhere from 18 months to 3 years, but may be substantially longer. We currently market dietary supplements. However, if government officials should determine that our products should be categorized as health foods, this could end or limit our ability to market such products in China and have a material adverse effect on our results of operations and financial condition.

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Our business is subject to risks arising from epidemic diseases, such as the recent outbreak of COVID-19.

In December 2019, a novel strain of COVID-19 was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures.

Our business has been and may continue to be adversely impacted. Our sole operating subsidiary is located in China, as are all of its employees, suppliers, product manufacturers, distributors and customers. Although Bao Feng’s online sales were not significantly affected by the epidemic, its total sales decreased by approximately 60.7% from RMB3,863,441 (approximately US$544,147) during the three months ended March 31, 2019 to RMB1,520,125 (approximately US$214,102) for the three months ended March 31, 2020. Its production capacity was significantly reduced due to the government lockdown and orders were filled through existing inventory. In addition, Bao Feng’s planned business expansion was delayed due to travel restrictions and other factors, the planting of acer truncatum seedlings had to be postponed for a year and the company was unable to work towards expanding its distribution network.

The Company resumed operations in March 2020 and received and fulfilled an increasing number of customer orders in the first half of fiscal year 2021. However, our revenues for the first six months of fiscal year 2021 still decreased approximately 12.2% as compared to fiscal year 2020, from $756,063 to $664,093. Our gross profit decreased approximately 21.0% as compared to fiscal year 2020, from $585,783 in fiscal year 2020 to $462,737 in fiscal year 2021. Although the negative impact of the COVID-19 coronavirus outbreak on our business seems to be temporary and several vaccines have been developed, there is still uncertainty both in China and globally and potential disruption to business and the economy. A resurgence could negatively affect our production capacity, the collection of customer payments or disruption of the Company’s supply chain. The continued uncertainties associated with COVID-19 may cause the Company’s revenue and cash flows to underperform in fiscal year 2022 and, potentially, beyond. The extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted as of the date of this prospectus.

We may also experience negative effects from future public health crises beyond our control. These events are impossible to forecast, their negative effects may be difficult to mitigate and they could adversely affect our business, financial condition and results of operations.

Risks Related to the People’s Republic of China

Because a substantial portion of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may: (i) delay or impede our development; (ii) result in negative publicity or increase our operating costs; (iii) require significant management time and attention; and (iv) subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our Operating Subsidiaries’ business and could require us to change certain aspects of their business to ensure compliance, which could decrease demand for its products, reduce revenues, increase costs, require our Operating Subsidiaries’ to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our ordinary shares.  See “Regulations in China Applicable to our Business” on page 56 of this Prospectus.

If the Chinese government were to impose new requirements for approval from the PRC authorities to issue our Ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

As of the date of this Prospectus, we: (i) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (ii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve our PRC subsidiaries’ operations; and (iii) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies.

Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.  We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this Prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

According to the Administration Provision and the Measures (Draft for Comments), only new initial public offerings and refinancing by existent overseas listed Chinese companies will be required to go through the filing process with PRC administrations; other existent overseas listed companies will be allowed sufficient transition period to complete their filing procedure, which means if we complete the offering prior to the effectiveness of Administration Provisions and Measures, we will certainly go through the filing process in the future, perhaps because of refinancing or given by sufficient transition period to complete filing procedure as an existent overseas listed Chinese company. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Changes in international trade or investment policies and barriers to trade or investment, and the ongoing geopolitical conflict, may have an adverse effect on our business and expansion plans, and could lead to the delisting of our securities from U.S. exchanges and/or other restrictions or prohibitions on investing in our securities.

In recent years, international market conditions and the international regulatory environment have been increasingly affected by competition among countries and geopolitical frictions. In particular, the U.S. administration has advocated for and taken steps toward restricting trade in certain goods, particularly from China. From 2018 to late 2019, the United States announced several tariff increases that applied to products imported from China, totalling over US$550 billion. By the end of 2019, the two countries had reached a phase one trade deal to roll back tariffs and suspend certain tariff increases by the United States that were scheduled to take effect from December 2019, and in January 2020, the two sides entered into a formal phase one agreement on trade. The progress of trade talks between China and the United States is subject to uncertainties, and there can be no assurance as to whether the United States will maintain or reduce tariffs, or impose additional tariffs on Chinese products in the near future. Furthermore, in August 2019, the U.S. Treasury Department labelled China as a currency manipulator, which label was officially dropped by the U.S. Treasury Department in January 2020. However, it is uncertain whether the U.S. government may issue any similar announcement in the future. As a result of such announcement, the United States may take further actions to eliminate perceived unfair competitive advantages created by alleged manipulating actions. Changes to national trade or investment policies, treaties and tariffs, fluctuations in exchange rates or the perception that these changes could occur, could adversely affect the financial and economic conditions in China, as well as our future international and cross-border operations, our financial condition and results of operations.

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In addition, the United States is considering ways to limit U.S. investment portfolio flows into China. For example, in May 2020, under pressure from U.S. administration officials, the independent Federal Retirement Thrift Investment Board suspended its implementation of plans to change the benchmark of one of its retirement asset funds to an international index that includes companies in emerging markets, including China. China-based companies, including us, may become subject to executive orders or other regulatory actions that may, among other things, prohibit U.S. investors from investing in these companies and delist the securities of these companies from U.S. exchanges. As a result, U.S. and certain other persons may be prohibited from investing in the securities of our company, whether or not they are listed on U.S. exchanges. For example, in November 2020, the U.S. administration issued U.S. Executive Order 13959, prohibiting investments by any U.S. persons in publicly traded securities of certain Chinese companies that are deemed owned or controlled by the Chinese military. In May 2021, the American depositary shares of China Telecom, China Mobile and China Unicom were delisted from the NYSE to comply with this executive order. In June 2021, the U.S. administration expanded the scope of the executive order to Chinese defense and surveillance technology companies. Geopolitical tensions between China and the United States may intensify and the United States may adopt even more drastic measures in the future.

China and other countries have retaliated and may further retaliate in response to new trade policies, treaties and tariffs implemented by the United States. For instance, in response to the tariffs announced by the United States, in 2018 and 2019, China announced it would stop buying U.S. agricultural products and imposed tariffs on over US$185 billion worth of U.S. goods. Although China subsequently granted tariff exemptions for certain U.S. products as a result of trade talks and the phase one trade deal with the United States, it is uncertain whether there will be any further material changes to China’s tariff policies. Any further actions to increase existing tariffs or impose additional tariffs could result in an escalation of the trade conflict, which would have an adverse effect on manufacturing, trade and a wide range of industries that rely on trade, including logistics, retail sales and other businesses and services, which could adversely affect our business operations and financial results.

Additionally, China has issued regulations to give itself the ability to unilaterally nullify the effects of certain foreign restrictions that are deemed to be unjustified to Chinese individuals and entities. The Rules on Counteracting Unjustified Extra-territorial Application of Foreign Legislation and Other Measures promulgated by the Ministry of Commerce (“MOFCOM”) on January 9, 2021 with immediate effect, provide that, among other things, Chinese individuals or entities are required to report to the MOFCOM within 30 days if they are prohibited or restricted from engaging in normal business activities with third-party countries or their nationals or entities due to non-Chinese laws or measures; and the MOFCOM, following the decision of the relevant Chinese authorities, may issue prohibition orders contravening such non-Chinese laws or measures. Furthermore, on June 10, 2021, the Standing Committee of the National People’s Congress of China promulgated the Anti-foreign Sanctions Law, which came into effect on the same day. The Anti-foreign Sanctions Law prohibits any organization or individual from implementing or providing assistance in implementation of discriminatory restrictive measures taken by any foreign state against the citizens or organizations of China. In addition, all organizations and individuals in China are required to implement the retaliatory measures taken by relevant departments of the State Council. Since the aforesaid laws and rules were newly promulgated, there exist high uncertainties as to how such regulations will be interpreted and implemented and how they would affect our business and results of operations or the trading prices of our Shares.

The institution of trade tariffs both globally and between the U.S. and China specifically carries the risk of negatively affecting China’s overall economic condition, which could have a negative impact on us. Furthermore, imposition of tariffs could have a negative impact on our supply chain and on foreign demand for our products and, thus, could have a material adverse impact on our business and results of operations. During the year ended March 31, 2020, approximately 56.9% of our sales were to customers in the United States.

Trade tensions and policy changes have also led to measures that could have adverse effects on China-based issuers, including proposed legislation in the United States that would require listed companies whose audit reports and/or auditors are not subject to review by the PCAOB to be subject to enhanced disclosure obligations and be subject to delisting if they do not comply with the requirements.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to overseas investors and cause such securities to significantly decline in value or to be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. The PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China based Internet giants. Pursuant to Article 6 of the Measures for Cybersecurity Review (Draft for Comments), companies holding data on more than 1 million users must now apply for cybersecurity approval when seeking listings in other nations due to the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.”

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The Company is in the business of nervonic acid research, the development of nervonic acid based herbal and chemical drugs, developing and marketing nervonic acid-based health supplements and sales of acer truncatum seedlings, which does not involve the collection of user data, implicate cybersecurity or involve any other type of restricted industry. Based on the advice of counsel and our understanding of currently applicable PRC laws and regulations, the Shares are not subject to the review or prior approval of the CAC or the CRSC. Uncertainties still exist, however, due to the possibility that laws, regulations or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to overseas investors and could cause such securities to significantly decline in value or to be worthless.

The Market Price For Our Shares Could Be Adversely Affected By Increased Tensions Between The United States and China.

Recently there have been heightened tensions in the economic and political relations between the United States and China. On June 30, 2020, the Standing Committee of the PRC National People's Congress issued the Law of the People's Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (HKSAR). This law defines the duties and government bodies of the HKSAR for safeguarding national security and four categories of offences—secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security—and their corresponding penalties. On July 14, 2020, U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong's autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions such as those provided in the HKAA is in practice discretionary and highly political, especially in a relationship as extensive and complex as that between the United States and China. It is difficult to predict the full impact of the HKAA on Hong Kong and companies like the Company. Furthermore, legislative or administrative actions in respect of Sino-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Shares could be adversely affected.

The Chinese government may exert substantial influence over the manner in which we conduct our Operating Subsidiaries’ business operations in China.

The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to conduct our Operating Subsidiaries’ operations in China may be harmed by changes in its laws and regulations, including those relating to regulation of the health product industry, taxation, import and export tariffs, environmental regulations, land use rights, property ownership and other matters. We believe that our Operating Subsidiaries’ operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which our Operating Subsidiaries operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future could have a significant effect on us and our business.

China’s economic policies could affect our Operating Subsidiaries’ business.

Substantially all of our assets are located in China and substantially all of our revenue is currently derived from our Operating Subsidiaries’ operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

While China’s economy has experienced significant growth over the past decades, growth has been irregular, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

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Fluctuation of the RMB may affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB fluctuates and is subject to changes in the PRC’s political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in the PRC face significant political, economic and legal risks. The communist regime in the PRC may hinder Western investment in the Company.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary and affiliate is subject to PRC laws and regulations. However, these laws and regulations change frequently, and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operations. In addition, confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to our business, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Our failure in making contributions to various employee benefit plans and in complying with applicable PRC labor-related laws may subject us to late payment penalties. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

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We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for servicing any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. Our PRC subsidiaries, as foreign invested enterprises, or FIEs, are also required to further set aside a portion of their after-tax profit to fund an employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

Changes to PRC tax laws may subject us to greater taxes.

We base our tax position upon the anticipated nature and conduct of our business and upon our understanding of the tax laws of the various administrative regions and countries in which we have assets or conduct activities. However, our tax position is subject to review and possible challenge by taxing authorities and to possible changes in law, which may have retroactive effect. We cannot determine in advance the extent to which some jurisdictions may require us to pay taxes or make payments in lieu of taxes.

Risks Related to the Company’s Ordinary Shares

There is currently only a limited trading market for our Ordinary Shares.

There currently is only a limited trading market for our Ordinary Shares. Our unregistered outstanding Shares cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations in the United States. These restrictions will limit the ability of certain of our shareholders to liquidate their investment.

Our 2,236,192 Ordinary Shares that were registered under the Securities Act are currently trading on the OTCQB under the symbol ZHYBF. However, there can be no assurance that a regular public market for these Shares will ever develop. If a regular trading market for our securities does not develop, you will likely not be able to sell your Shares and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our Shares. With a limited trading market, there is a risk that the absence of potential buyers will prevent any potential sellers from selling their Shares.

The offering price of our Ordinary Shares was determined based on the price of our private offering and should not be used as an indicator of the future market price of the securities.

Since here is only very sporadic trading in our Shares are not listed or quoted on any exchange or quotation system and, the offering price of $1.00 per Share for the Ordinary Shares was determined based on the price of our 2019 Private Offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

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Recent regulatory and enforcement actions by FINRA will make it difficult for investors to dispose of their Ordinary Shares as long as they remain an OTC security.

In response to increased scrutiny and recent regulatory actions by FINRA, many brokers have started to refuse deposits of OTC securities, whether restricted or free trading and regardless of the price at which these securities are traded. As a result, investors may find it increasingly difficult to dispose of their Ordinary Shares.

We may not be able to achieve secondary trading of our Shares in certain states because our Ordinary Shares are not nationally traded, which could subject our shareholders to significant restrictions and costs.

Our Ordinary Shares are not currently eligible for trading on the NASDAQ Capital Market or on a national securities exchange and are subject to the securities laws of the various states and jurisdictions of the United States in addition to federal securities law. Absent compliance with such individual state laws, our Shares may not be traded in such jurisdictions. The holders of our Shares and persons who desire to purchase them should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Absent an exemption, these restrictions prohibit the secondary trading of our Ordinary Shares.

We are currently listed in Mergent’s International Manual, a leading provider of business and financial information on publicly listed and quoted companies. That listing provides us with “manual” exemptions in approximately 35 states, the District of Columbia, Guam and the U.S. Virgin Islands, that have what is commonly referred to as a “manual exemption” for secondary trading of securities listed in Mergent’s International Manual such as our 2,236,192 Ordinary Shares that have been registered under the Securities Act. In these states, territories and district, so long as we maintain our listing with Mergent, Inc., secondary trading of our Ordinary Shares can occur without filing, review or approval by state regulatory authorities. These 35 states are: Alaska, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, Wisconsin and Wyoming. Due to our listing in Mergent’s International Manual, secondary trading can occur in these states without further action. In addition, secondary trading of our registered Shares can occur in Delaware because, although it does not have an exemption for securities listed in Mergent’s International Manual, it has an exemption for securities that are quoted on the OTCQB.

We currently do not intend to and may not be able to qualify our Ordinary Shares for resale in other states that require our Shares to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

It is likely that there will be significant volatility in the trading price of our Ordinary Shares.

In the event that a public market for our Ordinary Shares is created or maintained in the future, market prices for the Shares will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of Bao Feng and other factors. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of Bao Feng, interest rates, general economic conditions and those specific to our industry, developments with regard to Bao Feng’s operations and activities, our future financial condition and changes in our management.

Risks relating to low priced stocks.

The Company’s Ordinary Shares are quoted on the OTCQB. If the inside bid quotation price of the Shares should drop below $5.00, trading in the Shares may be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions) and a two business day “cooling off period” before broker-dealers can effect transactions in penny stocks. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. These, and the other burdens imposed upon broker-dealers by the penny stock requirements, could discourage broker-dealers from effecting transactions in our Shares, which could severely limit the market liquidity of our Shares and the ability of holders of our Shares to sell them.

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We are controlled by our principal shareholders, whose interests may differ from those of the other shareholders.

As of the date of this filing, our principal shareholders consisting of Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is wholly owned by Fung Ming Pang, our Chief Financial Officer and director and Xianyang Chen, Bao Feng’s Chief Technical Officer, own approximately 79.0% of our Ordinary Shares. Our principcal shareholders are in a position to elect the Board of Directors and to control the business and affairs of the Company including significant corporate actions such as mergers and acquisitions, the sale or purchase of assets and the issuance and sale of our securities. The Company may also be prevented from entering into transactions that could be beneficial to the Company's other shareholders. The interests of our principal shareholders may differ from the interests of our other shareholders.

Our principal shareholders may engage in a transaction to cause the Company to repurchase its Ordinary Shares.

In order to provide an interest in the Company to a third party, our principal shareholder may choose to cause the Company to sell its securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase its Ordinary Shares. As a result of such transaction, our management, principal shareholders and Board of Directors may change.

This Prospectus contains forward-looking statements and information relating to us, our industry and other businesses.

The forward-looking statements contained in this Prospectus are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this Prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

We are an emerging growth company within the meaning of the Securities Act and will take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act and take advantage of certain exemptions from various requirements applicable to other reporting companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised financial accounting standards. The Company has elected to use the extended transition period for complying with new or revised financial accounting standards under Section 102(b)(2) of the JOBS Act that allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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Certain Legal Consequences of Foreign Incorporation and Operations

Judgments against the Company and management may be difficult to obtain or enforce.

We are organized as an exempted company under the laws of the Cayman Islands, our principal executive offices are located in Hong Kong and we conduct substantially all of our operations in China. Both of our directors and officers reside outside the United States and their assets are located outside of the United States. Outside the United States, it may be difficult for investors to enforce judgments obtained against us in actions brought in the United States, including actions predicated upon the civil liability provisions of United States federal securities laws. In addition, since both of our officers and directors reside outside the United States, and their assets are located outside the United States, it may not be possible for investors to effect service of process within the United States upon them or to enforce against the Company or them judgments predicated upon the liability provisions of United States federal securities laws. There is substantial doubt as to the enforceability against us or our officers and directors in original actions or in actions for enforcement of judgments of United States courts in claims for liability based on the civil liability provisions of United States federal securities laws.

No treaty exists between Hong Kong or the Cayman Islands and the United States providing for the reciprocal enforcement of foreign judgments. However, the courts of Hong Kong and the Cayman Islands are generally prepared to accept a foreign judgment as evidence of a debt due. An action may then be commenced in Hong Kong or the Cayman Islands for recovery of this debt. A Hong Kong or Cayman Islands court will only accept a foreign judgment as evidence of a debt due if:

•	the judgment is for a liquidated amount in a civil matter;
•	the judgment is final and conclusive;
•	the judgment is not, directly or indirectly, for the payment of foreign taxes, penalties, fines or charges of a like nature (in this regard, a Hong Kong court is unlikely to accept a judgment for an amount obtained by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the person in whose favor the judgment was given);
•	the judgment was not obtained by actual or constructive fraud or duress;
•	the foreign court has taken jurisdiction on grounds that are recognized by the common law rules as to conflict of laws in Hong Kong or the Cayman Islands;
•	the proceedings in which the judgment was obtained were not contrary to natural justice (i.e., the concept of fair adjudication);
•	the proceedings in which the judgment was obtained, the judgment itself and the enforcement of the judgment are not contrary to the public policy of Hong Kong or the Cayman Islands;
•	the person against whom the judgment is given is subject to the jurisdiction of a foreign court; and
•	the judgment is not on a claim for contribution in respect of damages awarded by a judgment, which fall under Section 7 of the Protection of Trading Interests Ordinance, Chapter 7 of the Laws of Hong Kong.

Enforcement of a foreign judgment in Hong Kong or the Cayman Islands may also be limited or affected by applicable bankruptcy, insolvency, liquidation, arrangement and moratorium, or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

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The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Because we are incorporated in the Cayman Islands, you may not have the same protections as shareholders of U.S. corporations.

We are organized under the laws of the Cayman Islands. Principles of law relating to matters affecting the validity of corporate procedures, the fiduciary duties of our management, directors and controlling shareholder and the rights of our shareholders differ from, and may not be as protective of shareholders as, those that would apply if we were incorporated in a jurisdiction within the United States. Our directors have the power to take certain actions without shareholder approval, including approving certain fundamental corporate transactions, such as reorganizations and the sale or transfer of assets. In addition, there is doubt that the courts of the Cayman Islands would enforce liabilities predicated upon United States federal securities laws.

Our shareholders do not have the same protections or information generally available to shareholders of U.S. corporations because the reporting requirements for foreign private issuers are more limited than those applicable to public corporations organized in the United States.

We are a foreign private issuer within the meaning of rules promulgated under the Exchange Act. We are not subject to certain provisions of the Exchange Act applicable to United States public companies, including: the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act and the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within six months or less). Because we are not subject to these rules, our shareholders are not afforded the same protections or information generally available to investors in public companies organized in the United States.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders pursuant to this Prospectus. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders. The Selling Shareholders may sell these Shares in the open market or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market price or at negotiated prices.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Shares included in this Prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DETERMINATION OF OFFERING PRICE

There has been only a limited trading market for our Ordinary Shares, and the offering price of the Shares was determined by the price of the Ordinary Shares that were sold to our security holders in the 2019 Private Offering pursuant to an exemption under Regulation S promulgated under the Securities Act, which per Share price was adjusted for the Reverse Stock Split.

The prices at which the Shares covered by this Prospectus may actually be sold will be determined by the prevailing public market price for the Ordinary Shares, by negotiations between the Selling Shareholders and buyers of our Shares in private transactions or as otherwise described in “Plan of Distribution.”

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The offering price of the Ordinary Shares does not necessarily bear any relationship to market value, our book value, assets, past operating results, financial condition or any other established criteria of value. Accordingly, the offering price should not be considered an indication of the actual value of the Shares.

MARKET FOR ORDINARY SHARES AND RELATED SHAREHOLDER MATTERS

Our Ordinary Shares are currently trading on the OTCQB under the symbol ZHYBF.

As of December 31, 2021, there were 97 shareholders of record of our Ordinary Shares and 17,547,118 Ordinary Shares outstanding. Of the 17,547,118 Shares outstanding, 2,236,192 Shares have been registered by the Selling Shareholders.

Recent sales of unregistered securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Regulation S promulgated thereunder regarding offshore offers and sales.

Effective August 21, 2018, the Company (the “Delaware Company”) was redomiciled from Delaware to the Cayman Islands by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Cayman Company”). Pursuant to the merger, the Cayman Company issued 850,000 Ordinary Shares (post Reverse Stock Split) to the shareholders of the Delaware Company in exchange for all of their shares in the Delaware Company.

On August 31, 2019, the Company closed on the Share Exchange. Pursuant to the Share Exchange, the Company issued 16,150,000 Ordinary Shares (post Reverse Stock Split) to Zhong Yuan Investment Limited (“Zhong Yuan Investment”) in exchange for all of the outstanding shares of China Bio-Technology Holdings Limited (“China Bio”).

On December 13, 2019, the Company issued an aggregate of 145,000 Ordinary Shares (post Reverse Stock Split), at a purchase price of $1.00 per Share (as adjusted for the Reverse Stock Split), pursuant to a private offering of its securities. The sales of the Ordinary Shares were exempt from registration under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. persons, as defined in Regulation S.

On November 17, 2020, the Company sold 50,000 Ordinary Shares (post Reverse Stock Split), at a purchase price of $1.00 per Share, pursuant to a private securities offering conducted and exempt from registration under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. person, as defined in Regulation S.

On November 15, 2021, the Company sold 130,000 Shares, at a purchase price of $2.00 per share with one warrant for ten Shares sold (“Warrant”), pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. Each Warrant is entitled to subscribe for one Share at a price of $4.00 per share for a one-year period ending November 15, 2022. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders, and we do not intend to pay cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our Board of Directors may deem relevant.

Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

(See “Risk Factors – Risks Related to our Business - We have never paid dividends on our Shares.”)

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization and indebtedness of the Company as of September 30, 2021.

(Unaudited)
Cash and cash equivalents	$7,163

Total liabilities	$1,929,772

SHAREHOLDERS’ EQUITY:

Ordinary shares, par value $0.001; 50,000,000 shares authorized, 17,145,000 issued and outstanding	$17,145
Additional paid-in capital	2,067,172
Accumulated losses	(731,899)
Accumulated other comprehensive income	170,378
Total shareholders’ equity	$1,522,796
Total capitalization	$3,452,568

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SELECTED FINANCIAL DATA

The selected financial data as of March 31, 2021 and 2020 and for each of the three fiscal years ended March 31, 2021, 2020 and 2019 are derived from the Audited Consolidated Financial Statements and notes, which appear elsewhere in this Prospectus. The selected financial data as of September 30, 2021 and 2020 have been prepared without audit. In the opinion of management, the unaudited Financial Statements contain all material adjustments, consisting only of normal adjustments considered necessary to present fairly the financial condition, results of operations and cash flows of the Company for the periods presented.

The Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the United States of America and expressed in United States Dollars. The selected consolidated financial data are qualified in their entirety by reference to, and should be read in conjunction with, the Consolidated Financial Statements and related notes included in this Prospectus and the information under the captions “Capitalization and Indebtedness” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Zhong Yuan Bio-Technology Holdings Limited

Statement of Income Data

(in US$)

	For the Six Months Ended September 30,		For the Fiscal Year Ended March 31,
	2021 (Unaudited)	2020 (Unaudited)	2021 (Audited)	2020 Audited)	2019 (Audited)

Net sales	$932,646	$664,093	$1,624,086	$1,219,650	$1,217,588
Cost of sales	$(246,346)	$(201,356)	$(270,628)	$(257,034)	$(320,836)
Gross profit	$686,300	$462,737	$1,353,458	$962,616	$896,752
Operating expenses
General and administrative expenses	$(879,443)	$(256,937)	$(574,634)	$(598,610)	$(373,898)
Research and development expenses	$(121,375)	$(114,109)	$(211,037)	$(182,309)	$(42,704)
Selling and marketing expenses	$(273,831)	$(291,305)	$(582,382)	$(267,206)	$(168,014)

Operating income (loss)	$(588,349)	$(199,614)	$(14,595)	$(85,509)	$312,136

Other Income Expenses
Other income (expenses)	$119,211	$13,738	$11,793	$(424)	$303
Gain on disposal of a subsidiary	$—	$—	----	$—	$3,127
Subsidy income	$—	$—	$—	$2,298	$---
Interest income	65	66	$90	$2,451	$605
Interest expense	$(16,568)	$(11,327)	$(24,650)	$(6,115)	$(20,076)

Total other income (expenses), net	$102,708	$2,477	$(12,767)	$(1,790)	$(16,041)

Income (Loss) before income taxes	$(485,641)	$(197,137)	$(27,362)	$(87,299)	$296,095

Income tax expense	$(3,989)	$—	$(660)	$—	$(15,912)

Net income (loss)	$(489,630)	$(197,137)	$(28,022)	$(87,299)	$280,183

Other comprehensive income (loss)
Foreign currency translation adjustment	$8,233	$(13,748)	$(48,705)	$(14,229)	$8,701

Comprehensive income (loss)	$(481,397)	$(183,389)	$(76,727)	$(101,528)	288,884

Earnings (Loss) per share – basic and diluted (cents)(1)	(2.86)	(1.15)	(0.16)	(0.52)	1.73

Weighted average number of shares – basic and diluted(1)	17,145,000	17,145,000	17,145,000	16,688,197	16,150,000

(1) Share and per Share data have been retroactively restated to give effect to the Share Exchange and the Reverse Stock Split.

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Zhong Yuan Bio-Technology Holdings Limited

Balance Sheet Data

(in US$)

	For the Six Months Ended September 30,		For the Fiscal Year Ended March 31,
	2021 (Unaudited)	2020 (Unaudited)	2021 (Audited)	2020 Audited)	2019 (Audited)

Total current assets	$2,503,029	$1,477,596	$2,436,594	$1,529,238	$1,866,375
Other assets	$949,539	$1,429,913	$1,021,002	$750,219	$9,343

Total assets	$3,452,568	$2,907,509	$3,457,596	$2,279,457	$1,875,718

Liabilities and stockholders’ equity
Total current liabilities	$527,995	$754,818	$761,242	$628,681	$423,647
Total non-current liabilities	$1,401,777	$856,270	$1,195,861	$170,966	$—

Total Liabilities	$1,929,772	$1,611,088	$1,957,103	$799,647	$423,647

Stockholders’ equity
Ordinary Shares, $0.001 par value, 50,000,000 Shares authorized, 17,145,000, 17,145,000 and 16,150,000 issued and outstanding at March 31, 2021, March 31, 2020 and March 31, 2019, respectively	$17,145	$17,145	$17,145	$17,145	$16,150

Additional paid-in capital	$2,067,172	$1,563,472	$1,563,472	$1,563,472	$1,435,200
Accumulated losses	$(731,899)	$(411,384)	$(242,269)	$(214,247)	$(126,948)
Accumulated other comprehensive income	$170,378	$127,188	$162,145	$113,440	$127,669
Total stockholders’ equity	$1,522,796	$1,296,421	$1,500,493	$1,479,810	$1,452,071

Total liabilities and stockholders’ equity	$3,452,568	$2,907,509	$3,457,596	$2,279,457	$1,875,718

(1) Number of Ordinary Shares issued and outstanding, par value of Ordinary Shares, additional paid-in capital and Share data have been retroactively restated to reflect the Share Exchange and the Reverse Stock Split.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations of the Company for the fiscal years ended March 31, 2021, 2020 and 2019, and its financial condition as of March 31, 2021, 2020 and 2019 should be read in conjunction with “Selected Financial Data” and the Company’s financial statements and the notes to those financial statements that are included elsewhere in this Prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Business” sections in this Prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions to identify forward-looking statements.

OVERVIEW

The Company was originally incorporated in Delaware as “Agate Island Acquisition Corporation” on April 4, 2016 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On March 13, 2017, the Company’s name was changed to China Biotech Holdings Limited in anticipation of entering into a transaction with a company in China engaged in the Biopharma or Biotech industry. Effective August 21, 2018, the Company was redomiciled from Delaware to the Cayman Islands by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Zhong Yuan Bio-Technology Holdings Limited.

On August 31, 2019, the Company closed on a Share Exchange Agreement with Zhong Yuan Investment whereby the Company acquired all of the outstanding common stock of China Bio in exchange for the issuance of our ordinary shares to Zhong Yuan Investment. Pursuant to the Share Exchange Agreement, China Bio became our wholly owned subsidiary and Zhong Yuan Investment became the owner of approximately 95% of our then outstanding Shares.

Immediately prior to the Share Exchange, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) with nominal assets and no business operations. The acquisition of China Bio by the Company will be accounted for as a reverse merger because on a post-merger basis, the former shareholder of China Bio held a majority of our outstanding ordinary shares on a voting and fully diluted basis. As a result of the Share Exchange, the Company is engaged in the business of developing and marketing nervonic acid-based health supplements and sales of acer truncatum seedlings through its sole operating subsidiary, Bao Feng, and management of the Company believes that the Company is no longer a shell company. Also as a result of the Share Exchange, the Company changed its fiscal year end from December 31 to March 31. Bao Feng was incorporated under the laws of the PRC on August 30, 2012.

On December 13, 2019, the Company closed on the sale of 1,450,000 Ordinary Shares (pre Reverse Stock Split), at a purchase price of $0.10 per Share, pursuant to the 2019 Private Offering, which was conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. persons, as defined in Regulation S.

On July 24, 2020, the Company completed a one-for-ten reverse stock split of the Company’s Ordinary Shares. As a result of the Reverse Stock Split, the authorized share capital of the Company was decreased from 500,000,000 Ordinary Shares with a par value of US$0.0001 each to 50,000,000 Ordinary Shares with a par value of US$0.001 each, and the number of issued and outstanding Ordinary Shares was decreased from 171,450,000 Shares to 17,145,000 Shares.

On November 17, 2020, the Company sold 50,000 Ordinary Shares (post Reverse Stock Split), at a purchase price of $1.00 per Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not U.S. person, as defined in Regulation S.

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On November 17, 2020, the Company acquired 25,000 of its Ordinary Shares (post Reverse Stock Split) from one of the shareholders of the Company. The Shares were acquired for no consideration; however, the Company paid the shareholder’s expenses related to the transaction in the amount of $25,000. These Shares were thereafter cancelled.

On November 18, 2020, the Company acquired 25,000 of its Ordinary Shares (post Reverse Stock Split) from one of the shareholders of the Company. The Shares were acquired for no consideration; however, the Company paid the shareholder’s expenses related to the transaction in the amount of $25,000. These Shares were thereafter cancelled.

On December 31, 2020, Bao Feng completed its acquisition of a 100% equity interest in Dandong BF from Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment at that time and the father of Ting-ting Chang, our Chief Executive Officer and director for a total consideration of RMB10,500,000 (approximately $1,500,000). A deposit of RMB3,160,000 (approximately $465,460 as of September 30, 2020) was paid upon signing of the Equity Transfer Agreement on March 1, 2020. The balance of RMB7,340,000 (approximately $1,082,000 as of September 30, 2020) was settled by offsetting the amounts due from related companies of which Yu Chang is the owner and director. Dandong BF was incorporated in the PRC on March 11, 2019 and is principally engaged in the research, development and growing of Acer Truncatum seeds in Dandong city, Liaoning Province, in the north-eastern region of the PRC. Dandong BF has approximately 3,000,000 acer truncatum trees that are grown on land that is subject to 10-year leases that commenced on January 1, 2019 and terminate on December 31, 2028. This acquisition could allow the Company to control the supply and ensure the quality of its acer truncatum seeds and seedlings, the important raw material of nervonic acid.

On November 15, 2021, the Company sold 130,000 Shares, at a purchase price of $2.00 per share with one warrant for ten Shares sold (“Warrant”), pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. Each Warrant is entitled to subscribe for one Share at a price of $4.00 per share for one-year period ending November 15, 2022. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Shares, 2,656,388 Shares, 2,656,388 Shares, 2,125,111 Shares and 318,767 Shares of the Company (totalling 14,181,941 Shares of the Company) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is wholly owned by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen respectively. After these share transfers, Zhong Yuan Investment does not hold any Shares of the Company.

Bao Feng’s business has been and may continue to be adversely impacted by the COVID-19 epidemic in China. Bao Feng is located in China, as are all of its employees, suppliers, product manufacturers, distributors and customers. Although Bao Feng’s online sales were not significantly affected by the epidemic, its total sales decreased by approximately 60.7% from RMB3,863,441 (approximately US$544,147) during the three months ended March 31, 2019 to RMB1,520,125 (approximately US$214,102) for the three months ended March 31, 2020. Its production capacity was significantly reduced due to the government lockdown and orders were filled through existing inventory. In addition, Bao Feng’s planned business expansion was delayed due to travel restrictions and other factors, the planting of acer truncatum seedlings had to be postponed for a year and the company has been unable to work towards expanding its distribution network.

The potential downturn brought by and the duration of the COVID-19 outbreak is difficult to assess or predict and the full impact of the virus on our operations will depend on many factors beyond our control. A resurgence of the epidemic in China could be expected to negatively impact our operations in much the way as the first occurrence of the epidemic. In addition, our business operations could be disrupted again if any of our employees, or those of our product manufacturers, is suspected of contracting COVID-19, since our or their employees could be quarantined and/or our or their facilities be shut down for disinfection. The extent to which the COVID-19 outbreak impacts our business, results of operations and financial condition remains uncertain. Our business, results of operations, financial condition and prospects could be materially adversely affected to the extent that COVID-19 persists in China or harms the Chinese and global economy.

For purposes of the following discussion and analysis, references to ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refers to Bao Feng.

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RESULTS OF OPERATIONS – ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

The following discussion should be read in conjunction with the consolidated financial statements of the Company appearing elsewhere in this Prospectus.

For the six-month periods ended September 30, 2021 and 2020 (unaudited)

The Company was engaged in two business segments - sale of nervonic acid-based health supplements and sale of acer truncatum seedlings for the six-month periods ended September 30, 2021 and 2020.

	Six-month Period Ended
	September 30, 2021 (Unaudited)	September 30, 2020 (Unaudited)
Net Sales
Sale of nervonic acid-based health supplements	$621,933	$464,297
Sale of acer truncatum seedlings	310,713	199,796
Total	$932,646	$664,093
Cost of Sales
Sale of nervonic acid-based health supplements	$39,887	$86,716
Sale of acer truncatum seedlings	206,459	114,640
Total	$246,346	$201,356
Gross Profit
Sale of nervonic acid-based health supplements	$582,046	$377,581
Sale of acer truncatum seedlings	104,254	85,156
Total	$686,300	$462,737

Revenue

Total revenue was $932,646 and $664,093 for the six-month periods ended September 30, 2021 and 2020 respectively. The increase of $268,553 or 40.4% was mainly attributable to the increase in sales of nervonic acid-based health supplements by $157,636 or 34.0% over the period and the increase in sale of acer truncatum seedlings by $110,917 or 55.5% over the period. The increase in sales of nervonic acid-based health supplements resulted from the increase in sale channels in 2021 whereas the increase in sales of acer truncatum seedlings resulted from the acquisition of a 100% interest in Dandong BF on December 31, 2020 that provides the Company with more inventory of acer truncatum seedlings for external sales.

Cost of sales

Total cost of sales was $246,346 for the six-month period ended September 30, 2021, as compared to $201,356 for the comparable period in 2020. The increase in total cost of sales of $44,990 or 22.3% resulted from the increase in the cost of sales of acer truncatum seedlings by $91,819 or 80.1%, offset by the decrease in the cost of sales of nervonic acid-based health supplements of $46,829 or 54.0%. The significant increase in the cost of sales of acer truncatum seedlings was due to higher inventory costs of acer truncatum seedlings of Dandong BF as compared to BF Beijing. However, the cost of sales of nervonic acid-based health supplements decreased over the period because of the increase in sales of new products introduced in 2021 which have higher profit margins and lower manufacturing costs, as compared to the older products.

Gross Profit

Total gross profit increased from $462,737 for the six-month period ended September 30, 2020 to $686,300 for the six-month period ended September 30, 2021 because of the increase in total revenue and improvement of overall gross profit margin from 69.7% for the six-month period ended September 30, 2020 to 73.6% for the six-month period ended September 30, 2021.

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Gross profit for sales of nervonic acid-based health supplements for the six-month period ended September 30, 2021 and 2020 was $582,046 and $377,581, respectively, an increase of $204,465 or 54.2%, because the increase in sales over the period was greater than the increase in cost of sales. Gross profit margin increased from 81.3% for the six-month period ended September 30, 2020 to 93.6% for the six-month period ended September 30, 2021 due to the introduction of new products in 2021 that have higher profit margins than the older products.

Gross profit for sales of acer truncatum seedlings was $104,254 and $85,156 for the six-month periods ended September 30, 2021 and 2020 respectively whereas gross profit margin was 33.6% and 42.6% for the six-month periods ended September 30, 2021 and 2020 respectively. The increase in gross profit of $19,098 or 22.4% was due to the increase in sales of acer truncatum seedlings over the period. However, the decrease in gross profit margin of 9% was mainly because the Company purchased one lot of acer truncatum seedlings at a bulk purchase discount and re-sold at the normal market price during the six-month period ended September 30, 2020, whereas acer truncatum seedling sales for the six-month period ended September 30, 2021 were from acer truncatum seedlings grown by Dandong BF, a newly acquired subsidiary of the Company.

Total Operating Expenses

Total operating expenses increased from $662,351 for the six-month period ended September 30, 2020 to $1,274,649 for the six-month period ended September 30, 2021. The significant increase of $612,298 or 92.4% was attributable to the increase in general and administrative expenses of $622,506 and increase in research and development expenses of $7,266 which were offset by the decrease in selling and marketing expenses of $17,474 over the period.

a)	General and Administrative Expenses

Total general and administrative expenses for the six-month period ended September 30, 2021 was $879,443 that included a non-cash stock-based compensation charge of $503,700, as compared to $256,937 for the six-month period ended September 30, 2020. Excluding the non-cash stock-based compensation charge results in general and administrative expenses of $375,743 for the six-month period ended September 30, 2021. That increase of $118,806 or 46.2% over the period was mainly attributable to legal, professional and application fees incurred in connection with the listing of the Company’s shares on the OTCQB market on July 15, 2021.

b)	Research and Development Expenses

Total research and development expenses for the six-month period ended September 30, 2021 was $121,375, as compared to $114,109 for the comparable period in 2020. The increase by $7,266 or 6.4% over the period mainly attributable to the increase in patent registration related expenses.

c)	Selling and Marketing Expenses

Total selling and marketing expenses was $273,831 and $291,305 for the six-month periods ended September 30, 2021, and 2020 respectively. The decrease of $17,474 or 6.0% mainly resulted from the reduction in physical promotion activities over the period.

Other Income (Expenses), net

Other income (expenses), net increased from $13,738 for the six-month period ended September 30, 2020 to $119,211 for the six-month period ended September 30, 2021. The significant increase of $105,473 or 767.7% was mainly due to the inclusion of $119,847 from technical support service income that was derived from laboratory testing services to other biotech companies using the Company’s patented testing methodology in 2021, whereas there was no such income in 2020.

35

Net Loss – GAAP and Non-GAAP

Net loss for the six-month periods ended September 30, 2021 and 2020 was as follows

	Six-month Period Ended
	September 30, 2021 (Unaudited)	September 30, 2020 (Unaudited)
Net loss under US GAAP	$(489,630)	$(197,137)
Adjustment:
Non-cash stock-based compensation charge	503,700	—
Net income (loss) as Non-GAAP calculation	$14,070	$(197,137)

Management believes that providing the adjusted non-GAAP calculation of Net income (loss) provides a better period-to-period comparison for the reader.

For the six-month period ended September 30, 2021, the Company had a net loss of $489,630 compared to a net loss of $197,137 for the comparable period in the prior year. The increase in net loss of $292,493 resulted primarily from a charge relating to stock-based compensation offset by increases in revenue and gross profit over the period and inclusion of technical support service income of $119,847 during the six-month period ended September 30, 2021. After excluding the non-cash stock-based compensation charge of $503,700, the Company had non-GAAP net income of $14,070, as compared to a net loss of $197,137 for the six-month period ended September 30, 2020. The turnaround from net loss to non-GAAP net income by $211,207 over the period was mainly due to the increases in revenue and gross profit over the period and inclusion of technical support service income of $119,847 during the six-month period ended September 30, 2021.

Liquidity and Capital Resources

As of September 30, 2021, the Company had cash of $7,163, total current assets of $2,503,029 and total current liabilities of $527,995. Net current assets were $1,975,034 and working capital ratio was 4.7. As of September 30, 2021, the Company’s total assets and total liabilities amounted to $3,452,568 and $1,929,772 respectively. As of September 30, 2021, the Company’s total stockholders’ equity amounted to $1,522,796 and its gearing ratio (bank loan divided by stockholders’ equity) was 53.5%.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

36

For the fiscal years ended March 31, 2020 and 2019

Revenue

The Company generated $1,219,650 of net revenue for the year ended March 31, 2020, as compared to $1,217,588 for the year ended March 31, 2019. Net revenue increased by $2,062 or 0.2% as a result of an increase in our sale channels during the year.

Cost of sales

The cost of sales was $257,034 for the year ended March 31, 2020 whereas the cost of sales was $320,836 for the year ended March 31, 2019. The decrease in cost of sales by $63,802 or 19.9% over the prior year was mainly attributable to the increase in sales of high margin health products in 2020.

Gross Profit

Gross profit for the years ended March 31, 2020 and 2019 was $962,616 and $896,752, respectively. Gross profit margin for the years ended March 31, 2020 and 2019 was 78.9% and 73.6% respectively. The increase in gross profit margin from 73.6% in 2019 to 78.9% in 2020 resulted from the increase in sales of high margin health products in 2020

Total operating expenses

During the year ended March 31, 2020, we incurred operating expenses of $1,048,125, as compared to $584,616 incurred during the year ended March 31, 2019. Operating expenses are comprised of general and administrative expenses, research and development expenses and selling and marketing expenses. The increase in total operating expenses by $463,509 or 79.3% was attributable to the increase in general and administrative expenses by $224,712, the increase in research and development expenses by $139,605 and the increase in selling and marketing expenses by $99,192.

General and administrative expenses increased significantly from $373,898 for the year ended March 31, 2019 to $598,610 for the year ended March 31, 2020. The increase of $224,712 or 60.1% was mainly attributable to legal and professional fees incurred with regard to the reverse acquisition of China Bio in August 2019, the private placement of Shares in December 2019 and the registration statement filed with the SEC in January 2020, whereas the only extraordinary corporate event that occurred during the year ended March 31, 2019 was the Redomicile Merger.

Research and development expenses increased by $139,605 or 326.9% as a result of an increase in research relating to the effectiveness of the Company’s health products on Alzheimer’s disease.

37

Selling and marketing expenses increased by $99,192 or 59.0% from $168,014 for the year ended March 31, 2019 to $267,206 for the year ended March 31, 2020. The increase was mainly due to increased marketing and promotion of our products in trade shows and on the WeChat mobile platform.

Net income

For the year ended March 31, 2020, the Company had a net loss of $87,299, as compared to net income of $280,183 for the year ended March 31, 2019. The decrease in net income by $367,482 or 131.2% was mainly due to the $463,509 increase in total operating expenses discussed above.

Liquidity and Capital Resources

As of March 31, 2020, the Company had cash at banks of $60,790, total current assets of $1,529,238 and total current liabilities of $628,681. Net current assets were $900,557 and its working capital ratio was 2.43. As of March 31, 2020, the Company’s total assets and total liabilities amounted to $2,279,457 and $799,647, respectively. The Company had shareholders’ equity of $1,479,810, whereas it had one-year bank loans of $460,030. The Company’s gearing ratio was 0.31.

The following is a summary of the Company's cash flows provided by (used in) operating, investing and financing activities for the fiscal years ended March 31, 2020 and 2019.

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	Year ended March 31,
	2020	2019
Net Cash (Used in) Operating Activities	$(146,573)	$757,527
Net Cash Used in Investing Activities	$(131,078)	$(342,706)
Net Cash Provided by (Used in) Financing Activities	$350,759	$(417,048)

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

OUR BUSINESS

History of the Company

The Company was originally incorporated under the name “Agate Island Acquisition Corporation” on April 4, 2016 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Until the Share Exchange, the business purpose of the Company was to seek the acquisition of, or merger with, an existing company.

On March 13, 2017, the Company changed its name to China Biotech Holdings Limited. The Company changed its name in anticipation of entering into a transaction with a company in China engaged in the Biopharma or Biotech industry.

On May 3, 2017, the Company effected a change of its control. The Company cancelled an aggregate of 19,500,000 shares of the then 20,000,000 shares of outstanding stock valued at par. James M. Cassidy resigned as the Company's president, secretary and director and James McKillop resigned as the Company's vice president and director. Ting Ting Chang was then named sole director and President, Secretary and Chief Financial Officer of the Company. On May 4, 2017, the Company issued 8,000,000 shares of its Common Stock to Ting Ting Chang for no consideration as a result of the change in control.

The Company registered its Common Stock on a Form 10 registration statement filed pursuant to the Exchange Act and Rule 12(g) thereof. The Company files periodic and current reports with the United States Securities and Exchange Commission ("SEC") under Rule 13(a) of the Exchange Act. Prior to the redomicile merger described below, the Company filed quarterly reports on Form 10-Q and annual reports on Form 10-K.

On November 15, 2017, our Board of Directors unanimously adopted resolutions approving the redomicile of the Company from Delaware to the Cayman Islands. The Company changed its domicile, effective August 21, 2018, by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Zhong Yuan Bio-Technology Holdings Limited, each outstanding share of Common Stock was exchanged for one Ordinary Share and we became governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Law (Revised) of the Cayman Islands rather than by our previous Articles and Bylaws and the Delaware Corporate Code.

On August 31, 2019, the Company closed on a share exchange (the “Share Exchange”) with Zhong Yuan Investment Limited, a Seychelles company limited by shares. Prior to the exchange, Zhong Yuan Investment owned 100% of the shares of China Bio, a company organized under the laws of the Republic of Seychelles. Under the Share Exchange Agreement, Zhong Yuan Investment exchanged all of the shares that it held in China Bio for 161,500,000 Ordinary Shares of the Company. As a result of the Share Exchange, China Bio is now a wholly owned subsidiary of the Company. As a result of the acquisition, the Company, through its subsidiaries, is engaged in the business of nervonic acid research, the development of nervonic acid based herbal and chemical drugs, developing and marketing nervonic acid-based health supplements and sales of acer truncatum seedlings.

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On December 13, 2019, the Company closed on the sale of 1,450,000 Ordinary Shares, at a purchase price of $0.10 per Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. persons, as defined in Regulation S.

On July 24, 2020, the Company completed a one-for-ten reverse stock split of the Company’s Ordinary Shares. As a result of the Reverse Stock Split, the authorized share capital of the Company was decreased to 50,000,000 Ordinary Shares with a par value of US$0.001 each, and the number of issued and outstanding Ordinary Shares was decreased to 17,145,000 Shares.

On November 17, 2020, the Company sold 50,000 Ordinary Shares (post Reverse Stock Split), at a purchase price of $1.00 per Share, pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not U.S. person, as defined in Regulation S.

On November 17, 2020, the Company acquired 25,000 of its Ordinary Shares (post Reverse Stock Split) from one of the shareholders of the Company. The Shares were acquired for no consideration; however, the Company paid the shareholder’s expenses related to the transaction in the amount of $25,000. These Shares were thereafter cancelled.

On November 18, 2020, the Company acquired 25,000 of its Ordinary Shares (post Reverse Stock Split) from one of the shareholders of the Company. The Shares were acquired for no consideration; however, the Company paid the shareholder’s expenses related to the transaction in the amount of $25,000. These Shares were thereafter cancelled.

On December 31, 2020, Bao Feng completed its acquisition of a 100% equity interest in Dandong Bao Feng Seedling Technology Co., Limited from Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment at that time and the father of Ting Ting Chang, our Chief Executive Officer and director, for a total consideration of RMB10,500,000 (approximately $1,500,000). A deposit of RMB3,160,000 (approximately $465,460 as of September 30, 2020) was paid upon signing of the Equity Transfer Agreement on March 1, 2020. The balance of RMB7,340,000 (approximately $1,082,000 as of September 30, 2020) was settled by offsetting the amounts due from related companies of which Yu Chang is the owner and director. Dandong BF was incorporated in the PRC on March 11, 2019 and is principally engaged in the research, development and growing of Acer Truncatum seeds in Dandong city, Liaoning Province, in the north-eastern region of the PRC. Dandong BF has approximately 3,000,000 acer truncatum trees that are grown on land that is subject to 10-year leases that commenced on January 1, 2019 and terminate on December 31, 2028. This acquisition could allow the Company to control the supply and ensure the quality of its acer truncatum seeds and seedlings, the important raw material of nervonic acid.

On November 15, 2021, the Company sold 130,000 Shares, at a purchase price of $2.00 per share with one warrant for ten Shares sold (“Warrant”), pursuant to a private securities offering conducted under Regulation S promulgated under the Securities Act. Each Warrant is entitled to subscribe for one Share at a price of $4.00 per share for one-year period ending November 15, 2022. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to an investor who is not a U.S. Person, as defined in Regulation S.

On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Shares, 2,656,388 Shares, 2,656,388 Shares, 2,125,111 Shares, and 318,767 Shares of the Company (totalling 14,181,941 Shares of the Company) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is wholly owned by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen respectively. After these share transfers, Zhong Yuan Investment does not hold any Shares of the Company.

When we refer in this Annual Report to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of Zhong Yuan Investment and its subsidiaries unless the context suggests otherwise; when we use phrases such as “we,” “our,” “company” and “us,” we are referring to the Company and all of its subsidiaries, as a combined entity.

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Corporate Structure

The following chart sets forth our corporate structure as of the date of this Prospectus.

China Bio-Technology Holdings Limited (“China Bio”) was incorporated under the laws of the Republic of Seychelles on June 27, 2016 under the name Hua Hong Powerloop Technology Limited. On February 13, 2017, its name was changed to China Bio-Technology Limited, and on March 6, 2017 it was changed to China Bio-Technology Holdings Limited. It became a wholly-owned subsidiary of the Company in August 2019 as a result of the Share Exchange described above.

Zhong Yuan Bio-Technology (Hong Kong) Limited (“Zhong Yuan-HK”) was incorporated in Hong Kong on June 13, 2016. The original shareholders transferred all of the shares to China Bio on February 27, 2017.

Zhong Yuan Bio-Technology (Shenzhen) Limited (“Zhong Yuan-SZ”) was established under the laws of the PRC on June 10, 2014. The original shareholders transferred all of the shares to Zhong Yuan-HK on September 27, 2018.

Bao Feng Bio-Technology (Beijing) Limited (“Bao Feng)” was incorporated in the PRC on August 30, 2012 under the name Beijing Acer Truncatum Century Agricultural Science and Technology Co., Ltd. On August 10, 2017, the company’s name was changed to Bao Feng Bio-Technology (Beijing) Limited. It became a wholly-owned subsidiary of Zhong Yuan-SZ on February 13, 2019. Bao Feng is the Company’s primary operating subsidiary.

Dandong Bao Feng Seedling Technology Co., Limited (“Dandong BF”) was incorporated in the PRC on March 11, 2019. Bao Feng completed its acquisition of a 100% equity interest in Dandong BF on December 31, 2020.

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Business of Bao Feng

General

Bao Feng is in the business of nervonic acid research, the development of nervonic acid based herbal and chemical drugs and the sale of health supplements containing nervonic acid. Nervonic acid is a long chain unsaturated omega 9 fatty acid that is an important component in myelin biosynthesis in the central and peripheral nervous system. Myelin insulates nerve cell axons to increase the speed at which information (encoded as an electrical signal) travels from one nerve cell body to another or from a nerve cell to another type of cell in the body. It is thought that nervonic acid may enhance brain function and prevent demyelination of nerve cells, and that, therefore, it may be effective in retaining or improving the health of the brain, for example in preventing or ameliorating attention-deficit hyperactive disorder (“ADHD”) in children, Alzheimer's disease and mental degradation in the elderly and cerebrovascular disease, as well as promoting normal brain development in premature infants. The role of nervonic acid is also being studied with respect to psychotic illnesses, such as schizophrenia.

Nervonic acid is not present in many foods. Since it is considered to be an important biomarker for many neurological diseases, such as ADHD in children and neurodegenerative diseases in the elderly, it is in high demand among those populations. The price of nervonic acid in the world market ranges from approximately $2,000 to approximately $6,000 per kilogram, depending on the purity.

Bao Feng’s marketing efforts are primarily aimed at the elderly population. The problem of the aging of the world population is becoming more and more serious. According to the "2015 global aging cause" report, the world's 60 and over population is about 901 million, or 12.3% of the world's population. By 2030, this proportion is expected to reach 16.5%, or approximately 1 billion, 200 million people. According to China’s social security network data, the-over 60-year-old Chinese population will reach 250 million in 2020, of which the neurodegenerative disease population will account for 5%, or more than 10 million.

In the past, nervonic acid was derived from the brains of sharks. However, the extraction process from that source is difficult and the cost is too high for commercialization. In addition, sharks are protected by the United Nations and many countries in the world. Another good source of nervonic acid is the malania oleifera plant, which is native to southern China. That plant is said to have up to 40.9% to 50% nervonic acid; however, it is a threatened species in the world and is on the list of key wild plants for state protection. It was also found that the dried seeds of the acer truncatum tree, which is a type of maple native to northern China, Mongolia and Korea, contain 5.8% nervonic acid. Therefore, the seed oil is considered to be a good source of natural nervonic acid, as well as other compounds such as Vitamin E.

The table below contains a list of natural plant and animal sources of nervonic acid, with nervonic acid content shown in milligrams/100 grams.

Nervonic Acid Content (mg/100g)

Plant Sources
Acer truncatum	580
Brassica oil seeds	69 - 83
Sesame seeds	35
Macademia nuts	18
Tropaeolum speciosum	10
Lunaria (money plant)	8
Animal Sources
King salmon (chinook)	140
Sockeye salmon	40
(Source: Herb Nutritionals, September 25, 2015, http://herbnutritionals.com)

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The raw material sources of nervonic acid are insufficient to meet the demand in China. Therefore, Bao Feng has a contract with the Weng Niu Te Qi government pursuant to which it obtains acer truncatum seeds and seedlings both for use in making its products and for sale.

China’s over-60 population has reached 249 million, approximately 49.7% of which have some form of white matter lesions, including Alzheimer’s disease, brain atrophy and other diseases. This prevalence rate increases to almost 100% in the over-80 Chinese population. In addition, in 2015 the World Health Organization estimated that 28% of the social burden imposed on societies by diseases was attributable to brain disorders. With China's aging trend accelerating, Alzheimer's disease will be increasingly re-regulated by the government and the biomedical community. In addition, according to incomplete statistics, the incidence of cerebral palsy in China accounted for 1.84% of the population and 2.23% of mentally retarded children. A thousand new cases of encephalopathy occur every year, and 75% of them are fatal or disabling. The market for prevention and treatment of brain diseases in China alone is estimated at over US $100 billion. (Advances in Pathology and Pathogenesis of WMLs / Fucheng Hou & Mei Yin / Journal of Clinical Neurology / 31. 2018 (04): 310-313.)

When Bao Feng was formed in 2012, its management was aware of only three major competitors engaged in nervonic acid biotechnology, making Bao Feng one of the first enterprises specializing in the production and application of nervonic acid in China. Our team of scientists has over 30 years combined experience in the field of acer truncatum tree research, and more than 10 years in nervonic acid applications. In addition, Bao Feng achieved the National High-Tech Enterprise Award in 2017.This award recognizes the continuous research and development and the transformation of technological achievements in the high-tech fields supported by the state, forming the core independent intellectual property rights of the enterprise, and the carrying on of business activities on this basis in China (not including resident enterprises registered in Hong Kong, Macao and Taiwan) for more than one year.

The Science Behind Our Product Development

Bao Feng’s business is centered around lipids, especially nervonic acid, and their structural compounds as a means to screen for and intervene in diseases of the nervous system such as cognitive disorders, white matter atrophy and stroke. Nervonic acid, which falls within the fatty acid category of lipids, comprises up to 35% of the long chain fatty acids in the myelin sheath surrounding the nerve fiber and is, therefore, necessary for the repair of nerve degeneration and injury. Ideally, there is a balance between the breakdown of the myelin sheath around a nerve fiber, which serves as an insulator and allows faster transmission of electrical impulses, and its regeneration utilizing nervonic acid. However, due to the length of the fatty acid chain, the body’s efficiency in synthesizing nervonic acid is low. Studies have shown a correlation between the level of nervonic acid and such diseases as Alzheimer’s disease (Song et al., 2018; Vozella, Basit, Misto & Piomelli, 2017), multiple sclerosis (Tanaka, Shimizu, Ohtsuka, Kamashiro & Oshida, 2007), schizophrenia (Amminger et al, 2012), attention deficit disorder in children (Chen et al., 2011) and recurrent depression (Johanna et al., 2010), as well as premature versus full-term infants.

Bao Feng has participated in numerous studies, using metabolomics, mass spectrometry, artificial intelligence and big data mining technology, that have found a high correlation between nervonic acid deficiency and cognitive impairment, neuromyelitis and multiple sclerosis, confirming that nervonic acid is a core marker for leukoencephalopathy (brain white matter diseases).

Research in Cooperation with Hospitals

China Medical University. Bao Feng has conducted numerous academic and scientific research projects in cooperation with China Medical University, the first top-tier medical institution established in China. In 2017, China Medical University established the Research Center of Plateau Medicine, for which Dr. Xianyang Chen, Bao Feng’s Chief Technical Officer, served as deputy director of the academic department, to carry out systematic research on cerebral hypoxia. Bao Feng and the Research Center of Plateau Medicine have jointly conducted numerous research projects for which the results have been published, including ‘research on the biological process and molecular mechanism of nervonic acid participating in brain hypoxia nerve repair,’ ‘clinical research on the alleviation of high altitude hypoxia brain injury by nervonic acid,’ and ‘research on the mechanism of nervonic acid treating neonatal rats with hypoxic-ischemic brain injury in plateau area.’ In 2018, the ‘Demonstration Meeting of High Altitude Medical Research Center’ was called to demonstrate the effect of nervonic acid on alleviating brain nerve injury caused by high altitude hypobaric hypoxia and on alleviating nerve injury of pregnant women and infants caused by high altitude hypobaric hypoxia, as well as the use of nervonic acid in the development of new drugs for alleviating cognitive impairment. The Research Center of Plateau Medicine and Bao Feng are currently jointly conducting research on the repair effect of nervonic acid on demyelinating loss caused by hypoxia.

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Xuanwu Hospital of Capital Medical University. Xuanwu Hospital is a pre-eminent general hospital in both Geriatrics and neuroscience. Bao Feng has participated in the following research projects in cooperation with the National Clinical Research Center for Geriatric Disorders of Xuanwu Hospital: (i) research on nervonic acid as a biomarker for nervous system diseases (the world's innovation technology); (ii) clinical research on the effectiveness of nervonic acid on nervous system diseases; and (iii) research on the metabolism of the nervous system data analysis and processing system. Among them, Bao Feng, which holds the relevant patents, had primary responsibility for providing the experiment technology and data analysis; Xuanwu Hospital National Geriatric Disease Clinical Research Center has primary responsibility for clinical trial design, sample case collection and clinical effect evaluation.

Bao Feng is about to sign a contract with Xuanwu Hospital to establish a scientific research project on "White Matter and Parkinson's Disease Markers Verification Research and Drug Development." This cooperative project aims to verify the effectiveness of molecular markers and their combinations for leukoencephalopathy and Parkinson's Disease. based on the marker molecules, The project will also involve research and development of plant extracts and small chemical molecules of drug efficacy.

Our Nervonic Acid Source

We extract the nervonic acid utilized in our products from the seeds of acer truncatum trees. Our seeds are supplied by the Weng Niu Te Qi District government farm in Inner Mongolia, which contains approximately 70,000 mu of wild 100-year old acer truncatum trees. In March 2017, Bao Feng entered into a cooperation agreement with the Weng Niu Te Qi District under which Bao Feng is to provide the seedlings for an additional 10,000 mu of acer truncatum trees and the government farm will provide the land and plant and maintain the seedlings. The government farm harvests the seeds, which are currently estimated to be approximately 400,000 tons per year, and Bao Feng has the exclusive right to purchase the seeds from both the old and the new trees.

In addition, on December 31, 2020, Bao Feng closed on the acquisition of all of the outstanding shares of Dandong BF, a PRC corporation that is principally engaged in the research, development and growing of acer truncatum seeds in Dandong city, Liaoning Province, in the north-eastern region of the PRC. Dandong BF’s assets include approximately 3,000,000 acer truncatum trees. The sole shareholder of Dandong BF was Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment and Ting Ting Chang’s father.

Bao Feng’s breeding base of seedlings results from agricultural technology developed by scientists under contract with Bao Feng. The concentration of nervonic acid from young trees is significantly lower than that from older trees. Our breeding base serves as a strategic reserve for the supply of raw materials for non-high-content nervonic acid products. Low levels of nervonic acid are used for daily supplements, medium levels for health care and high levels for future use in medicine and therapy. As the young trees mature, the concentration of nervonic acid in the seeds of those trees will increase. Therefore, our breeding base is an important part of Bao Feng’s strategy for corporate sustainability.

The nervonic acid is extracted from the acer truncatum seeds and our products are produced by Inner Mongolia Xingyuan Vegetable Oil Co., Ltd., located in Mongolia, and by Heze Zonghoo Jianyuan Biotech Co., Ltd., which is located in Shandong Province, China, under contract with Bao Feng. Under the agreements, Bao Feng provides the acer truncatum seeds, the extraction technology and the formula for producing the products, while the other party extracts the nervonic acid from the seeds, provides the other raw materials and manufactures and packages the finished products in accordance with the specifications of Bao Feng.

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Our Current Products

Our main products are a nervonic acid series of supplements, marketed under the “Muzhiyuan-Neuro Enhancer" brand, and high-quality seedlings specially cultivated by Bao Feng. Our nervonic acid products are 100% organic.

1. NEURO ENHANCER nervonic acid oil

Nervonic acid 5.61%	Nervonic acid 6.89%

There are 12 kinds of fatty acids in NEURO ENHANCER nervonic acid oil, more than 90% of which are unsaturated fatty acids. The product contains 18 amino acids, 8 of which are essential to the human body, high levels of vitamin E and various trace elements. The special functional fatty acid - nervonic acid, - is up to 6.89%, which is intended to provide enough nutrition for the brain with the goal of preventing and improving brain diseases.

2. Muzhiyuan acer truncatum formula oil

Formula oil contains a variety of fatty acids, amino acids, vitamins and trace elements. Its main components are nervonic acid and alpha-linolenic acid, which also has a unique role in brain health but which is less expensive than nervonic acid. Therefore, it is more affordable and better suited for daily consumption by the entire population.

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3. NEURO ENHANCER capsule

Neuro Enhancer capsule combines high quality neuroacids with many other beneficial and synergistic vitamins, minerals and bioactive plant-based substances. This product contains neurotransmitters, such as GABA, and is aimed at maintaining normal nervous system function. The active ingredients are easy to absorb and thought to be beneficial to brain nerve cells. This product is not produced by Bao Feng but is sold under Bao Feng’s Distribution Agreement with Medical Nutrition Research and Development Enterprise of America, described below.

4. Life’s NA Candy

Life’s NA Candy is a composite gel candy with omega 9 nervonic acid, omega 3 DHA and other omega 6 fatty acids. The formula was determined based on expert recommendations and preliminary clinical trials, and it contains a complex combination of neurotrophic agents which is prospectively designed and innovative. In addition, the product tastes good and the active ingredients are easy to absorb.

5. High-quality seedlings of Acer Truncatum

In cooperation with Xingyan Wang, who is China’s leading economic forest expert, a professor at Northwest Agriculture and Forestry University and also the founder and pioneer of the acer truncatum industry in China, Bao Feng culminated more than 30 years, combined, of biological engineering research by successfully cultivating high-quality acer truncatum seedlings with strong stress resistance, stable quality and a wide range of adaptability. The company markets these seedlings to the PRC government, landscaping companies and individuals; however, the Company has not derived significant revenue from this product for the last few years.

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Distribution Agreement with Medical Nutrition Research and Development Enterprise of America

Bao Feng has entered into a distribution agreement (the “Distribution Agreement”) with Medical Nutrition Research and Development Enterprise of America (“MNRDEA”), an American health product company, under which Bao Feng serves as the exclusive distributor in China of MNRDEA’s products. The initial term of the Distribution Agreement expires on September 1, 2021 and will automatically renew unless terminated by either party. Currently, the only product purchased and sold by Bao Feng pursuant to the Distribution Agreement is the Acer Acid Neuro Enhancer capsule described above. Under the Distribution Agreement, Bao Feng purchases the finished product from MNRDEA at a set price and is responsible for storing and transporting the product within the PRC in such a way as to not negatively affect the quality of the product. Bao Feng also must meet certain minimum annual performance requirements. Bao Feng is responsible for maintaining the product in good condition after delivery by MNRDEA and is obligated to market and sell the product in its original, unaltered packaging and under trademarks owned by MNRDEA. Management expects that the Distribution Agreement will renew at the end of its initial term.

Products Under Development

Biomarker screening kits

We have accumulated certain data and patents in recent years of research and development and clinical practice, which confirm that nervonic acid is one of the important biomarkers for a series of brain diseases. We also have developed a novel method for detecting nervonic acid using LC-MS in serum or cerebrospinal fluid. We are in the process of developing the following early screening kits for brain diseases in an attempt to promote early detection:

•	Cognitive impairment screening kit for leukoencephalopathy

•	White matter demyelination screening kit

•	Multiple sclerosis screening kit

•	Diabetes complicated white matter injury kit

Plant-based and synthetic drugs

Bao Feng has improved its purification process so as to produce high (medical) grade nervonic acid in the laboratory and is currently working on building factories in order to achieve mass production. The next step will be the development of pharmaceutical products or the sale of raw materials for nervonic acid products in China and abroad.

Based on our findings about pharmacodynamic molecules in the body and the structures that can cross the blood-brain barrier after supplementation with Acer truncatum seed oil, we obtained a patent titled “A biomarker for the pharmaceutical effect of nervonic acid from Acer truncatum seed oil and its medicinal application.” The patent was authorized by the National Patent Office in only 61 working days due to its originality and huge market potential. This discovery - that a structural compound of nervonic acid could be used as a marker - laid the foundation for the development of a nervonic acid medicine. It also proved the effectiveness of nervonic acid products produced by Bao Feng for future disease interventions.

This research and patent are significant because they lay a theoretical foundation for Acer truncatum as a Chinese traditional medicine in that they prove the effect and molecular markers in vivo for Acer Truncatum seed oil supplementation, which is central for a traditional Chinese medicine judgement. Recently, we have started the application process, and we expect to complete the identification of Acer truncatum as a local standard for Chinese medicinal materials within a year. In the meantime, we have also started the application for China's innovative botanicals. To date, botanical extracts have been obtained through the supercritical extraction scheme, and preliminary efficacy research in mice has been completed. The pre-clinical approval work is expected to be completed within a year.

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We also found that biomarkers for diagnosis of cognitive impairment were nervonic acid-like molecules. This discovery has been patented as "Biomarker for diagnosing cognitive impairment and its application." Based on the innovation and market value of the patent, the National Patent Office completed the authorization of this patent within 56 working days. The significance of this study and patent is that we have found that nervonic acid-like molecules can indicate cognitive impairment, especially demyelinating Alzheimer's disease, and can serve as a target molecule for our chemical drugs. A series of modified molecules based on nervonic acid-like biomarkers are being used in a pre-clinical study for a potential new drug. The discovery that nervonic acid structural compounds can be used as core markers of neurological diseases is of great significance in the development of chemical drugs. It also can be used as a detection method in the development of screening kits.

Application of Acer truncatum seed oil for regulation of intestinal flora

We have found that supplementation of Acer truncatum seed oil can regulate intestinal flora, and significant regulatory effects were observed on changes of Lactobacillus, Bacteroides, etc. We have protected future medical applications of this discovery through our patent titled "Application of Acer truncatum seed oil in preparation of drugs for regulating intestinal flora." Our research in this area found that after taking nervonic acid oil, the abundance of Firmicobacterium, which increases with Alzheimer's disease, showed a downward trend, while the abundance of Bacteroidetes, which decreases with Alzheimer's disease, showed an upward trend. Therefore, we believe that taking nervonic acid oil may help to improve Alzheimer's disease.

Future Business Plan

In the future, the company aims to achieve full coverage of products in the fields of food, health care products and medicine, and become the preeminent brand for brain health supplements.

•	The company plans to develop different forms of food-based nervonic acid products targeted at different age groups, such as a different form of candy, drinks, effervescent tablets, meal powder and others.

•	The company plans to develop new nervonic acid combination drugs which we expect will be superior to single-ingredient drugs for neurodegenerative disease, such as Alzheimer's. The procedure involves preclinical preparation, including target and biomarker analysis, determination of the drug dosage form and applying for clinical approval (IND). We hope to obtain approval within two years.

•	We plan to study the role of nervonic acid in our genetic metabolism laboratory through metabolomics and genomics. Our genetic metabolism laboratory was jointly established by Bao Feng and the National Health and Occupational Safety and Health Research Center. We believe that understanding the mechanism through which nervonic acid prevents brain disease will lay a theoretical foundation for the development of new products

•	We plan to continue to apply for patents related to nervonic acid and expect to apply for over 100 patents within five years to achieve technical barriers to competition in the field of nervonic acid, including the technology of extraction and purification.

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Sales and Marketing

To date, Bao Feng's promotion strategy has been mainly offline, supplemented by online. It has relied heavily on off-line word-of-mouth publicity. For example, a small number of clinical trials were conducted with elderly people in Yanda Hospital (Class A) to test the effectiveness of the products, following which the products were sold in the nursing home channel.

However, Bao Feng currently has 55 agents to distribute its products throughout China. Bao Feng’s main sales channels currently are:

•	Basic wholesale channels: We supply nervonic acid products to retailers at wholesale prices, then they re-sell them at market retail prices.
•	TV shopping channels: The company has just started to sell its nervonic acid products through TV shopping channels. We expect a high sales volume through this sales method because we believe that the people who watch TV shopping channels are the company’s primary target group, and the company offers its products in combination packages at lower cost.
•	Conference marketing: This entails both selling through conference marketing companies, whereby Bao Feng simply provides the products, and lectures on brain protection held, for example, in pension channels and training institutions, followed by direct sales of products to lecture attendees.
•	E-commerce: including Alibaba and other third-party channels.
•	Special sales channels: chain pharmacies, pension rehabilitation institutions, hospitals and self-built brain nerve rehabilitation centers. The company also cooperates with hospital director experts who recommend its products through hospitals and other institutions.
•	Direct sales: Through promotions, the company finds target users, and then sells directly by telephone. The company acquires accurate user data, which can be maintained for an extended period of time, to optimize the repurchase rate. Sales through this channel are made at a 30% discount.

Management intends to expand Bao Feng’s marketing to include:

•	Targeted advertising: for example, “I am a big doctor,” “Yang sheng tang” and other programs. The company also plans to advertise through “Douyin,” “Kuaishou” and other network programs, as well as live broadcasts, and through video communication for fans, and hopes to guide viewers to the company’s store to purchase products.
•	Recruit city partners, accelerate the replication of successful models to big cities, such as Shanghai and Guangzhou, and expand sales channels.

Customers

We market and sell our products both to individuals and to wholesale and retail outlets in China. During the fiscal year ended March 31, 2021, sales revenue from three major customers was RMB4,087,925 (approximately US$602,969), or approximately 39% of the Company’s total sales for the year. No other single customer accounted for more than 10% of the Company’s total revenues during the year.

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Raw Materials

Nervonic acid. We obtain acer truncatum seeds, from which we extract nervonic acid, from the Inner Mongolia government farm and individual farmers, with whom we have cooperation agreements, and from large suppliers. We are not dependent on any individual suppliers.

It normally takes five to six years to get seeds from an acer truncatum tree. Our company’s unique variety of acer truncatum, developed with our proprietary technology, has a higher yield than other kinds of acer truncatum trees and a shorter time to maturity, normally three to four years, which result in increased production of nervonic acid.

Acer truncatum seedlings. Our acer truncatum seedlings are grown under long-term cooperation agreements with the PRC government and others, to ensure the stability of our supply of seedlings.

In order to control and insure the quality of its acer truncatum seeds and seedlings, on December 31, 2020, Bao Feng closed on the acquisition of all of the outstanding shares of Dandong BF, a PRC corporation, for a total purchase price of RMB10,500,000 (approximately $1,482,600). Dandong BF is principally engaged in the research, development and growing of acer truncatum seeds in Dandong city, Liaoning Province, in the northeastern region of the PRC. Dandong BF’s assets include approximately 3,000,000 acer truncatum trees. The sole shareholder of Dandong BF was Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment at that time and Ting Ting Chang’s father.

Seasonality

Nervonic acid. Nervonic acid product sales are not seasonal. The amount of sales is stable throughout the year, except for increased sales during the holidays.

Acer truncatum seedlings. Seedling sales are normally higher during the periods from February to April and November to December due to the growth characteristics of the acer truncatum tree.

Competition

The nervonic acid health product industry is in its early stages; therefore, Bao Feng does not face as much competition as it would in a more established industry. However, as more companies enter the market the competition may be expected to become more intense. Management of Bao Feng plans to pre-empt the effect of such competition by (i) increasing its acer truncatum production; (ii) increasing its investment in research and development; and (iii) enhancing its purification of nervonic acid technology to enter the medical usage market. We will also continue to emphasize marketing in an effort to maintain and strengthen the company’s position in the nervonic acid health product market and will attempt to build the leading nervonic acid health product brand in China.

Currently, Bao Feng’s main competitors in the nervonic acid products market in China are:

●	Yong chuntang

●	DAZONG Group

●	Haizhiling

●	Weifang lvyuan

At present, these companies are still in the early stage of industrial development. They obtained raw materials of acer truncatum seed oil and initially processed it into products for sale in the market at prices similar to Bao Feng’s, but the content of nervonic acid is about 4%-5% on average, while the content of nervonic acid produced by Bao Feng can reach 6.89%.

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In addition, Bao Feng enjoys the following competitive advantages:

●	Bao Feng has its own national laboratories. Genetic metabolism key laboratory is a joint project of Bao Feng and Health Commission Occupational Disease Research Center. Complete analytical and testing instruments are available, including LC-MS, GC-MS and LC-MS-T of, for targeted and untargeted metabolomics, etc. Excellent laboratories are necessary to develop and prove our theories on the applications of nervonic acid, and research on the mechanism through which nervonic acid works provides the direction for future applications of nervonic acid, giving Bao Feng a competitive edge in the future.

●	Bao Feng focuses on the clinical application of nervonic acid. At present, the company has formed a strategic partnership with the first affiliated hospital of Tsinghua University, Tiantan Hospital, and the first hospital of Sanming City. The doctors of the hospital are our consultants. In the future, we plan to carry out clinical application trials of nervonic acid in different areas of medicine. Only through clinical trials can the application and effective concentration of nervonic acid be found, and effective combinations of nervonic acid and other drugs to improve the efficacy of a single target drug be determined.

●	Excellent acer truncatum germplasm resources. Although many manufacturers sell crude acer truncatum oil, the content cannot reach our concentration of nervonic acid, because we have an excellent seed plasm resource. Our acer truncatum forest has 70,000 mu, all of which are over 100-year-old trees with high and stable nervonic acid content, located in Inner Mongolia. The company cooperates with the government, and the annual limit capacity is estimated to be 400,000 tons. This germplasm resource is unmatched by other companies using newly sown Acer truncatum. Therefore, by using this high content, acer truncatum crude oil, we can obtain a higher content of nervonic acid with the same process and cost as our competitors.

●	Price. Through product innovation and exclusive formulae, we improve our products’ effectiveness and taste, while maintaining a low product cost and sales price. In this way we produce unique products at prices suitable for mass consumption.

Properties

Bao Feng leases approximately 400 square meters of office space located at Room1002, Building 1, East Shilipu Road, Chaoyang District, Beijing, China. The lease term commenced on March 8, 2020 and expires on June 7, 2023. The lease provides for an annual rental of RMB641,208 (approximately US$91,334), payable semi-annually. Bao Feng is responsible for paying for all utilities.

In addition, Bao Feng leases approximately 314 square meters of warehouse space in which it stores its inventory. The lease for this space, which commenced on August 15, 2018 and expires on August 14, 2024, provides for a rental of RMB24,000 (US$3,631) to be paid quarterly. In addition, Bao Feng is responsible for paying for all utilities, management and maintenance fees, leasing tax and other expenses.

As a result of its acquisition of Dandong BF in December 2020, the Company leases approximately 50.74 acres of land located in Dandong city, Liaoning Province, in the north-eastern region of the PRC on which it grows acer truncatum trees. The land is subject to 10-year leases that commenced on January 1, 2019 and terminate on December 31, 2028. The combined rent under the leases is RMB1,412,634 (US$103,550) per the 10-year term. Management expects that the leases will be renewed at the expiration of their term.

Other than the land leased by Dandong BF described above, the Company does not own or lease any land to grow its acer truncatum trees. The trees are grown under cooperation agreements under which the Company purchases the seeds from the other party, which is responsible for leasing the land and growing the trees.

We believe that our existing office facilities will be sufficient for our operations for the next year.

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Employees

As of December 31, 2021, we employed a total of 26 full-time employees, of whom 24 and 2 are employed by Bao Feng and Dandong BF respectively. All employment contracts are in accordance with the laws of the PRC. The Company believes its relationships with its employees are satisfactory.

Intellectual Property

Patents. The following table contains a list of all patents obtained by Bao Feng as of December 31, 2021.

List of Patents
No.	Name	Category	Registration Number	Date of Registration	Country
1	Biomarkers for diagnosing the effect of Nrvonic Acid supplementation on ischemic-hypoxic encephalopathy in a plateau environment and their applications	Patent for invention	ZL2021110463512	2021	China
2	Biomarkers for diagnosing the effect of Nrvonic Acid supplementation in ischemic-hypoxic encephalopathy and their applications	Patent for invention	ZL2021110463527	2021	China
3	Biomarkers for the diagnosis of cerebral infarction and leukoencephalopathy and their applications	Patent for invention	ZL2021109998634	2021	China
4	Biomarkers used to diagnose cerebal infarction in patients with leukoencephalopathy and their applications (3)	Patent for invention	ZL202110999855X	2021	China
5	Biomarkers used to diagnose cerebal infarction in patients with leukoencephalopathy and their applications (2)	Patent for invention	ZL2021109998348	2021	China
6	Biomarkers used to diagnose cerebal infarction in patients with leukoencephalopathy and their applications (1)	Patent for invention	ZL2021109998530	2021	China
7	Biomarkers F7 for diagnosis of leukoencephalopathy and their applications	Patent for invention	ZL202110385946.4	2021	China
8	iomarkers for the diagnosis of leukoencephalopathy and their applications (2)	Patent for invention	ZL202110352946.4	2021	China
9	Biomarkersfor the diagnosis of cognitive impairment and their applications (2)	Patent for invention	ZL202010816217.5	2021	China
10	Biomarkersfor the diagnosis of cognitive impairment and their applications (1)	Patent for invention	ZL202010816390.5	2020	China
11	Biomarkers tke the charge for the function after Acer truncatum Bunge supplement and their applications	Patent for invention	ZL202010816389.2	2020	China

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Copyrights. The following table contains a list of all copyrights obtained by Bao Feng as of December 31, 2021.

List of Copyrights
No.	Name	Category	Registration Number	Date of Registration	Country
1	"Baofeng plant source nervonic acid absorption rate test system V1.0"	Computer software copyright registration certificate	2019SR1392391	2019	China
2	"Baofeng plant source nervonic acid production for temperature control management system V1.0"	Computer software copyright registration certificate	2019SR1392056	2019	China
3	“Baofeng vegetable oil composition analysis management System V1.0”	Computer software copyright registration certificate	2019SR1392049	2019	China
4	“Baofeng nervonic acid effectiveness test management system V1.0”	Computer software copyright registration certificate	2019SR1392382	2019	China
5	"Early screening and prevention system of Baofeng nervous acid system disease V1.0"	Computer software copyright registration certificate	2019SR1392063	2019	China
6	“Baofeng nervonic acid extraction and purification control system V1.0”	Computer software copyright registration certificate	2019SR1390248	2019	China
7	"Baofeng nervonic acid structural diversity analysis system V1.0"	Computer software copyright registration certificate	2019SR1392398	2019	China
8	"Baofeng nerve disease drug effectiveness evaluation system V1.0"	Computer software copyright registration certificate	2019SR1392318	2019	China
9	“Baofeng brain disease personalized diagnosis system V1.0”	Computer software copyright registration certificate	2019SR1392311	2019	China
10	“Baofeng old-age health care nutrition formula automatic control system V1.0”	Computer software copyright registration certificate	2019SR1392078	2019	China
11	"Baofeng high throughput metabolite analysis platform V1.0"	Computer software copyright registration certificate	2019SR1384522	2019	China
12	"Baofeng children growth nutrition components automatic collocation system V1.0"	Computer software copyright registration certificate	2019SR1392461	2019	China
13	"Dementia elderly emergency warning system V1.0"	Computer software copyright registration certificate	2017SR374539	2017	China
14	"Acer truncatum health products health management platform V1.0"	Computer software copyright registration certificate	2017SR374809	2017	China
15	Acer truncatum seed oil dietary analysis and nutritional evaluation system V1.0"	Computer software copyright registration certificate	2017SR374548	2017	China
16	"Nervonic acid on the brain effect data analysis software V1.0"	Computer software copyright registration certificate	2017SR374521	2017	China
17	“Acer truncatum online mall platform software V1.0”	Computer software copyright registration certificate	2017SR378613	2017	China
18	"Acer truncatum high quality seedling Breeding management system V1.0"	Computer software copyright registration certificate	2017SR378623	2017	China

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Trademarks. Bao Feng has registered, or filed applications to register, the following trademarks:

No.	Trademark	Status	Registration No.	Validity Period
1	素颜姐姐	Registered	55483069	11/28/2021 to 11/27/2031
2	图形	Registered	49423266	08/21/2021 to 08/20/2031
3	瑙优能 LIFE’S NA	Registered	50631290	06/28/2021 to 06/27/2031
4	瑙动力 NEURO ENHANCER	Registered	50307049	07/14/2021 to 07/13/2031
5	BAOFENG BIOTECH	Registered	49426820	07/14/2021 to 07/13/2031
6	保卫五点零 Vision protection 5.0	Registered	42961505	10/14/2020 to 10/13/2030
7	木之源脑动力 Muzhiyuan Neuro enhancer	Registered	42187448	07/14/2020 to 07/13/2030
8	木之源脑动力 Muzhiyuan Neuro enhancer	Registered	38984285	02/28/2020 to 02/27/2030
9	春草秋灌 CHUN CAO QIU GUAN	Registered	37113375	02/07/2020 to 02/06/2030
10	春草秋灌 CHUN CAO QIU GUAN	Registered	37108814	12/28/2019 to 12/27/2029
11	木之源脑动力 Muzhiyuan Neuro enhancer	Registered	34025681	06/14/2019 to 06/13/2029
12	木之源脑动力 Muzhiyuan Neuro enhancer	Registered	33318371	06/28/2019 to 06/27/2029
13	木之源 Muzhiyuan	Registered	31473050	05/21/2019 to 05/20/2029
14	高原伴旅 Plateau partner	Registered	23778723	04/21/2018 to 04/20/2028
15	古茶枫润 Gu Cha Feng Run	Registered	23358402	03/21/2018 to 03/20/2028
16	赤枫 Chi Feng	Registered	23358307	06/07/2018 to 06/06/2028
17	枫之吻 Fantastic Kiss	Registered	22551933	02/14/2018 to 02/13/2028
18	FANTASTIC KISS	Registered	22518641	02/14/2018 to 02/13/2028
19	图形	Registered	20241222	07/28/2017 to 07/27/2027
20	木之源 Muzhiyuan	Registered	16233849	04/14/2016 to 04/13/2026

REGULATIONS IN CHINA APPLICABLE TO OUR BUSINESS

Consumer Protection

According to the Law of the People’s Republic of China on the Protection of Consumer Rights and Interests (the “Consumer Protection Law”), as amended in October 2013 and effective in March 2014, the rights and interests of consumers who buy or use commodities or receive services for the purposes of daily consumption are protected and all producers, service providers and distributors involved (collectively, the “Operator”) must ensure that the products and services will not cause damage to persons and properties. The amended Consumer Protection Law further strengthens the protection of consumers and imposes more stringent requirements and obligations on the Operators selling through the Internet. For example, consumers are entitled to return goods purchased online, subject to certain exceptions, within seven days after receipt of such goods for no reason. Violations of the Consumer Protection Law may result in indemnification liabilities and/or the imposition of fines. In addition, if the circumstances are serious, the Operators will be ordered to suspend their operations and their business licenses will be revoked. Criminal liability may be incurred in some serious cases in accordance with the relevant PRC laws.

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Product Quality

According to the Product Quality Law of the People’s Republic of China (the “Product Quality Law”) as amended and effective in December 2018, consumers who sustain losses or damages from defective products are entitled to be indemnified by either manufacturers or distributors. Nevertheless, if manufacturers are responsible for the defective products and the losses or damage caused thereby, the distributors which have indemnified consumers for their losses may seek claims on the indemnities against the manufacturers. In addition, products offered for sale must satisfy the relevant quality and safety standards. Enterprises shall not produce or sell counterfeit products in any fashion. Violations of the Product Quality Law may result in civil liabilities and administrative penalties, such as compensation for damages, fines, suspension or shutdown of business, as well as confiscation of products illegally produced and sold and the proceeds from such sales. Severe violations may subject the responsible individual or enterprise to criminal liabilities.

Competition Law

Pursuant to the Anti-unfair Competition Law of the People’s Republic of China (the “Competition Law”), as amended and effective in April 2019, business operators shall abide by the principles of voluntariness, equality, fairness, honesty and credibility, comply with laws and business ethics, and shall not conduct any act that disrupts the order of market competition or causes damage to the lawful rights and interests of other operators or consumers in violation of the Competition Law. Violations of the Competition Law may result in civil liability, the imposition of fines and, in serious cases, revocation of the operator’s business license as well as incurrence of criminal liability.

Administrative Measures for the Administration of Sales Promotion Activities of Retailers

According to the Administrative Measures for the Sales Promotion Activities of Retailers as promulgated in September 2006 and effective in October 2006, when undertaking sales promotion activities, retailers should follow the principles of lawfulness, fairness and good faith and may not impair the lawful rights and interests of consumers or other business operators. Furthermore, when undertaking sales promotion activities, a retailer should display the promotion contents at an eye-catching place in its business site and clearly mark the prices with the price tags; a retailer shall not cheat or induce the consumers to buy commodities by giving them a discount on the basis of a false original price or by marking a misleading price or taking a misleading price method; and a retailer shall not reduce the quality or after-sale service level for the promotion commodities. No retailer may undertake any sales promotion activity by making up a reason such as rummage sale, store dismantlement, termination of business, suspension of business or shifting to another business. Violations of the above rules may result in relevant administrative or criminal responsibilities.

Regulations Related to Online Trading

Administrative Measures for Online Trading.  According to the Administrative Measures for Online Trading as promulgated in January 2014 and effective in March 2014, where a company engages in online commodity trading and related services, it shall (a) obtain relevant administrative license for the commodities sold or services provided as required by law; (b) disclose the basic information indicated on its business license or give a hyperlink to its business license at a notable position of the homepage of its website or the webpage on its business operations; (c) state integral information of its commodities and the dealing details; (d) ensure the integrity of such commodities or services; (e) issue such purchase vouchers or service receipts such as invoices to consumers; (f) allow consumers to return the commodities within seven days from receiving the commodities without cause and refund the prices paid by consumers; (g) employ bold manners to remind consumers of clauses of significant interests to consumers; (h) not by standard terms and conditions and other means, impose unfair or unreasonable rules on consumers to exclude or restrict consumer rights, reduce or remit the responsibilities of dealers, aggravate the responsibilities of consumers, among others, or force consumers into any transactions by standard terms and conditions and technical means; and (i) protect the consumers’ private information. In addition, online commodity operators may not use unauthorized similar domain name, name or logo to mislead consumers, conduct misleading and false propaganda, make lottery sales, harm competitors’ business reputation or conduct other unfair competition acts. Violations of the above rules may result in the imposition of warning and the order to make corrections, and fines may be imposed if the violator refuses to do so.

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Electronical Commerce Law. According to the Electronical Commerce Law of the People’s Republic of China (the “E-commerce Law”) as promulgated in August 2018 and effective in January 2019, a series of requirements on e-commerce are stipulated, i.e. natural persons, legal persons and unincorporated associations that are engaged in business activities of selling products or providing services over the Internet and other information networks, which shall include e-commerce platform operators, persons doing online business over e-commerce platforms, and e-commerce operators that sell products or provide services over their own websites or through other network services. Pursuant to the currently effective Administrative Measures for Online Trading, a natural person engaging in online trading of commodities and provision of relevant services shall conduct business activities through a third-party trading platform, and provide the platform with his or her valid and true contact and identity information, and if registration conditions are met, the natural person shall undergo industrial and commercial registration formalities in accordance with the law. However, the E-Commerce Law requires all e-commerce operators to go through the formalities for the registration of market entities, i.e. industrial and commercial registration formalities in accordance with the law, except for certain limited cases as stipulated in the E-commerce Law. According to Measures for the Investigation and Punishment of Unpermitted and Unlicensed Business Operations as promulgated in August 2017 and effective in October 2017, whoever engages in business operation without going through industrial and commercial registration formalities may be subject to punishment by local administrative authority for industry and commerce, including but not limited to being ordered to stop illegal conduct, confiscation of the illegal gains and imposition of fines of not more than RMB10,000. The E-commerce Law also requires e-commerce operators to protect consumers’ right to know as well as their right to choose, protect their personal information, and also requires e-commerce operators to clearly point out to consumers their tie-in sales in which additional services or products are added by merchants to a purchase, and not to assume consumers’ consent to such tie-in sales by default.

Regulations related to Foreign Invested Enterprises

According to the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2019) (the “Negative List”) as promulgated and effective in July 2019, the original Special Administrative Measures (Negative List) for the Access of Foreign Investment (2018) was repealed. Overseas investors are not allowed to invest in any foreign investment prohibited field on the Negative List and shall have an access permit for investing in a non-prohibited investment field on the Negative List. Fields not included in the Negative List for the market entry of foreign investment shall be managed according to the principle of equal treatment of domestic and foreign investment.

The business scope of Bao Feng is nervonic acid research, the development of nervonic acid based herbal and chemical drugs and the sale of health supplements containing nervonic acid. According to the Negative List, the business scope of Bao Feng does not fall in any field on the Negative List and therefore is not subject to any special management measures for the access of foreign investment.

The Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”), which was promulgated in March 2019 and became effective on January 1, 2020, replaced the three legacy laws on foreign invested enterprises including the Wholly Foreign-owned Enterprises Law of the People’s Republic of China (the “Wholly Foreign-owned Enterprises Law”) which was previously applicable to ZDSE. The organizational form, organization structure and activities of a foreign-invested enterprise are now governed by the provisions of the Company Law of the People’s Republic of China, the Partnership Enterprise Law of the People’s Republic of China and other relevant laws. However, the Foreign Investment Law sets up a transitional period of 5 years after the implementation of the Foreign Investment Law, during which foreign-invested enterprises established according to the Wholly Foreign-owned Enterprise Law before the implementation of the Foreign Investment Law may maintain their original organization forms, etc. Specific implementing measures are to be prescribed by State Council.

Regulations on Intellectual Property Protection

Intellectual property rights, also known as “knowledge ownership rights,” refer to “property rights enjoyed by right holders for the intellectual work created by their intellectual work,” and are generally only valid for a limited time. Various intellectual creations such as inventions, designs, literary and artistic works, as well as signs, names and images used in commerce, can all be considered intellectual property owned by a person or organization. Since the 1980s, while continuously improving the construction of the domestic legal system, China has successively joined some major international conventions, treaties and agreements for the protection of intellectual property rights. In particular, on December 11, 2001, China became a member of the World Trade Organization’s Agreement on Trade-related Intellectual Property Rights.

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Trademark. The Trademark Law of the PRC was passed by the National People’s Congress on August 23, 1982 and last amended in April 2019 (effective November 1, 2019). The law states that an applicant for trademark registration should fill in the product category and product name of the used trademark in accordance with the stipulated commodity classification form and file an application for registration. Trademark registration applicants can apply for registration of the same trademark for multiple categories of goods through one application. A registered trademark is valid for a period of ten years from the date of approval of the registration. If the registered trademark has expired and it needs to continue to be used, the trademark registrant must go through the renewal formalities within 12 months before the expiration of the time limit; if it cannot be handled during this period, it may grant a grace period of six months. Each renewal registration is valid for a period of ten years, counting from the date following the expiration of the previous validity period of the mark. If registrants fail to complete the renewal formalities at the expiration of the time limit, their registered trademarks are cancelled. In addition, if the registered trademark is a well-known trademark, it is managed in accordance with the Regulations on the Recognition and Protection of Well-known Trademarks issued by the State Administration of Industry and Commerce on July 3, 2014. The regulation states that well-known trademarks are trademarks that are well-known to the relevant public in China. The relevant public includes consumers who are related to the use of a certain type of goods or services marked by the trademark, other operators who produce the aforementioned goods or provide services and the sellers and related personnel involved in the distribution channels. The recognition of well-known trademarks follows the principle of case identification and passive protection.

As of December 31, 2021, Bao Feng has registered, or filed applications to register, 20 trademarks in the PRC.

Copyright. The Copyright Law as amended in February 2010 and effective in April 2010, and the Regulations for the Implementation of Copyright Law as amended in January 2013 and effective in March 2013, provide protection to copyright of the works of Chinese citizens, legal persons or other organizations, whether published or not. The copyright includes multiple types of personal rights and property rights: right of publication, authorship, alteration, integrity, reproduction, distribution, rental, exhibition, performance, projection, broadcasting, dissemination via information network, cinematography, adaptation, translation, compilation and so on. The protection of an author’s rights of authorship, alteration and integrity shall not be subject to a limit, while the term of protection with respect to a citizen’s work for the right of publication, reproduction and others is the lifetime of the author plus 50 years. The term of protection for the right of publication and other rights to the work of a legal person or other organization, or a work for hire in which the copyrights (excluding the right of authorship) shall vest in a legal person or other organization, shall be 50 years, and shall end on December 31 of the 50th year after the work’s first publication. Use of another’s work shall be subject to conclusion of a licensing contract while under certain circumstances a work may be used without authorization and without payment of remuneration, such as for personal study, research or enjoyment.

As of December 31, 2021, Bao Feng owns 18 computer software copyrights in the PRC.

Patent. According to the Patent Law as amended in December 2008 and effective in October 2009, and Rules for the Implementation of the Patent Law as amended in January 2010 and effective in February 2010, inventions, utility models and designs are encouraged and the lawful rights and interests of patentees are protected. Invention patents are valid for 20 years, while design patents and utility model patents are valid for 10 years, from the date of application. The Chinese patent system adopts a first-to-file principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. To be patentable, invention or utility models must meet three criteria: novelty, inventiveness and practicability. Any organization or individual that intends to exploit the patent of another person shall conclude a license contract with the patentee and pay the royalties. The use of a patent without the consent of or a proper license from the patent owner constitutes an infringement of the owner’s patent rights.

As of December 31, 2021, Bao Feng owns eleven (11) invention patents in the PRC.

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Foreign Currency Exchange

The Regulations on Foreign Exchange Management of the PRC were promulgated by the State Council of the PRC on January 29, 1996 and revised on January 14, 1997 and August 1, 2008, respectively. The regulations stipulate that foreign exchange income from current accounts of domestic institutions shall be sold to the designated foreign exchange bank in accordance with the provisions of the State Council concerning the management of foreign exchange, sales of foreign exchange and payment of foreign exchange, or be approved to open foreign exchange accounts in designated foreign exchange banks. The remittances used by domestic institutions for the current account shall be paid in accordance with the provisions of the State Council concerning the management of foreign exchange, sales of foreign exchange and payment of foreign exchange, with valid certificates and commercial documents, to foreign exchange designated banks. Foreign exchange collections and import payments made by domestic institutions shall be subject to verification procedures in accordance with the regulations of the State on the management of the cancellation of foreign exchange receipts for export and the verification of the import payment and foreign exchange cancellation. Foreign exchange earnings from capital accounts of domestic institutions shall be subject to the opening of foreign exchange accounts in designated foreign exchange banks in accordance with the relevant regulations of the State and shall be approved by the foreign exchange administrative authority if they are sold to designated foreign exchange banks.

On October 21, 2005, the State Administration of Foreign Exchange (“SAFE”) issued a Circular on the Relevant Issues Concerning Domestic Investors Financing through Overseas Special Purpose Vehicles and Foreign Exchange Management of Return Investment, namely Circular 75, which came into effect on November 1, 2005. The term “special purpose company” as mentioned in the circular refers to an overseas company directly established or indirectly controlled for the purpose of overseas equity financing (including convertible bond financing) by a domestic resident legal person or a domestic resident natural person with the assets or equity of a domestic company held by it. The “return investment” in the circular refers to the direct investment activities carried out by domestic residents through the special purpose company, including but not limited to the following methods: purchasing or replacing the Chinese company’s equity in a domestic company, setting up a foreign-invested enterprise in the country and purchasing or negotiating the control of domestic assets through the company, negotiating the purchase of domestic assets, establishing a foreign-invested enterprise with the investment in the asset and increasing the capital of the domestic enterprise. The “domestic resident legal person” in the circular refers to a legal person and other economic organization legally established in China; “domestic resident natural person” refers to a natural person holding a legal ID card such as an ID card or passport of the PRC, or natural persons habitually residing in China because of economic interests although they do not have legal status in China. The term “control” in this circular refers to the acquisition, trust, holding, voting right, repurchase, convertible bonds, etc. of domestic residents to acquire the operating right, income right or decision-making right of a special purpose company or a domestic company. Before a domestic resident establishes or controls an overseas special purpose company, he must, with relevant materials, apply to the local foreign exchange branch and foreign exchange administration department (hereinafter referred to as the SAFE) to apply for foreign exchange registration procedures for overseas investment. Domestic residents who inject the assets or equity of domestic enterprises owned by them into special purpose companies or conduct overseas equity financing after injecting assets or equity into special purpose companies, must go through the formalities for the change in the foreign exchange registration of overseas investment in relation to their equity in the special purpose company and their changes, and they should provide relevant materials when handling. After injecting a special purpose company or investing in foreign equity financing after injecting assets or equity into a special purpose company, the company shall handle the foreign exchange registration change procedures for overseas investment in relation to the equity of the special purpose company and its changes and shall provide relevant material. After completing procedures for the foreign exchange registration and change of overseas investment in accordance with regulations, the domestic residents may pay special purpose companies for profits, dividends, liquidation, equity conversion, capital reduction, etc. If a special purpose company has any significant capital changes such as capital increase or reduction, equity transfer or replacement, merger or division, long-term equity or debt investment, external guarantee, etc. and does not involve return investment, the domestic residents must apply to SAFE for handling the change of foreign exchange registration of overseas investment or filing procedures within 30 days from the occurrence of major events. If a domestic resident set up or controlled a special purpose company abroad before the implementation of this notice and completed the return investment but failed to register the foreign investment registration of the foreign investment according to the provisions, he was required to go to the local SAFE to renew the foreign investment registration of the foreign investor before March 31, 2006 according to the provisions of this notice. After completing the renewing registration of foreign exchange registration of overseas investment, SAFE may handle foreign exchange registration procedures for foreign investment and foreign debt for the relevant domestic enterprise.

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On August 29, 2008, SAFE issued a Circular on the Improvement of the Business Operations Related to Foreign Exchange Capital Payment and Foreign Exchange Capital Management of Foreign-invested Enterprises, that is, Circular No. 142. The circular indicates that the RMB funds received from the foreign exchange enterprise’s capital gains shall be used within the business scope approved by the government approval department. Unless otherwise specified, the RMB funds obtained through settlement shall not be used for domestic equity investment. Excluding commercial real estate investment enterprises, foreign-funded enterprises may not purchase domestic real estate that is not for their own use in the form of RMB funds obtained through capital settlement. The use of RMB funds from foreign exchange-funded enterprises for capital investment in securities shall be implemented in accordance with relevant state regulations.

On November 9, 2011, SAFE issued a circular on further clarifying and standardizing issues concerning the management of foreign exchange operations for certain capital accounts, namely Circular 45, which clarified the scope of application of Circular 142. The circular pointed out that foreign-invested enterprises must not use the RMB funds derived from the foreign exchange capital settlement for domestic equity investment. Foreign-invested enterprises with equity investment approved by the relevant competent authorities must use their foreign exchange capital and domestic Chinese-funded institutions must use the foreign exchange funds in the asset liquidation account for domestic equity investments, with reference to the principle of foreign exchange capital contribution management of foreign-invested companies. Foreign-funded enterprises must not issue entrusted loans, repay inter-enterprise loans (including third-party advances) or repay bank loans that are re-lending to third parties in the form of RMB funds derived from foreign exchange capital settlement. Foreign-funded enterprises may not, in principle, deliver various types of deposits in the form of RMB funds derived from foreign exchange capitalization. Funds in the dedicated deposit account may not be settled.

On July 4, 2014, SAFE issued a circular on the issues relating to the pilot reform of foreign exchange capital management of foreign-invested enterprises in certain regions (i.e., Circular 36). The circular pointed out that since August 4, 2014, pilot projects for the reform of the management of foreign exchange capital in foreign exchange enterprises will be carried out in some regions. The foreign exchange capital recognized in the capital contribution account of a foreign-invested enterprise through the foreign exchange administration where it is located can be processed at the bank according to the actual business needs of the enterprise. The capital of a foreign-invested enterprise and the RMB funds derived from its settlement of foreign exchange shall not be used for the following purposes:

(i)	it shall not be used directly or indirectly for expenditures outside the scope of business operations or prohibited by national laws and regulations;

(ii)	unless otherwise provided by laws and regulations, no direct or indirect investment in securities may be used;

(iii)	may not directly or indirectly be used to issue RMB entrusted loans (except for business scope permits), repayment of inter-enterprise loans (including third-party advances), and repayment of bank-denominated loans that have been transferred to third parties; and

(iv)	except for commercial investment in real estate companies, they may not be used to pay for the purchase of non-self-use real estate.

Also, on July 14, 2014, SAFE issued a circular on the related issues concerning Domestic Residents’ Foreign Investment through Special Purpose Companies and Foreign Exchange Management for Return Investment (“Circular 37”), which replaced Circular 75. Compared with Circular 75, Circular 37 further simplified and facilitated the cross-border capital transactions of domestic residents involved in investment and financing activities through special purpose companies. The circular stipulates that SAFE shall exercise registration management for the establishment of special purpose companies for domestic residents. Before a domestic resident can use the legal assets or rights at home and abroad to invest in a special purpose company, he shall apply to SAFE for the foreign exchange registration formalities for overseas investment. If the domestic residents’ profits and bonuses obtained from special purpose companies are transferred back to China, they shall be handled in accordance with the current regulations on foreign exchange management; if the foreign exchange income from capital changes is transferred back to China, they shall be handled in accordance with the foreign exchange management provisions for capital accounts.

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On March 30, 2015, SAFE issued a notice on reforming the foreign exchange capital management of foreign-invested enterprises, namely, Circular No. 19, which took effect on June 1, 2015. The circular indicates that SAFE has decided to implement the reform of foreign exchange capital management of foreign-invested enterprises on a nation-wide basis after summarizing the pilot experience in previous regions. At the same time, Circular 142 and Circular 36 were repealed.

Regulations on Dividend Distribution

The principal regulations governing dividend distributions by wholly foreign owned enterprises include the Company Law, as amended and effective in October 2018, the Foreign Investment Law and Regulation on the Implementation of the Foreign Investment Law as promulgated and effective in January 2020. Under these laws and regulations, wholly foreign owned enterprises in the PRC may pay dividends only out of their retained earnings, if any, determined in accordance with the PRC accounting standards and regulations. Additionally, a wholly foreign owned enterprise is required, as other enterprises subject to PRC laws, to set aside at least 10% of its after-tax profits each year, if any, to fund statutory reserve funds of the enterprise until the cumulative amount of such funds reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Under the relevant PRC law, no net assets other than the accumulated after-tax profits can be distributed in the form of dividends.

Regulations on Labor

According to the Labor Law of the PRC (promulgated in 1994, amended in 2009), Labor Contract Law of the PRC (promulgated in 2007, amended in 2012) and Implementation Regulations of the Labor Contract Law of the PRC (promulgated in 2008), it is stipulated that employers and laborers should establish labor contracts when they establish labor relations. The labor contract concluded according to law is binding, and employers and laborers shall perform the obligations stipulated in the labor contract. Where a labor relationship has been established and a written labor contract has not been concluded at the same time, a written labor contract shall be concluded within one month from the date of employment. Where an employer and a laborer conclude a labor contract prior to employment, the labor relationship shall be established from the date of employment. The state implements a minimum wage security system. The specific standards for minimum wages are stipulated by the people’s governments of provinces, autonomous regions and municipalities directly under the Central Government and reported to the State Council for the record. The employer’s payment of laborers’ wages must not be less than the local minimum wage standard. The employer must provide laborers with labor safety and hygiene conditions that are in compliance with the state regulations and necessary labor protection supplies. Workers engaged in occupational hazard operations should carry out regular health checks.

The provisions concerning the employment of foreigners in China are mainly based on the Regulations on the Administration of Employment of Foreigners in China jointly issued by the Ministry of Labor, the Ministry of Public Security, the Ministry of Foreign Affairs and the Ministry of Foreign Trade and Economic Cooperation on January 22, 1996, as amended on November 12, 2010 and March 13, 2017. The regulation states that employers employing foreigners must apply for employment permits for the foreigner. Foreigners can only be hired after obtaining permission and obtaining the Employment License for Foreigners of the PRC (hereinafter referred to as “permit”). Foreigners employed in China should enter the country on a Z-visa (if they have a mutual visa exemption agreement, they should be dealt with according to the agreement). After entering China and obtain the Foreigner’s Employment Permit (hereinafter referred to as “employment permit”), they will be able to obtain employment in China. Foreigners who have not obtained a residence permit (namely, those with F, L, C and G visas), foreigners studying in China or performing internships and dependents of foreigners holding a Z visa may not be employed in China. In exceptional circumstances, the employer may apply for a permit in accordance with the approval procedures stipulated in these Regulations. Foreigners employed with a permit to the public security agency change their status and apply for an employment permit or residence permit. Employing units and foreigners hired shall conclude labor contracts according to law. The duration of a labor contract must not exceed five years. When the employment contract signed between the foreigner and the employing unit expires, the employment permit will be invalid.

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The circular concerning the Handling of Work Permits for Foreign Experts Coming to China issued by the State Administration of Foreign Experts Affairs on September 30, 2004, states that foreign experts hired to work in China should obtain the Work Permit for Foreign Experts to Come to China. Foreign experts applying for Work Permits for Foreign Experts to Work in China shall abide by Chinese laws and regulations, be in good health, have no criminal record and meet one of the following conditions:

(i)	to implement intergovernmental agreements and agreements between international organizations, and foreign trade contracts, foreign professional skills or management personnel working for employment in China;

(ii)	foreign professionals who are engaged in education, scientific research, journalism, publishing, culture, arts, health, sports, etc. in China;

(iii)	appointed as a deputy general manager or above in an enterprise in China, or a foreign professional or technical person enjoying equal treatment;

(iv)	foreign experts or human agency agencies accredited by the State Administration of Foreign Experts Affairs Representatives of nationalities; and

(v)	applicants for work in the fields of economy, technology, engineering, trade, finance, accounting, taxation, tourism, etc., with special expertise, foreign professional skills or management personnel in short supply in China.

Foreign experts in paragraphs (ii) and (iii) shall have a bachelor’s degree or above and more than 5 years of relevant work experience. All units intending to hire foreign experts shall be entitled to Accreditation of Foreign Experts Units and obtain the Certificate of Employment of Foreign Expert Units. This certificate is the basic proof of foreign nationals applying for work permits, invitation letters, foreign expert certificates and residence procedures in China. The Provincial Foreign Experts Bureaus, State Council related ministries and commissions, and the directly-affiliated agencies’ foreign affairs divisions (bureaus) are responsible for the annual inspection work of the local or department according to the annual inspection notice issued by the State Administration of Foreign Experts Affairs and submit the regional annual inspection report to the State Administration of Foreign Experts Bureau by the end of December. The National Bureau of Foreign Experts conducts annual inspections of all eligible units from January 1 to January 31 every year.

According to the decision regarding the cancellation of 13 administrative licenses of the State Council issued by the State Council on February 13, 2016, the accreditation of foreign experts by the State Foreign Experts Bureau was cancelled.

On March 28, 2017, the State Administration of Foreign Experts Affairs, the Ministry of Human Resources and Social Security, the Ministry of Foreign Affairs and the Ministry of Public Security jointly issued a notice on the Full Implementation of the Work Permit System for Foreigners to Come to China. The circular states that foreigners allowed to work in China will receive Work Permits for Foreigners to Come to China to replace Foreigner Employment Permits and Foreign Experts to Work Permits in China since April 1, 2017.

Although Bao Feng does not currently employ any foreigners, management hopes to employ foreigners and foreign experts in the future as part of its expansion plan.

Tax regulations

PRC corporate income tax. On March 6, 2007, the National People’s Congress of the PRC issued the Enterprise Income Tax Law of the PRC, which was implemented on January 1, 2008 and revised on February 24, 2017. The tax law stipulates that foreign-invested enterprises and domestic enterprises have an income tax rate of 25%.

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On April 22, 2009, the State Administration of Taxation issued a notice on Relevant Issues of Overseas Registered Chinese-Funded Controlled Enterprises Recognized as Resident Enterprises on the Basis of Actual Management Institutional Standards, which became effective on January 1, 2008. The circular states that overseas Chinese-invested enterprises that meet the following conditions shall determine that they are resident companies of the actual administrative agency in China (hereinafter referred to as non-domestically registered resident enterprises), implement corresponding tax administration and collect corporate income tax on their income from inside and outside China:

(i)	the places where senior management personnel responsible for the implementation of daily production and operation management operations and their senior management departments perform their duties are mainly located in China;

(ii)	the company’s financial decisions (such as borrowings, lending, financing, financial risk management, etc.) and personnel decisions (such as appointments, dismissals, remunerations, etc.) are determined by institutions or personnel located in China or need to be approved by an organization or person located in China;

(iii)	the company’s main property, accounting book, company seal, board of directors and minutes of shareholders’ meetings, etc. are located or stored in China; and

(iv)	50% or more of the voting directors or senior executives of the corporation often reside in China.

On July 27, 2011, the State Administration of Taxation issued an announcement on the issuance of the Administrative Measures on the Income Tax of Overseas-registered Chinese-controlled Holding Enterprises (Trial), which took effect on September 1, 2011. The measure points out that non-domestic-registered resident enterprises shall, in accordance with relevant Chinese laws and regulations and regulations of the competent departments of finance and taxation under the State Council, formulate financial and accounting statements, and shall, within 15 days from the date of receipt of tax registration certificates, submit the enterprise’s financial and accounting systems or financial accounting, the handling methods and related information to the competent tax authorities for the record. Non-domiciled registered resident companies that obtain dividends, bonuses and other equity investment income derived from China, income from interest, rent, royalties, transfer of property income and other income, shall issue a copy of the company’s Certificate of Resident Identity of Overseas-registered Chinese-controlled Enterprises issued by the company. According to Article 26 of the Corporate Income Tax Law of the PRC and Articles 17, 18 and 91 of the Implementation Regulations on Enterprise Income Tax Law of the PRC, the following income of enterprises is tax exempt income:

(i)	interest income from government bonds;

(ii)	dividends, bonuses and other equity investment gains among eligible resident companies;

(iii)	non-resident enterprises that have established establishments in China obtain dividends, dividends, and other equity investment income from resident enterprises that are actually in contact with the institution or site; and

(iv)	income of qualified non-profit organizations.

The applicable tax rate for income obtained by non-resident enterprises is 20%. Corporate income tax on income earned by non-resident enterprises is levied at the rate of 10%. That is to say, general overseas companies transferring 10% of the corporate income tax shall be subject to the transfer of equity in Chinese enterprises or the dividend distribution of Chinese enterprises. However, if the non-resident enterprise is a resident enterprise belonging to a country or region that has signed a tax treaty or arrangement with China, it may enjoy preferential tax treaty provisions.

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Small-scale and low-profit enterprises that meet certain conditions are subject to a 10% income tax rate. According to Notice 13 (2019) on Implementing the Policy of Inclusive Tax Relief for Small and Micro Enterprises issued by the Ministry of Finance and State Administration of Taxation on January 17, 2019 that become effective from January 1, 2019 to December 31, 2021, in order for an enterprise to qualify as a small-scale and low-profit enterprise, its annual taxable income must not be more than RMB3 million; its number of employees must not exceed 300; and its total assets must not exceed RMB50 million. A qualified small-scale and low-profit enterprise can enjoy a reduced income tax rate of 5%, as compared with a general income tax rate of 25%, on annual taxable income not exceeding RMB1 million, and the remaining income (i.e. annual taxable income from RMB1 million to RMB3 million) can enjoy a reduced income tax rate of 10%.

High and new technology enterprises that satisfy regulatory requirements on high and new technology area, science and technology personnel, R&D expense, high and new technology income, innovation capability, etc., are taxed at a preferential income tax rate of 15%.

Bao Feng qualifies as a small scale and low-profit enterprise as well as a high and new technology enterprise, and is subject to the following income tax rates:

Annual taxable income	Corporate Income tax rate

Not more than RMB1 million	5%
RMB1 million to RMB3 million	10%
Exceeding RMB3 million	15%

PRC withholding tax. Foreign enterprises have no institutions or places in China, but have obtained profits, interest, rent, royalties and other income from China, or have established institutions or places, but the above-mentioned income has no actual connection with institutions and places. The amount of income is subject to withholding income tax. In accordance with the accrued method, the payer (payer) pays the tax on the proceeds (payments) to the beneficiary (the payee). The withholding income tax belongs to personal income tax or corporate income tax, but it is only a source of income tax control. It is a taxation of a personal income tax or corporate income tax.

In 2008, China began to impose a dividend withholding income tax on foreign-invested enterprises at a tax rate of 20%, generally levied at 10%. Hong Kong, Macao, Singapore, Seychelles and others have signed tax treaties with China or have special taxes. The preferential national tax rate for the countries in the arrangement is as low as 5%. Therefore, when a Hong Kong company affiliated to the group obtains the after-tax profits distributed by the mainland Chinese company it invests, the mainland Chinese company must withhold and pay 5% of the withholding income tax.

In addition, Notice No. 88 (2017) on “the Issues Concerning the Direct Investment of Foreign Investors in Distributing the Withholding Income Tax Policy” stipulates that foreign investors who meet the conditions of direct investment shall not be subject to withholding tax.

PRC Business Tax and Value-Added Tax (VAT). On March 23, 2016, the Ministry of Finance and the State Administration of Taxation issued a circular on the Full Implementation of the Business Tax Levy of VAT Pilots. The circular indicates that since May 1, 2016, pilots for the change of business tax to VAT have been fully promoted throughout the country, and all business tax taxpayers, including Bao Feng, were included in the scope of the pilot and were changed from paying business tax to paying VAT. According to notice No. 36 (2016) issued by the Ministry of Finance and the State Administration of Taxation, the Comprehensive Project replaces Business Tax with Value-added Tax. VAT standard rates are 6% to 17% of the gross sales price. A credit is available whereby VAT paid on the purchase of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished products and services.

According to notice No. 13 (2019), the VAT small-scale taxpayers with monthly sales of less than RMB100,000 are exempt from VAT. The implementation date of this paper is from January 1, 2019 to December 31, 2021. According to the "Notice of the State Administration of Taxation on Issues Concerning the Exemption of Value-Added Tax for Small and Micro Enterprises" (State Administration of Taxation Announcement No. 52 of 2017, now abolished), from January 1, 2018 to December 31, 2020 sales of small-scale VAT taxpayers shall not exceed RMB 30,000 (tax payment of RMB90,000 per quarter) and enjoy the preferential policy of exemption from VAT.

Bao Feng currently pays a value-added tax of either 9% or 13% on sales, depending on the product, and 6% on technical services.

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MANAGEMENT

Directors and Executive Officers

The names, titles and ages of the members of the Company’s Board of Directors and executive officers as of the date of this Prospectus are as set forth in the below table. Our directors are elected annually and serve until their successors take office or until their death, resignation or removal.  The executive officers serve at the pleasure of the Board of Directors.

Officers and Directors of the Company

Name	Age	Position
Ting Ting Chang	31	President, Chief Executive Officer, Secretary and Director

Fung Ming Pang	51	Chief Financial Officer and Director

Lingxiao Dai	52	Director

Jen-Chuan Yeh	48	Director

Ms. Chang serves as our Chief Executive Officer, President, Secretary and director, and has held those positions since May 4, 2017. Since 2013, Ms. Chang has worked at Beijing Acer Truncatum Century Agricultural Science and Technology Co., Limited ("Beijing Acer"), which changed its name to Bao Feng Bio-Technology (Beijing) Limited in August 2017. From 2013 to 2016, she served as Beijing Acer's sales manager responsible for planning, implementing and directing the sales activities of the company including developing strategic plans, budget preparation and coordination of the sales teams. From 2016 to the present, Ms. Chang has served as Beijing Acer's Chief Executive Officer responsible for setting strategy and direction, modelling and setting the company's culture and values, leading and training the senior executive team and allocating capital. In 2013, Ms. Chang received a Master of Sciences degree in Technology and Innovation Management from Sussex University in the United Kingdom and in 2012 she received a Bachelor of Science degree in Product Design from the same university. Ms. Chang is not compensated for serving as the Company’s Chief Executive Officer, President and Secretary.

Ms. Pang has served as our Chief Financial Officer and director since May 2020. Ms. Pang is a member of the Hong Kong Institute of Certified Public Accountants and of the Association of Chartered Certified Accountants. Since July 2005, Ms. Pang has served as Managing Director of AGCA CPA Limited, a certified public accounting firm registered with the Hong Kong Institute of Certified Public Accountants, which provides audit, tax and advisory services to individuals and corporations. In 1995, she helped start Able Secretarial Services Limited, which currently provides corporate management services to, and serves as government liaison for, approximately 50 companies registered in Hong Kong, and she has served as its Managing Director since February 2012. Ms. Pang obtained a Bachelor of Business Administration degree from the Chinese University of Hong Kong in May 1992.

Ms. Dai was appointed a Director of the Company in April 2021. Since 2017, she has been employed as Executive Vice President of Chabaike (Beijing) Investment Co., Ltd., where she has been responsible for the daily operation and management of the finance, administration, human resources and information technology departments of the company headquarters. From 2007 through 2016, Ms. Dai served as Vice President of the China Region of Yellowstone Energy Co., Ltd. Ms. Dai is a graduate of the Department of Foreign Trade, School of Economics and Management, Beijing University of Technology and has a Bachelor of Science degree in Accounting from the Baruch College of Business, City University of New York and a Masters of Tax degree from that same institution.

Mr. Yeh was appointed a Director of the Company in April 2021. He currently serves as the Pastor of a Church in Mississauga, Ontario, Canada. He has held similar positions at various Churches in the United States, Canada and China since 1998. From June 2012 until September 2017, Mr. Yeh served as a Director for Beijing Qisiyuan Education Consulting Co., Ltd. in Beijing, China. He earned a Master of Science degree in Physics from Syracuse University in Syracuse, New York U.S.A in 1997 and was employed as a Research Assistant in the Physics Department of that University for the following year before becoming a Pastor.

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Family Relationships

There are no family relationships among the directors or executive officers of the Company.

Committees of the Board of Directors

Audit Committee

The members of the Company’s Audit Committee are Ms. Lingxiao Dai and Mr. Jen-Chuan Yeh, both of whom are “independent” as defined in the OTCQB standards. The Audit Committee was established to: (i) review and approve the scope of audit procedures employed by our independent auditors; (ii) review and approve the audit reports rendered by our independent auditors; (iii) approve the audit fee charged by the independent auditors; (iv) report to the Board of Directors with respect to such matters; (v) recommend the selection of independent auditors; and (vi) discharge such other responsibilities as may be delegated to it from time to time by the Board of Directors.

Compensation Committee.

The Company does not currently have a compensation committee, although the Board of Directors intends at some point in the future to establish one. The compensation committee will be primarily responsible for reviewing and approving salary and benefit policies (including stock options), including compensation of the Company’s executive officers.

Auditor

On February 25, 2022, we dismissed Centurion ZD CPA & Co (“Centurion ZD”) as our independent registered public accounting firm. The report of Centurion ZD on our financial statements for the fiscal year ended March 31, 2021 contained no adverse opinion or disclaimer of opinion and was not modified. The decision to change the independent accountant was approved and ratified by our Board of Directors (“Board of Directors”) on February 25, 2022.

During our most recent fiscal year ended March 31, 2021 and through the date of the Current Report on Form 6-K filed with the Securities and Exchange Commission on February 28, 2022 (the “Current Report”), we have had no disagreements with Centurion ZD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Centurion ZD, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such period.

During our most recent fiscal year ended March 31, 2021 and through the date of the Current Report, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”).

We provided Centurion ZD with a copy of the disclosure before filing the Current Report. We requested that Centurion ZD provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Centurion ZD stating that it agrees with the above statements. A copy of such letter, dated as of February 28, 2022 was filed as Exhibit 99.1 to the Current Report.

Appointment of New Independent Registered Public Accounting Firm

We engaged K. R. Margetson Ltd. (“Margetson”) as our new independent registered public accounting firm effective February 25, 2022. During the two most recent fiscal years and through the date of our engagement, we did not consult with Margetson regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). In approving the selection of Margetson as our new independent registered public accounting firm, our Board of Directors considered all relevant factors, including the fact that Margetson is not located in China or Hong Kong.

Officers, Directors and Key Employees of Bao Feng

Name	Age	Positions
Ting Ting Chang	31	Chief Executive Officer
Xia Li	47	Chief Financial Officer
Xianyang Chen	37	Chief Technical Officer
Yu Gao	37	Chief Marketing Officer

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Ms. Chang has served as Bao Feng’s Chief Executive Officer since May 2016. For Ms. Chang’s biographical information, see “Officers and Directors of the Company,” above.

Ms. Li has served as Bao Feng’s Chief Financial Officer since 2014. Ms. Li is a certified public accountant with a master's degree from Renmin University of China. After graduation and before joining Bao Feng, she worked as a financial officer for several different companies, Ms. Li has financial management experience in mergers and acquisitions, joint-stock reform, tax planning, listed company mergers and other financial areas.

Dr. Chen has served as Bao Feng’s Chief Technical Officer since 2016. His work at Bao Feng primarily involves the establishment of a prediction model for alzheimer's disease and the extraction and purification of nervonic acid from acer truncatum and its application in the field of brain health. Dr. Chen has served as an honorary professor of the academic department at the Research Center of Plateau medicine at China Medical University since April 2021. Prior to joining Bao Feng, from 2011 to 2015, Mr. Chen was employed as an assistant professor at the Institute of Botany, Chinese Academy of Sciences where his work primarily involved metabolomics and data modeling, and where he presided over a natural science foundation project. Mr. Chen has published five articles and co-authored fifteen articles in various scientific journals.  Mr. Chen holds a bachelor's degree in grass science from the School of Resources and Environment, Beijing Forestry University and a doctorate degree in developmental biology from the Institute of Botany, Chinese Academy of Sciences.

Mr. Gao, Bao Feng’s CMO, received his Master Degree from the School of Management of Renmin University of China in 2005. From May 2017 to October 2018, he was employed as sales director of Kang Tai Chang Long Biotechnology Co., Limited, a private pharmaceutical/bioengineering company. Prior to that position, Mr. Gao was engaged in sales management for several other large and medium-sized companies.

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table summarizes all compensation received or to be received by our directors and our Chief Executive Officer, President, Secretary and Chief Financial Officer and by the directors, executive officers and key employees of Bao Feng in the years ended March 31, 2020 and 2021.

Summary Compensation Table

		Compensation Paid
Name and Principal Position	Year	Salary(1) ($)		Bonus(1) ($)	Other Compensation(1) ($)
Ting Ting Chang,	2021	17,000	(2)	Nil	N/A
CEO, President, Secretary and Director	2020	17,761	(2)	Nil	N/A
Fung Ming Pang,	2021	14,406		Nil	N/A
CFO and Director	2020	Nil	(3)	Nil	N/A
Lingxiao Dai,	2021	Nil	(4)	Nil	N/A
Independent Director	2020	Nil	(4)	Nil	N/A
Jen-Chuan Yeh,	2021	Nil	(4)	Nil	N/A
Independent Director	2020	Nil	(4)	Nil	N/A
Xianyang Chen,	2021	Nil		Nil	N/A
CTO of Bao Feng	2020	Nil	(5)	Nil	N/A
Xia Li,	2021	Nil		Nil	N/A
CFO of Bao Feng	2020	Nil		Nil	N/A
Yu Gao,	2021	17,700		Nil	N/A
CMO of Bao Feng	2020	17,761		Nil	N/A
Yu Gao,	2021	17,000		Nil	N/A
CMO of Bao Feng	2020	17,761		Nil	N/A

(1)	Expressed in U.S. Dollars based on the annual average exchange rate as reported by the Federal Reserve Bank of New York of 6.7791 RMB for each U.S. dollar in 2021 and 6.9649 RMB for each U.S. dollar in 2020.
(2)	Paid to Ms. Chang by Bao Feng as compensation for her services to that company.
(3)	Ms. Pang became an officer and director of the Company on May 4, 2020.
(4)	Ms. Dai and Mr. Yeh were appointed to the Board of Directors of the Company on April 30, 2021. They are not compensated for serving as independent directors of the Company.
(5)	In lieu of a cash salary, Mr. Chen received shares of Bao Feng, which were later transferred to Zhong Yuan-SZ in exchange for shares of Zhong Yuan Investment as part of a corporate reorganization.

We did not set aside or accrue any amounts to provide pension, retirement or similar benefits for directors and officers for the fiscal year ended March 31, 2021, other than contributions to our Provident Fund Plan as social insurances and housing provident fund, which aggregated approximately $50,348 for officers and directors.

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Stock Option Grants and Exercises

On July 15, 2021, the Company issued cashless options (the “Options”) to purchase 600,000 (post-Reverse Stock Split) Ordinary Shares of the Company at $0.50 per share (as adjusted for the Reverse Stock Split) to Ms. Pang, our Chief Financial Officer and director. The Options vested 50% immediately upon issuance and 50% will vest on July 15, 2022. The Options are exercisable for five years after the date of vesting.

On December 2, 2021, Ms. Pang exercised her option to acquire 300,000 Shares of the Company on a cashless basis. As a result of this exercise, 272,118 Shares of the Company were issued to Ms. Pang.

Other than the Options issued to Ms. Pang, the Company has not issued any options or stock appreciation rights to any officers, employees or directors. The Company may issue additional share options to our directors and officers in the future at the discretion of our Board of Directors.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors.

Employment Contracts

The employment agreements between the Company or Bao Feng and their executive officers are summarized below.

Ting Ting Chang, CEO of both the Company and Bao Feng, has entered into a five-year Employment Agreement with Bao Feng for a term which commenced May 16, 2017 and which terminates on May 15, 2022, unless renewed by mutual agreement or earlier terminated. The contract may be terminated by mutual agreement or by either party under certain specified conditions. Ms. Chang is currently paid a monthly salary of RMB10,000. In addition, Ms. Chang has entered into an Indemnification Agreement with the Company pursuant to which the Company has agreed to indemnify her, to the fullest extent permitted by the laws of the Cayman Islands and the Memorandum and Articles of Association of the Company, against any and all expenses, liability and loss that she may incur as a result of any proceeding based on her alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer of the Company.

Fung Ming Pang, CFO of the Company, has entered into a three-year Employment Agreement with the Company for a term which commenced May 4, 2020 and which terminates on May 3, 2023, unless renewed by mutual consent for an additional one-year term or earlier terminated. Under the Agreement, Ms. Pang is paid a monthly salary of $2,000 until November 2020 and $6,000 thereafter. In addition, Ms. Pang is entitled to annual bonuses as determined by the Board of Directors and payable either in stock, stock options or cash, or any combination thereof. Pursuant to the Agreement, Ms. Pang has been granted cashless options to purchase 600,000 (post-Reverse Stock Split) Ordinary Shares of the Company at $0.50 per share (as adjusted for the Reverse Stock Split), 50% of which vested immediately and 50% of which will vest on July 15, 2022. The options are exercisable for five years after the date of vesting. Ms. Pang may be granted additional options upon approval of the Board of Directors. The Agreement may be terminated by the Company with or without cause, voluntarily by Ms. Pang or by Ms. Pang upon a change in control of the Company. The Agreement contains a covenant not to compete and a non-disclosure clause. In addition, Ms. Pang has entered into an Indemnification Agreement with the Company pursuant to which the Company has agreed to indemnify her, to the fullest extent permitted by the laws of the Cayman Islands and the Memorandum and Articles of Association of the Company, against any and all expenses, liability and loss that she may incur as a result of any proceeding based on her alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer of the Company.

Xia Li, CFO of Bao Feng, has entered into a five-year Employment Agreement with Bao Feng for a term which commenced June 1, 2017 and which terminates on May 31, 2022, unless renewed by mutual agreement or earlier terminated. The contract may be terminated by mutual agreement or by either party under certain specified conditions. Ms. Li is currently paid a monthly salary of RMB10,000.

Yu Gao, Bao Feng’s CMO, is currently employed under a three-year Employment Agreement with Bao Feng for a term which terminates on December 23, 2021, unless renewed by mutual agreement or earlier terminated. The contract may be terminated by mutual agreement or by either party under certain specified conditions. Mr. Gao is currently paid a monthly salary of RMB10,000.

Rather than an Employment Agreement, Xianyang Chen, Bao Feng’s CTO, has entered into a Technology Shareholding Cooperation Agreement, dated June 1, 2017, with Bao Feng pursuant to which he received shares equal to a 20% interest in Bao Feng in lieu of a salary. Pursuant to the re-organization of China Bio, his 20% interest in Bao Feng was transferred to Zhong Yuan-SZ on January 19, 2018 in exchange for a 16% interest in Zhong Yuan Investment. If the Company is listed on either NASDAQ or the NYSE, Mr. Chen’s salary will be determined according to the salary structure of the listed Company. The Agreement contains a 5-year non-competition clause and a non-disclosure clause.

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Limitation on Liability and Other Indemnification Matters

The Companies Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Share Ownership

The following table shows the number of Ordinary Shares beneficially owned by our directors and executive officers as of December 31, 2021:

Name and Address	Ordinary Shares Directly Owned		Ordinary Shares Beneficially Owned		Total Number of Ordinary Shares Beneficially Owned		Percent of Beneficial Ownership(1)
Ting Ting Chang Suite 901, Tesbury Centre 28 Queen’s Road East Wanchai, Hong Kong	2,656,388	(2)	0		2,656,388	(2)	15.14%

Fung Ming Pang Suite 901, Tesbury Centre 28 Queen’s Road East Wanchai, Hong Kong	272,118	(3)	2,656,388	(2)	2,928,506	(2)(3)	16.69%

Lingxiao Dai Suite 901, Tesbury Centre 28 Queen’s Road East Wanchai, Hong Kong	0		0		0		0.00%

Jen-Chuan Yeh Suite 901, Tesbury Centre 28 Queen’s Road East Wanchai, Hong Kong	0		0		0		0.00%
All Directors and Officers as a group (4 persons)	2,928,506		2,656,388		5,584,894		31.83%

(1)	Based on 17,547,118 Shares outstanding as of December 31, 2021.
(2)	On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Shares, 2,656,388 Shares, 2,656,388 Shares, 2,125,111 Shares, and 318,767 Shares of the Company (totalling 14,181,941 Shares of the Company) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is 100% owned of record by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen respectively. After these share transfers, Zhong Yuan Investment does not hold any Shares of the Company.
(3)	On July 15, 2021, the Company granted 600,000 cashless Options to Ms. Pang. The Options are exercisable at $0.50 per Share, vested 50% immediately and 50% on July 15, 2022 and are exercisable for five years after the date of vesting. On December 2, 2021, Ms. Pang exercised her option to acquire 300,000 Shares of the Company on a cashless basis. As a result of this exercise, 272,118 Shares of the Company were issued to Ms. Pang.

In May 2020, Ting Ting Chang, our Chief Executive Officer, sold an aggregate of 8,000,000 Shares owned of record by her, and Zhong Yuan Investment sold an aggregate of 9,911,920 Shares owned of record by it, to existing, non-affiliated shareholders of the Company in private transactions under Regulation S (the “Private Sales”).

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In addition, Zhong Yuan Investment sold 180,000 (post Reverse Stock Split) Shares that were registered under the registration statement declared effective by the SEC on June 29, 2020 (“Registered Shares), in private transactions to two non-affiliates and 120,000 (post Reverse Stock Split) Registered Shares to Yau Sing Tang, the husband of Fung Ming Pang, our Chief Financial Officer and director. In addition to the sales of 300,000 Registered Shares, Zhong Yuan Investment sold 676,867 (post Reverse Stock Split) Shares that were not registered under the registration statement declared effective by the SEC on June 29, 2020 to 35 non-affiliates of the Company under Regulation S (the “Private Sale”).

On July 15, 2021, the Company granted 600,000 cashless Options to Ms. Pang. The Options are exercisable at $0.50 per Share, vested 50% immediately and 50% on July 15, 2022 and are exercisable for five years after the date of vesting. On December 2, 2021, Ms. Pang exercised her option to acquire 300,000 Shares of the Company on a cashless basis. As a result of this exercise, 272,118 Shares of the Company were issued to Ms. Pang as described in footnote 3, above.

On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Shares, 2,656,388 Shares, 2,656,388 Shares, 2,125,111 Shares, and 318,767 Shares of the Company (totalling 14,181,941 Shares of the Company) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is 100% owned of record by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen respectively. After these share transfers, Zhong Yuan Investment does not hold any Shares of the Company as described in footnote 2, above.

There are no arrangements known to us that may at a subsequent date result in a change in control of the Company.

TRANSACTIONS WITH RELATED PERSONS

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have had with related parties since January 1, 2018, other than the compensation arrangements we describe in “Compensation of Executive Officers and Directors.”

The Company utilizes the office space and equipment of a business associate of management in Hong Kong at no cost. Management estimates the value of such office space and equipment to be immaterial.

On December 31, 2020, Bao Feng completed the acquisition agreement entered into on March 1, 2020, to acquire a 100% interest in Dandong BF from Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment and the father of Ting-ting Chang, for a total consideration of RMB10,500,000 (approximately $1,500,000). A deposit of RMB3,160,000 (approximately $465,460 as of September 30, 2020) was paid upon signing of the Equity Transfer Agreement. The balance of RMB7,340,000 (approximately $1,082,000 as of September 30, 2020) was paid upon completion by offsetting the amounts due from related companies.

As of September 30, 2020, related companies, of which Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment and the father of Ting-ting Chang, is the owner and director, owed the Company approximately $1,025,649. The loans were unsecured, non-interest bearing and repayable on demand. The amounts due from related companies were fully settled on December 31, 2020 by offsetting the balance consideration for the acquisition of a 100% interest in Dandong BF.

On August 31, 2019, the Company closed on the Share Exchange with Zhong Yuan Investment pursuant to which the Company acquired 100% of the shares of China Bio. At the time of the acquisition, Ms. Ting Ting Chang was the Company’s sole officer and director. Zhong Yuan Investment and China Bio are affiliates of Ms. Fung Ming Pang, the Company’s current Chief Financial Officer and director. Three indirect subsidiaries of China Bio, Zhong Yuan (HK), Zhong Yuan (SZ) and Bao Feng, are affiliates of Ms. Ting Ting Chang, the Company’s current Chief Executive Officer and director.

During the fiscal years ended December 31, 2018 and December 31, 2017, Ting Ting Chang, our Chief Executive Officer and director, paid, either directly or indirectly, expenses of the Company aggregating $50,406 and $12,600, respectively. These are fees Ms. Chang paid on behalf of the Company. The advances were unsecured, non-interest bearing and payable on demand. As of March 31, 2021, 2020 and 2019, the amount due to Ms. Chang was $Nil, $Nil and $41,473, respectively.

On December 31, 2020, Bao Feng completed its acquisition of a 100% equity interest in Dandong Bao Feng Seedling Technology Co., Limited from Yu Chang, the record owner of 41.6% of the outstanding shares of Zhong Yuan Investment at that time and the father of Ting Ting Chang, our Chief Executive Officer and director, for a total consideration of RMB10,500,000 (approximately $1,500,000). A deposit of RMB3,160,000 (approximately $465,460 as of September 30, 2020) was paid upon signing of the Equity Transfer Agreement on March 1, 2020. The balance of RMB7,340,000 (approximately $1,082,000 as of September 30, 2020) was settled by offsetting the amounts due from related companies of which Yu Chang is the owner and director. Dandong BF was incorporated in the PRC on March 11, 2019 and is principally engaged in the research, development and growing of Acer Truncatum seeds in Dandong city, Liaoning Province, in the north-eastern region of the PRC. Dandong BF has approximately 3,000,000 acer truncatum trees that are grown on land that is subject to 10-year leases that commenced on January 1, 2019 and terminate on December 31, 2028. This acquisition could allow the Company to control the supply and ensure the quality of its acer truncatum seeds and seedlings, the important raw material of nervonic acid.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

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PRINCIPAL AND SELLING SHAREHOLDERS

We are not directly or indirectly owned or controlled by any foreign government or by another corporation, other than as indicated in the table below. The following table sets forth, as of December 31, 2021, beneficial ownership of our Ordinary Shares by each person, to the best of our knowledge, known to own beneficially 5% or more of our Ordinary Shares outstanding as of such date. Except as otherwise indicated, all shares are owned directly and hold voting rights.

Name	Ordinary Shares Directly Owned		Ordinary Shares Beneficially Owned		Percent of Beneficial Ownership(2)
Yu Chang(3)	6,425,287	(1)(3)	0		36.62%
Ting Ting Chang	2,656,388	(1)(3)	0		15.14%
Fung Ming Pang	272,118	(4)	2,656,388	(1)(3)(5)	16.69%
Xianyang Chen	2,125,111	(1)(3)	0		12.11%

(1)	As adjusted for the Reverse Stock Split effected on July 24, 2020.

(2)	Based on 17,547,118 Ordinary Shares outstanding as of December 31, 2021.

(3)	On December 30, 2021, Zhong Yuan Investment transferred 6,425,287 Shares, 2,656,388 Shares, 2,656,388 Shares, 2,125,111 Shares, and 318,767 Shares of the Company (totalling 14,181,941 Shares of the Company) to Yu Chang, father of Ting Ting Chang, our Chief Executive Officer and director, Ting Ting Chang, Prime Legend Limited which is 100% owned of record by Fung Ming Pang, our Chief Financial Officer and director, Xianyang Chen, Bao Feng’s Chief Technical Officer and Shuju Chen respectively. After these share transfers, Zhong Yuan Investment does not hold any Shares of the Company.

(4)	On July 15, 2021, the Company granted 600,000 cashless Options to Ms. Pang. The Options are exercisable at $0.50 per Share, vested 50% immediately and 50% on July 15, 2022 and are exercisable for five years after the date of vesting. On December 2, 2021, Ms. Pang exercised her option to acquire 300,000 Shares of the Company on a cashless basis. As a result of this exercise, 272,118 Shares of the Company were issued to Ms. Pang.

(5)	Held of record by Prime Legend Limited which is 100% owned of record by Ms. Pang, our Chief Financial Officer and director. Ms. Pang is also the sole director of Prime Legend Limited. As a result, Mr. Pang has the sole voting right on these Shares.

There are no arrangements known to us that may at a subsequent date result in a change in control of the Company.

Selling Shareholders

We are registering for resale certain of our Ordinary Shares issued in the Share Exchange, all of the Ordinary Shares issued pursuant to the 2019 Private Offering and all of the Shares purchased in the Private Sales (collectively, the “Resale Shares”). The securities listed herein were issued in accordance with the exemption from the registration provisions of the Securities Act provided by Section 4(a)(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D and/or Regulation S promulgated thereunder. We are registering the Shares to permit the Selling Shareholders and their pledgees, donees, transferees and other successors-in-interest that receive their Shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this Prospectus to resell the Shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of December 31, 2021, there are 17,547,118 Ordinary Shares issued and outstanding.

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The following table sets forth:

●	the names of the Selling Shareholders;
●	the number (as adjusted for the Reverse Stock Split) and percentage of our Ordinary Shares that the Selling Shareholders beneficially owned prior to the Offering for resale of the Shares under this Prospectus, which percentage is based on 17,547,118 Ordinary Shares outstanding as of December 31, 2021;
●	the maximum number (as adjusted for the Reverse Stock Split) of our Ordinary Shares that may be offered for resale for the account of the Selling Shareholders under this Prospectus; and
●	the number (as adjusted for the Reverse Stock Split) and percentage of our Ordinary Shares beneficially owned by the Selling Shareholders after the Offering of the Shares (assuming all of the offered Shares are sold by the Selling Shareholders), which percentage is based on 17,547,118 Ordinary Shares outstanding as of December 31, 2021.

All of the Selling Shareholders named below received their securities in connection with either the Share Exchange or the 2019 Private Offering and the Private Sales.

None of the Selling Shareholders is a broker dealer or an affiliate of a broker dealer. None of the Selling Shareholders has any agreement or understanding to distribute any of the Shares being registered.

Each Selling Shareholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Shareholders will sell all of the Shares offered for resale. A Selling Shareholder is under no obligation, however, to sell any Shares pursuant to this Prospectus.

Unless otherwise noted, the address for all Selling Shareholders is Suite 901, Tesbury Centre, 28 Queen’s Road East, Wanchai, Hong Kong.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Offering(2)	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(1)(3)	Percentage Ownership After Offering(2)(3)
Cao Jinyong	300,000	1.7%	300,000	0	0.0%
Tang Jianjing	200,000	1.2%	200,000	0	0.0%
Wang Guoxiang	200,000	1.2%	200,000	0	0.0%
Chou Tashun	100,000	*	100,000	0	0.0%
Zhang Wenyue	100,000	*	100,000	0	0.0%
Wu Xiaolin	100,000	*	100,000	0	0.0%
Chen Yumei	100,000	*	100,000	0	0.0%
Luo Jimei	80,000	*	80,000	0	0.0%
Zhang Qin	73,846	*	73,846	0	0.0%
Hu Yanmei	50,000	*	50,000	0	0.0%
Chen Xiucai	50,000	*	50,000	0	0.0%
Wang Weidong	40,000	*	40,000	0	0.0%
Liu Tao	30,000	*	30,000	0	0.0%
Zhu Chang	30,000	*	30,000	0	0.0%
Zhang Huiyan	30,000	*	30,000	0	0.0%
Zhang Fan	30,000	*	30,000	0	0.0%
Zhang Xuedong	30,000	*	30,000	0	0.0%
Hu Xiaoling	30,000	*	30,000	0	0.0%
Chen Liyu	20,000	*	20,000	0	0.0%
Cheng Xu	20,000	*	20,000	0	0.0%
Xu Peishan	20,000	*	20,000	0	0.0%
Gao Yaqiong	20,000	*	20,000	0	0.0%
Hu Zhong	20,000	*	20,000	0	0.0%
Sun Ling	20,000	*	20,000	0	0.0%
Wang Hongxue	20,000	*	20,000	0	0.0%

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Yeh Jenchuan	20,000	*	20,000	0	0.0%
Zhang Guoru	20,000	*	20,000	0	0.0%
Hu Jian	15,000	*	15,000	0	0.0%
Lin Jun	15,000	*	15,000	0	0.0%
Yu Deming	10,546	*	10,546	0	0.0%
Wang Qingxin	10,000	*	10,000	0	0.0%
Wang Ruimei	10,000	*	10,000	0	0.0%
Cao Peng	10,000	*	10,000	0	0.0%
Zhao Pan	10,000	*	10,000	0	0.0%
Jiang Nan	10,000	*	10,000	0	0.0%
Wang Feng	10,000	*	10,000	0	0.0%
Hu Yubin	10,000	*	10,000	0	0.0%
Shi Liping	10,000	*	10,000	0	0.0%
Xing Bo	10,000	*	10,000	0	0.0%
Zhang Baoli	10,000	*	10,000	0	0.0%
Lin Ye	10,000	*	10,000	0	0.0%
Li Yunliang	10,000	*	10,000	0	0.0%
Liu Junmei	6,000	*	6,000	0	0.0%
Hu Zhennhao	5,800	*	5,800	0	0.0%
Feng Zhansheng	5,000	*	5,000	0	0.0%
Chen Chao	5,000	*	5,000	0	0.0%

* Represents less than 1.0%

(1)	Post Reverse Stock Split
(2)	Based on 17,547,118 Ordinary Shares as of December 31, 2021. All percentages have been rounded up to the nearest one tenth of one percent.
(3)	Since we do not have the ability to control how many, if any, of their Shares each of the Selling Shareholders will sell, we have assumed that the Selling Shareholders will sell all of the Shares offered herein for purposes of determining how many Shares they will own after the Offering and their percentage of ownership following the Offering.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors in interest may, from time to time, sell any or all of their Resale Shares at prevailing market prices or privately negotiated prices. Our Ordinary Shares are currently quoted on the OTCQB.

The Selling Shareholders may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that this registration statement is declared effective by the SEC;
●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Resale Shares at a stipulated price per Share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Resale Shares under Rule 144 under the Securities Act, if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, rather than under this Prospectus.

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In connection with the sale of the Resale Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act will be filed amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus and the pledgees or secured parties may offer and sell Resale Shares from time to time under the supplement or amendment to this Prospectus.

The Selling Shareholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Resale Shares will be paid by the Selling Shareholder and/or the purchasers.

FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of Selling Shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Shareholder intends to sell any of the Shares registered for resale in this Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;
●	the complete details of how the Selling Shareholders’ Shares are and will be held, including location of the particular accounts;
●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholders, including details regarding any such transactions; and
●	in the event any of the securities offered by the Selling Shareholders are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

If a Selling Shareholder uses this Prospectus for any sale of the Resale Shares, it will be subject to the Prospectus delivery requirements of the Securities Act. The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective Resale Shares under this registration statement.

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In order to comply with the securities laws of certain states, if applicable, the Shares of a Selling Shareholder may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We are required to pay all fees and expenses incident to the registration of the Resale Shares, but the Company will not receive any proceeds from the sale of the Resale Shares. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Ordinary Shares and activities of the Selling Shareholders.

We have advised the Selling Shareholders that, while they are engaged in a distribution of the Shares included in this Prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding, purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Shares offered by this Prospectus.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum and Articles of Association, the Companies Law, the common law of the Cayman Islands, our corporate governance documents and rules and regulations of the stock exchange on which our Shares may, in the future, be traded.

Our authorized capital is $50,000, consisting of 50,000,000 shares, $0.001 par value per share. The Board of Directors has the right, in its absolute discretion and without approval of the existing shareholders, to issue shares, grant rights over existing shares or issue other securities in one or more series as it deems necessary and appropriate and to determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Shares held by existing shareholders, at such times and on such other terms as it deems proper. No preferred shares have been issued.

As of the date of this Prospectus, there are 17,547,118 of our Ordinary Shares issued and outstanding, including 16,150,000 (as adjusted for the Reverse Stock Split) of which were issued in July 2019 in consideration for 100% of the outstanding shares of China Bio pursuant to the Share Exchange. All Shares are fully paid. Except the Options issued to Ms. Pang, we do not have any options to purchase Shares or any preferred shares outstanding.

Memorandum and Articles of Association

We are registered in the Cayman Islands and have been assigned company number 313036 in the register of companies. Our registered office is Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman KY1– 1205, Cayman Islands. The objects for which the Company was established are unrestricted and the Company has full power and authority to carry out any object that is not prohibited under Cayman Islands law as set forth in Paragraph 4 of our Memorandum of Association. As a Cayman Islands exempted company, we are (subject to certain qualifications) prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of our business carried on outside the Cayman Islands, owning land in the Cayman Islands and making any invitation to the public in the Cayman Islands to subscribe for any of our shares or debentures. We do not believe that these restrictions materially affect our operations.

Objects of the Company

Under our Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

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Powers of Directors

Paragraph 107 of our Articles of Association (our “Articles”) provides that a director who is in any way, whether directly or indirectly, interested in a contract or a proposed contract with the Company shall declare the nature of his interest at a meeting of the directors or by general notice to the directors. The director may vote in respect of the contract or arrangement notwithstanding his interest therein and his vote shall be counted, and he may be counted in the quorum at any meeting at which the contract or arrangement is considered. Paragraph 86 of the Articles allows the directors to vote compensation to themselves in respect of services rendered to the Company. Paragraph 98 of the Articles provides that the directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party. Such borrowing powers can be altered by an amendment to the Articles. There is no provision in the Articles for the mandatory retirement of directors. Paragraph 85 of the Articles provides that directors are not required to own shares of the Company in order to serve as directors.

Our Ordinary Shares

Our authorized share capital is $50,000, divided into 50,000,000 Shares, $0.001 par value. Holders of our Ordinary Shares are entitled to one vote for each whole Share on all matters to be voted upon by shareholders, including the election of directors. Holders of our Ordinary Shares do not have cumulative voting rights in the election of directors. All of our fully paid Ordinary Shares are equal to each other with respect to dividend rights. Holders of our Ordinary Shares are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor under Cayman Islands law. In the event of our liquidation, the liquidator will, after having discharged the debts, if any, of the Company, divide among the shareholders on a pari passu basis, in specie or kind, the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid. Holders of our Ordinary Shares have no pre-emptive rights to purchase any additional unissued Ordinary Shares. No preferred shares have been issued; however, the Board of Directors has the ability to determine the rights, preferences and restrictions of preferred shares at their discretion.

Paragraph 8 of the Articles provides that the powers, preferences and relative, participating, optional and other special rights of each series of preferred shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Amendment

Paragraph 153 of the Articles provides that our Memorandum and Articles of Association may be amended by a special resolution of members. A special resolution requires passage by a majority of not less than two-thirds of the shareholders entitled to vote on the matter, in person or, where proxies are allowed, by proxy at a general meeting of the Company or in writing by all of the shareholders entitled to vote.

General Meetings

Provisions in respect of the holding of annual general meetings and extraordinary general meetings are set out in Paragraphs 55 through 69 of the Articles and under the Companies Law (Revised) of the Cayman Islands. The directors may convene meetings of the shareholders at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of shareholders holding not less than one-third of the share capital of the Company as at that date carries the right to vote at general meetings of the Company.

Limitations on Right to Own Shares

Cayman Islands law and our Memorandum and Articles of Association impose no limitations on the right of non-resident or foreign owners to hold or vote our securities. There are no provisions in the Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders (subject to variation of rights of shares provisions in our Memorandum and Articles of Association); and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our Memorandum and Articles of Association allow our shareholders holding shares representing in aggregate not less than one-third of our share capital as carries the right to vote to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Issuance of Additional Shares

Paragraph 6 of our Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued Shares.

Paragraph 7 of our Articles also authorizes our Board of Directors to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the Articles, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our Board of Directors may issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available. Issuance of additional shares may dilute the voting power of holders of our Ordinary Shares. However, no shares may be issued in excess of the authorized share capital specified in our Memorandum of Association and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in our Articles relating to variations in rights of shares.

A copy of our Memorandum and Articles of Association was filed as Exhibit A to the Definitive Schedule 14(C) filed with the SEC by the Company on January 16, 2018.

Material Contracts

Effective November 15, 2017, the Company (the “Delaware Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly-owned subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Cayman Company), an exempted company limited by shares which was formed under the laws of the Cayman Islands, in order to effect a change in the Company’s domicile from Delaware to the Cayman Islands. The Merger Agreement provided that, upon effectiveness of the merger, (i) the Delaware Company would be merged with and into the Cayman Company with the Cayman Company being the surviving company; (ii) each share of Common Stock of the Delaware Company would convert into the right to receive one Ordinary Share of the Cayman Company; and (iii) the officers and directors of the Delaware Company would be the officers and directors of the Cayman Company. The Plan of Merger was approved by the shareholders of both the Delaware Company and the Cayman Company. Pursuant to the Merger Agreement, the Company became a Cayman Islands exempted company as of August 21, 2018.

77

On July 2, 2019, the Company entered into a definitive Share Exchange Agreement with Zhong Yuan Investment and its affiliates, pursuant to which the Company acquired all of the outstanding Common Stock of China Bio in exchange for the issuance of 161,500,000 Ordinary Shares to Zhong Yuan Investment. On August 31, 2019 (the “Closing Date”), China Bio became our wholly owned subsidiary and Zhong Yuan Investment became the owner of approximately 94.2% of our voting Shares. The Share Exchange Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2019.

On March 1, 2020, Bao Feng entered into an acquisition agreement to acquire a 100% interest in Dandong BF from Yu Chang, the owner of 41.6% of the outstanding shares of Zhong Yuan Investment and the father of Ms. Ting Ting Chang, for a total consideration of RMB10,500,000 (approximately $1,482,600), RMB3,160,000 (approximately US$446,192) of which was paid upon signing of the Equity Transfer Agreement. The balance of RMB7,340,000 (approximately US$1,036,408) was paid upon completion of the acquisition by offsetting the amounts due from related companies of which Yu Chang is the owner and director.

Summaries of our employment contracts with executive officers and key employees are disclosed under “Compensation of Executive Officers and Directors – Employment Contracts” and were filed as Exhibits 10.9 through 10.11 to our Report on Form 6-K filed with the SEC on September 5, 2019.

Summaries of our leases are disclosed under “Our Business – Properties” and were filed as Exhibits 10.13 and 10.14 to the Registration Statement on Form F-1filed with the SEC on April 28, 2020.

Bao Feng entered into a Joint Project Contract with the National Health and Occupational Safety and Health Research Center, effective from June 20, 2019 to June 20, 2023. The contract provides for the joint construction of a laboratory and cooperation between the parties on research and development and testing projects. An English translation of the Joint Project Contract was filed as Exhibit 10.2 to our Report on Form 6-K filed with the SEC on September 5, 2019.

Exchange Controls

The government of the PRC imposes restrictions on the convertibility of the RMB and the collection and use of foreign currencies by Chinese entities. Under the current regulations, the RMB can be freely exchanged in current account transactions, including dividend distribution, interest payments and import and export of goods and services. However, the conversion of RMB into foreign currency and the conversion of foreign currency into RMB for capital account transactions, such as direct investment, securities investment and loans, generally require prior approval from the SAFE.

According to the current PRC regulations, foreign-invested enterprises, such as our subsidiaries in China, must apply for a Foreign Exchange Registration Certificate for Foreign-Invested Enterprise. With such a certificate, a foreign-invested enterprise may open foreign exchange bank accounts with banks authorized by SAFE to conduct foreign exchange business and may purchase, sell and remit foreign exchange through such banks, subject to documentation and approval requirements. Foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account transactions and current accounts. In addition, there are restrictions on the amount of foreign currency that foreign-invested enterprises can retain in such accounts.

There are no exchange control regulations or currency restrictions in the Cayman Islands.

Taxation

No reciprocal tax treaty regarding withholding exists between the United States and the Cayman Islands. Under current Cayman Islands law, dividends, interest or royalties paid by us to individuals are not subject to tax. If we were to pay a dividend, we would not be liable to withhold any tax, but shareholders would receive gross dividends, if any, irrespective of their residential or national status.

78

Dividends, if any, paid to any United States resident or citizen shareholder are treated as dividend income for United States federal income tax purposes. Such dividends are not eligible for the 50% dividends-received deduction allowed to United States corporations on dividends from a domestic corporation under Section 243 of the Internal Revenue Code. Various Internal Revenue Code provisions impose special taxes in certain circumstances on non-United States corporations and their shareholders. You are urged to consult your tax advisor with regard to such possibilities and your own tax situation.

A foreign corporation will be treated as a passive foreign investment company (“PFIC”) for United States federal income tax purposes if, after applying relevant look-through rules with respect to the income and assets of subsidiaries, 75% or more of its gross income consists of certain types of passive income or 50% or more of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties, rents (other than rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income.  We presently believe that we are not a PFIC and do not anticipate becoming a PFIC. This is, however, a factual determination made on an annual basis and is subject to change. If we were to be classified as a PFIC in any taxable year, (i) United States holders would generally be required to treat any gain on sales of our Shares held by them as ordinary income and to pay an interest charge on the value of the deferral of their United States federal income tax attributable to such gain; and (ii) distributions paid by us to our United States holders could also be subject to an interest charge. In addition, we would not provide information to our United States holders that would enable them to make a “qualified electing fund” election under which, generally, in lieu of the foregoing treatment, our earnings would be currently included in their United States federal income.

In addition to United States federal income taxation, shareholders may be subject to state and local taxes upon their receipt of dividends. Further, non-U.S. shareholders may be subject to taxation upon their receipt of dividends in their tax jurisdiction.

Documents on Display

You may read and copy documents referred to in this Prospectus that have been filed with the SEC at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus.

EXPENSES OF THIS OFFERING

Set forth below is an itemization of our total expenses, which are expected to be incurred in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission registration fee	$408.22
Legal fees and expenses	$40,000.00
Other professional fees	$5,000.00
Total	$45,408.22

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this Prospectus and other legal matters concerning the Resale Shares relating to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels.

79

EXPERTS

The financial statements of the Company included in this Prospectus as of and for the fiscal years ended March 31, 2021, 2020 and 2019 have been included in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We changed our domicile to the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provides significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in the PRC. In addition, both of our directors and officers are residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands counsel, Harney Westwood & Riegels, there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against the Company or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against the Company or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands counsel further advised that, although there is no statutory enforcement in the Cayman Islands of final and conclusive monetary judgments obtained in a competent federal or state court of the United States for a definite sum (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), such a judgment obtained in such jurisdiction can be expected to be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) is not inconsistent with a Cayman Islands judgment of the same matter; (vi) was not obtained on grounds of fraud; and (vii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature

With respect to China, the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

80

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this Offering of our Ordinary Shares. This Prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this Prospectus that is included in the registration statement. Statements made in this Prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements file reports with the SEC. Those reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

81

Zhong Yuan Bio-Technology Holdings Limited

(Incorporated in the Cayman Islands)

Consolidated Financial Statements

March 31, 2021

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

F-1

中正達會計師事務所

Centurion ZD CPA & Co.

Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街 22 號 海濱廣場二期 13 樓 1304 室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Email 電郵 : info@czdcpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Zhong Yuan Bio-Technology Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Zhong Yuan Bio-Technology Holdings Limited (the “Company”) as of March 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive losses, stockholders’ equity and cash flows for each of the two years in the period ended March 31, 2021, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

中正達會計師事務所

Centurion ZD CPA & Co.

Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街 22 號 海濱廣場二期 13 樓 1304 室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Email 電郵 : info@czdcpa.com

Report of Independent Registered Public Accounting Firm (continued)

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Centurion ZD CPA & Co.

Hong Kong

August 16, 2021

We have served as the Company’s auditor since 2019

F-3

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED CONSOLIDATED BALANCE SHEETS

	March 31,
	2021	2020
Assets
Current assets
Cash at bank	$194,590	$60,790
Accounts receivable, net of allowance of $nil	264,749	329,891
Inventories	1,487,683	224,879
Due from related companies	188,202	772,661
Prepaid expenses and other current assets	301,370	141,017
Total current assets	2,436,594	1,529,238
Other assets
Deposit for acquisition	—	446,192
Right-of-use assets	1,005,649	294,188
Property, plant and equipment, net	15,353	9,839
Total other assets	1,021,002	750,219
Total assets	$3,457,596	$2,279,457
Liabilities and stockholders' equity
Current liabilities
Bank loan	$402,254	$460,030
Accrued expenses and other payables	206,262	66,673
Value added and other taxes payable	51,592	8,901
Lease liabilities, current	101,134	93,077
Total current liabilities	761,242	628,681
Non-current liabilities
Bank loan, non-current	261,251	—
Lease liabilities, non-current	934,610	170,966
Total non-current liabilities	1,195,861	170,966
Total liabilities	1,957,103	799,647
Stockholders' equity
Ordinary shares, 50,000,000 shares authorized at par value of $0.001 each; 17,145,000 shares issued and outstanding as of March 31, 2021 and 2020*	17,145	17,145
Additional paid-in capital*	1,563,472	1,563,472
Accumulated losses	(242,269)	(214,247)
Accumulated other comprehensive income	162,145	113,440
Total stockholders' equity	1,500,493	1,479,810
Total liabilities and stockholders' equity	$3,457,596	$2,279,457

*Number of Ordinary Shares issued and outstanding, par value of ordinary shares, additional paid-in capital and share data have been retroactively restated to give effect to the one-for-ten reverse stock split.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Years ended March 31,
	2021	2020
NET SALES	$1,624,086	$1,219,650
Cost of sales	(270,628)	(257,034)
Gross profit	1,353,458	962,616
General and administrative expenses	(574,634)	(598,610)
Research and development expenses	(211,037)	(182,309)
Selling and marketing expenses	(582,382)	(267,206)
Operating loss	(14,595)	(85,509)
Other income (expenses)
Other income (expenses)	11,793	(424)
Subsidy income	—	2,298
Interest income	90	2,451
Interest expense	(24,650)	(6,115)
Total other income (expenses), net	(12,767)	(1,790)
Loss before income taxes	(27,362)	(87,299)
Income tax expense	(660)	—
Net loss	(28,022)	(87,299)
Other comprehensive loss
Foreign currency translation adjustment	(48,705)	(14,229)
Comprehensive loss	$(76,727)	$(101,528)

Loss per share – Basic and diluted (cents)	(0.16)	(0.52)
Weighted average number of shares – Basic and diluted*	17,145,000	16,688,197

*Share and per share data have been retroactively restated to give effect to the one-for-ten reverse stock split.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

					Accumulated
			Additional		Other
	Ordinary Shares*		Paid-in	Accumulated	Comprehensive
	shares	Amount	Capital*	Losses	Income	Total

Balance as of April 1, 2019	161,500,000	$16,150	$1,435,200	$(126,948)	$127,669	$1,452,071
Effect of shares exchange	8,500,000	850	(16,583)	—	—	(15,733)
Issuance of shares through private placement	1,450,000	145	144,855	—	—	145,000
Net loss	—	—	—	(87,299)	—	(87,299)
Foreign currency translation adjustment	—	—	—	—	(14,229)	(14,229)
Balance as of March 31, 2020	171,450,000	17,145	1,563,472	(214,247)	113,440	1,479,810
Effect of the one-for-ten reverse stock split	(154,305,000)	—	—	—	—	—
Issuance of shares through private placement	50,000	50	49,950	—	—	50,000
Cancellation of shares	(50,000)	(50)	(49,950)	—	—	(50,000)
Net loss	—	—	—	(28,022)	—	(28,022)
Foreign currency translation adjustment	—	—	—	—	48,705	48,705
Balance as of March 31, 2021	17,145,000	$17,145	$1,563,472	$(242,269)	$162,145	$1,500,493

*Ordinary shares and additional paid-in capital have been retroactively restated to give effect to the share exchange and the one-for-ten reverse stock split that is discussed in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(28,022)	$(87,299)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	5,990	6,278
Amortization of right-of-use assets	176,382	13,300
Loss on disposal of fixed assets	—	291
Changes in operating assets and liabilities:
Accounts receivable	65,142	14,813
Inventories	162,276	9,228
Prepaid expenses and other current assets	(254,853)	(6,409)
Accounts payables	(706)	—
Accrued expenses and other payables	140,295	(96,775)
Value added and other taxes payable	42,691	—
Net cash (used in)/provided by operating activities	309,195	(146,573)

Cash flows from investing activities:
Proceeds from disposal of available-for-sale investment	—	330,269
Payment of deposit for acquisition	—	(453,776)
Purchase of property, plant and equipment	(5,632)	(7,571)
Net cash on acquisition	4,644	—
Net cash used in investing activities	(988)	(131,078)

Cash flows from financing activities:
Proceeds from Private Placement	50,000	145,000
Payment for cancellation of shares	(50,000)	—
Proceeds from bank loans	663,505	467,849
Repayment of bank loan /short term loan	(460,030)	(198,599)
Advances to the related companies	—	114,413
Repayment from the related companies	(299,010)	(177,904)
Net cash provided by/(used in) financing activities	(95,535)	350,759

Effect of exchange rate changes on cash	(78,872)	(17,695)

Net increase in cash	133,800	55,413
Cash at beginning of year	60,790	5,377
Cash at end of year	$194,590	$60,790

Supplemental information:
Cash paid for income tax	$—	$15,309
Cash paid for interests	24,250	10,208

Major non-cash transactions:
Right of use assets obtained in exchange for operating lease obligations	$1,148,422	$312,489

The accompanying notes are an integral part of these consolidated financial statements.

F-7

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Nature of operations

Zhong Yuan Bio-Technology Holdings Limited (“ZY Holdings” or the “Company”), through its subsidiaries, is engaged in the business of developing and marketing nervonic acid-based health supplements and sales of acer truncatum seedlings. ZY Holdings together with its subsidiaries are collectively referred to as the “Company”.

Share Exchange

On August 31, 2019, ZY Holdings closed on a share exchange (the “Share Exchange”) with Zhong Yuan Investment Limited (“Zhong Yuan Investment”), a Seychelles company limited by shares. Prior to the exchange, Zhong Yuan Investment owned 100% of the shares of China Bio-Technology Holdings Limited (“China Bio”), a company organized under the laws of the Republic of Seychelles. Under the Share Exchange Agreement, ZY Holdings issued 161,500,000 shares to Zhong Yuan Investment in exchange of 100% equity interest in China Bio. As a result of the Share Exchange, China Bio is now a wholly owned subsidiary of ZY Holdings. Immediately following the closing of the Share Exchange, the Company had 170,000,000 shares of common stock outstanding, 95% of which were owned by Zhong Yuan Investment.

The Share Exchange has been accounted for as a reverse acquisition using the purchase method of accounting, with no goodwill being recognized. ZY Holdings (the legal acquirer) has been considered the accounting acquiree and China Bio (the legal acquiree) the accounting acquirer. The consolidated financial statements prior to the closing of the Share Exchange are actually those of China Bio, and the accounts of ZY Holdings are consolidated from the date of consummation of the Share Exchange.

Reorganization of China Bio

In and around January 2018 China Bio completed a reorganization of its legal structure. The reorganization involved the incorporation of China Bio and its wholly owned subsidiaries, Zhong Yuan Bio-Technology (Hong Kong) Limited (“ZY HK”, previously known as Hua Hong Powerloop Technology (Hong Kong) Limited, a holding company incorporated on June 13, 2016 under the laws of Hong Kong) and Zhong Yuan Bio-Technology (Shenzhen) Company Limited (“ZY Shenzhen”, a holding company established on June 10, 2014 under the laws of the People’s Republic of China (“PRC”) and previously known as Shenzhen Chuang Feng Clear Energy Company Limited); and the transfer of all equity ownership of Bao Feng Bio-Technology (Beijing) Limited (“BF Beijing”, previously known as Beijing Yuan Bao Feng Century Agricultural Technology Limited, an operating company incorporated on August 30, 2012 under the laws of the PRC) to ZY Shenzhen from the former shareholders of BF Beijing.

On January 19, 2018, ZY Shenzhen entered into an agreement to acquire 100% of the equity ownership of BF Beijing for a total cash consideration of $1,351,500 (RMB8,500,000) from the former shareholders of BF Beijing. To fund ZY Shenzhen’s acquisition of BF Beijing, these former shareholders agreed to provide an interest-free loan to China Bio which in turn provided an interest-free loan to ZY Shenzhen of the same amount of $1,351,500 (RMB8,500,000). For the purpose of this transaction, in January 2018, these former shareholders had established a majority ownership in China Bio whose shares were issued and paid up by way of capitalization of the said interest-free loan of $1,351,500 provided by these former shareholders. China Bio has a direct 100% equity interest in ZY Shenzhen. On February 13, 2019, ZY Shenzhen received approval from the Economic and Trade Bureau of Beijing, the PRC, on the acquisition of BF Beijing.

Since China Bio and its subsidiaries have effectively been controlled by the same group of shareholders before and after the reorganization, they are considered under common control. The above-mentioned transactions have been accounted for as recapitalization of BF Beijing with no adjustment to the historical basis of the assets and liabilities of BF Beijing and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company, ZY Shenzhen and ZY HK had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements.

Reverse Stock Split

On July 24, 2020, the Company completed a one-for-ten reverse stock split of the Company’s ordinary shares (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the authorized share capital of the Company was decreased from 500,000,000 ordinary shares with a par value of US$0.0001 each to 50,000,000 ordinary shares with a par value of US$0.001 each, and the number of issued and outstanding ordinary shares was decreased from 171,450,000 shares to 17,145,000 shares.

F-8

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Private Placement

On December 13, 2019, the Company closed on the sale of 1,450,000 Ordinary Shares, at a purchase price of $0.10 per Share, pursuant to a private securities offering.

On November 17, 2020, the Company sold 50,000 Ordinary Shares (post-Reverse Stock Split), at a purchase price of $1.00 per Share, pursuant to a private securities offering.

Cancellation of shares

On November 17, 2020, the Company acquired 25,000 Ordinary Shares (post-Reverse Stock Split) from one of the shareholders of the Company at total consideration of US$25,000. These shares were thereafter cancelled.

On November 18, 2020, the Company acquired 25,000 Ordinary Shares (post-Reverse Stock Split) from one of the shareholders of the Company at total consideration of US$25,000. These shares were thereafter cancelled.

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Non-controlling interest represents the portion of the net assets of a subsidiaries attributable to interests that are not owned by the Company. The non-controlling interest is presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interest’s operating result is presented on the face of the consolidated statements of income and comprehensive income as an allocation of the total income for the year between non-controlling shareholders and the shareholders of the Company.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include but not limited to the useful lives of property and equipment and capitalized development cost, impairment of long-lived assets, valuation of accounts receivables, revenue recognition, provision for contingent liabilities, and realization of deferred tax assets and uncertain tax positions. Actual results could differ from these estimates.

F-9

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign currency translation

The subsidiaries within the Company maintain their books and records in their respective functional currency, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HK$”), being the lawful currency in the PRC and Hong Kong, respectively. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

The exchange rates used to translate amounts in RMB and HK$ into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:-

	2021	2020
Balance sheet items, except for equity accounts	RMB1=$0.1526 HK$1=$0.1286	RMB1=$0.1412 HK$1=$0.1290
Items in statements of income and cash flows	RMB1=$0.1475 HK$1=$0.1290	RMB1=$0.1436 HK$1=$0.1279

No representation is made that the RMB and HK$ amounts could have been, or could be, converted into U.S. dollars at the above rates.

Fair value measurement

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, prepayments, deposits and other current assets, accounts payable, customer deposits, salaries and benefits payables, and taxes payable approximates their recorded values due to their short-term maturities. The fair value of the long term prepayments, deposits and other assets approximate their carrying amounts because the deposits were paid in cash.

Cash

Cash comprise cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in PRC. As of March 31, 2021 and 2020, cash balances were $194,590 and $60,790. The Company maintains bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

F-10

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Prepayments, deposits and other assets, net

Prepayment, deposit and other assets, net, primarily consists of advances to suppliers for purchasing goods; rental deposit made to the landlord; prepaid expenses and other receivables. Prepayment, deposit and other assets are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Accounts receivable, net

Accounts receivable, net, is stated at the original invoiced amount net of write-offs and allowance for doubtful accounts. The Company reviews the accounts receivable on a periodic basis and makes allowances when there is doubt as to the collectability of individual balances. Past-due balances over 90 days are reviewed individually for collectability. In evaluating the collectability of individual accounts receivable balances, the Company considers several factors, including the age of the balance, the customer’s payment history, current credit-worthiness, and current economic trends. Accounts receivable balances are written off after all collection efforts have been exhausted. Typically, the Company includes unbilled receivables in accounts receivable for contracts on which revenue has been recognized, but for which the customer has not yet been billed. Unbilled receivables, substantially all of which are expected to be billed within one year are stated at their estimated realizable value and consist of costs and fees billable on contract completion or the occurrence of contractual payment phase.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property and equipment, net

Property and equipment, net, mainly comprise furniture and furniture, vehicles, computer and equipment are stated at cost less accumulated depreciation and impairment. Property and equipment are depreciated over the estimated useful lives of the assets on a straight-line basis, after considering the estimated residual value.

The estimated useful lives are as follows:

Useful Life
Office equipment, fixtures and furniture	3-5 years
Computer equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and the related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is charged to the statement of income and comprehensive income.

Impairment for long-lived assets

Long-lived assets, including office equipment, furniture and fixtures and automobiles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. When these events occur, the Company measures impairment by comparing the carrying values of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Company would recognize an impairment loss based on the excess of the carrying value over the assessed discounted cash flow amount. For the years ended March 31, 2021 and 2020, the Company recognized nil impairment for the long-lived assets.

F-11

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue recognition

Revenue is recognized when the following four criteria are met: (i) persuasive evidence of an arrangement exists, (ii) product delivery has occurred or the services have been rendered, (iii) the fees are fixed or determinable, and (iv) collectibility is reasonably assured.

The Company generates its revenue primarily from the sales of health care supplements. Sales of products are generally recognized when title transfers and the risks and rewards of ownership have passed to customers and when the selling price has been fixed and collectability is reasonably assured. The Company does not provide its customers with the right of return (except for quality), after-sale warranty or price protection. There are no customer acceptance provisions associated with the Company’s products.

The Company is subject to value added tax at 17% on the revenues earned for products sold in the PRC. The Company presents its revenue net of value added and other taxes, sales discounts and returns. There were insignificant product returns for the two years ended March 31, 2021 and hence no provision has been made for sales returns as of March 31, 2021 and 2020, respectively.

Advertising expenditures

Advertising expenditures are expensed as incurred and such expenses were minimal for the periods presented.

Advertising expenditures have been included as part of selling and marketing expenses.

Operating leases

The Company adopted ASU 2016-02, Leases (Topic 842), on April 1, 2019, using a modified retrospective approach reflecting the application of the standard to leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements.

The Company leases its offices which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets as of March 31, 2021.

F-12

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended March 31, 2019 and 2018. All of the tax returns of the Company’s subsidiary in China remain subject to examination by the tax authorities for five years from the date of filing.

Value added tax

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiary in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Employee defined contribution plan

Full time employees of the Company in the PRC participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labour regulations require that the Company make contributions to the government for these benefits based on a certain percentage of the employee’s salaries. The Company has no legal obligation for the benefits beyond the contributions. The total amount was expensed as incurred.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-13

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Significant risk and uncertainties

(a)	Concentration of credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash, restricted cash, accounts receivable and other current assets. The maximum exposure of such assets to credit risk is their carrying amounts as at the balance sheet dates. As of March 31, 2021 and 2020, the aggregate amount of cash of $194,590 and $60,154, respectively, were held at major financial institutions in PRC, where there currently is no rule or regulation requiring the financial institutions to maintain insurance to cover bank deposits in the event of bank failure. To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits with large financial institutions in PRC. The Company conducts credit evaluations of its customers and suppliers, and generally does not require collateral or other security from them. The Company establishes an accounting policy for allowance for doubtful accounts on the individual customer’s and supplier’s financial condition, credit history, and the current economic conditions.

(b)	Foreign currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company’s functional currency is the RMB, and the Company’s financial statements are presented in U.S. dollars. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

(c)	Significant customers

Sales revenue from three major customers was $602,969, or approximately 39% of the Company’s total sales for the year ended March 31, 2021. No other single customer accounted for more than 10% of the Company’s total revenues during the year ended March 31, 2021. The Company’s accounts receivable from these customers were $151,389 as of March 31, 2021.

(d)	Significant suppliers

Two major vendors provided approximately 86% of total purchases by the Company during the year ended March 31, 2021. The Company’s accounts payable due to this vendor was nil as of March 31, 2021.

F-14

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (continued)

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently issued accounting pronouncements

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework -Changes to the Disclosure Requirements for Fair Value Measurement (“ASU No. 2018-13”). The primary focus of ASU 2018-13 is to improve the effectiveness of the disclosure requirements for fair value measurements. ASU No. 2018-13 removes the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for the timing of transfers between levels and the valuation processes for Level 3 fair value measurements. It also adds a requirement to disclose changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and to disclose the range and weighted average of significant unobservable inputs used to develop recurring and nonrecurring Level 3 fair value measurements. For certain unobservable inputs, entities may disclose other quantitative information in lieu of the weighted average if the other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop the Level 3 fair value measurement. In addition, public entities are required to provide information about the measurement uncertainty of recurring Level 3 fair value measurements from the use of significant unobservable inputs if those inputs reasonably could have been different at the reporting date. ASU No. 2018-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company is still evaluating the impact of adopting ASU No. 2018-13 on its financial statements, but does not expect the adoption of ASU No. 2018-13 to have a material impact on its audited consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

F-15

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Accounts receivable, net

Accounts receivable, net, consists of the following:

	Years ended March 31,
	2021	2020

Accounts receivable	$264,749	$329,891
Less: Allowance for doubtful accounts	—	—
Total accounts receivable, net	$264,749	$329,891

Note 4 — Inventories

Inventories consisted of the following:

	Years ended March 31,
	2021	2020

Raw materials	$—	$112,960
Work in progress	—	42,734
Finished goods	1,487,683	69,185
	$1,487,683	$224,879

Note 5 — Due from related companies

The amount due from related companies was unsecured, non-interest bearing and repayable on demand.

Note 6 — Prepayments, deposits and other current assets

Prepayments, deposits and other current assets consisted of the following:

	Years ended March 31,
	2021	2020

Advances to suppliers	$132,718	$57,875
Rental deposits	26,924	7,545
Prepaid expense	63,994	13,642
Other receivables, net of allowance of $nil (2021) and $15,532 (2020)	77,734	61,955
	$301,370	$141,017

F-16

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Property and equipment, net

Property and equipment, net, consisted of the following:

	Years ended March 31,
	2021	2020

Computer equipment	$22,690	$11,863
Office equipment, fixtures and furniture	22,178	19,743
Subtotal	44,868	31,606
Less: Accumulated depreciation	(29,515)	(21,767)
Total	$15,353	$9,839

Depreciation expense for the years ended March 31, 2021 and 2020 amounted to $5,990 and $6,278, respectively.

Note 8 — Bank loans

Bank loans consisted of the following:

	Years ended March 31,
	2021	2020

Unsecured loan from China Construction Bank wholly repayable within 1 year	$402,254	$460,030
Secured loan from China Construction Bank wholly repayable more than 1 year	261,251	—
Total	$663,505	$460,030

As of March 31, 2021, the outstanding loan from China Construction Bank of $402,254 with annual interest rate of 3.8525% was unsecured and denominated in RMB for a term of 12 months.

As of March 31, 2021, the outstanding loan from China Construction Bank of $261,251 with annual interest rate of 4.55% was secured by pledging the property of the Company’s CEO and director, Ms. Ting Ting Chang, and denominated in RMB for a term of 36 months.

Interest expense for the years ended March 31, 2021and 2020 were $24,250 and $10,208, respectively.

F-17

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Acquisition

On March 1, 2020, the Company entered into an acquisition agreement to acquire 100% equity interest in Dandong Bao Feng Seedling Technology Co. Ltd. (“Dandong BF”) from Yu Chang, the shareholder of Zhong Yuan Investment and father of Ms. Ting-ting Chang, CEO and director of the Company, for a total consideration of $1,482,600 (or RMB10,500,000), of which $446,192 (or RMB3,160,000) was paid upon signing of the acquisition agreement.

On December 31, 2020, the Company completed the acquisition of 100% equity interest in Dandong BF from Yu Chang, the shareholder of Zhong Yuan Investment and father of Ms. Ting Ting Chang, CEO and director of the Company, for a total consideration of $1,482,600 (or RMB10,500,000). The cash consideration of $446,192 (or RMB3,160,000) was paid upon signing of the acquisition agreement and the balance of $1,036,408 (or RMB 7,340,000) was paid upon completion of acquisition on December 31, 2020.

Dandong BF was incorporated in the PRC on March 11, 2019 and is principally engaged in the research, development and growing of Acer Truncatum seeds in Dandong city, Liaoning Province, in the north-eastern region of the PRC.

The acquisition had been accounted for as a business combination and the results of the operation of Dandong BF have been included in the Company’s consolidated financial statements from the acquisition date. The Company made estimates and judgments in determining the fair value of acquired assets and liabilities, based on an independent preliminary valuation report and management’s experience with similar assets and liabilities. The following table summarizes the estimated fair value of major classes of assets acquired and liabilities assumed at the date of acquisition, using the exchange rate of 6.5274 on that day.

ASSETS	Fair value
Net tangible assets	$1,608,600
Goodwill	—
Total Purchase Consideration	$1,608,600

F-18

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Acquisition (continued)

The following is a reconciliation of the fair value of major classes of assts acquired and liabilities assumed that comprised the net tangible assets as of December 31, 2020.

Carrying amount of major classes of acquired assets	Fair value
Cash	$4,644
Inventories	1,425,080
Amount due from a related party	151,362
Property and equipment, net	5,873
Other assets	21,641

Total assets	1,608,600
Less: Total liabilities	—
Total purchase consideration	$1,608,600

In the consolidated statements of operations, revenues and expenses included operations of Dandong BF since January 2, 2021, which is the day after acquisition date.

Note 10 — Taxes

(a)      Income tax

Seychelles

China Bio-Tech was incorporated in Seychelles and is not subject to tax on income or capital gains under the laws of Seychelles. Additionally, Seychelles does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

ZY HK is established in Hong Kong. Under the Hong Kong tax laws, ZY HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

ZY Shenzhen is governed by the Enterprise Income Tax (“EIT”) laws of the PRC. Under EIT laws of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate. As ZY Shenzhen is an investment holding company, there was revenue recorded in the books of ZY Shenzhen and as a result, there was no EIT for the years ended March 31, 2021 and 2020.

BF Beijing is governed by the EIT laws of the PRC and is subject to an EIT rate of 20% because BF Beijing is classified as small profit making enterprise under the EIT laws.

F-19

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10— Taxes (continued)

Significant components of the provision for income taxes are as follows:

	Years ended March 31,
	2021	2020

Current	$660	—
Deferred	—	—
Total provision for income taxes	$660	$—

The following table reconciles China statutory rates to the Company’s effective tax rate:

	Years ended March 31,
	2021	2020

PRC statutory rates	20.0%	20..0%

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. For the years ended March 31, 2021 and 2020, the Company incurred losses, resulting from operating activities, which result in deferred tax assets at the effective statutory rates. The deferred tax asset has been off-set by an equal valuation allowance.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the group’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as at March 31, 2021 and 2020.

(b)    Value added tax

Enterprises who sell goods in the PRC are subject to a value added tax in accordance with the PRC laws. VAT standard rates are 6% to 17% of the gross sales price. A credit is available whereby the VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished products and services.

(c)    Tax payable

Taxes payable consists of the following:

	Years ended March 31,
	2021	2020

VAT and other tax payable	$51,592	$8,901
Total	$51,592	$8,901

F-20

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Capital transactions

(a)	Stock Split

On July 24, 2020, the Company completed a 1-for-10 reverse stock split of Ordinary Shares, such that for each ten shares outstanding prior to the Stock Split, there was one share outstanding after the Stock Split.

All shares of Ordinary Shares and amount per share referenced in this report have been adjusted retroactively to reflect the Stock Split.

(b)	Private Placement

On November 17 , 2020, the Company issued 50,000 Ordinary Shares (post-Reverse Stock Split) at a purchase price of $1.00 per Share, pursuant to a private securities offering.

(c)	Share cancellation

On November 17, 2020 the Company cancelled 50,000 Ordinary Shares (post-Reverse Stock Split) at a purchase price of $1.00 per Share.

Note 12 — Related party transaction

On December 31, 2020, the Company completed the acquisition of 100% equity interest in Dandong BF from Yu Chang, the shareholder of Zhong Yuan Investment and father of Ms. Ting-ting Chang, CEO and director of the Company, for a total consideration of $1,482,600 (or RMB10,500,000). Please refer to Note 9 – Acquisition.

Note 13 — Contingencies and commitment

(a)	Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe that these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

(b)	Lease commitment

As of March 31, 2021, the Company leases offices space and warehouse for its inventories under certain non-cancelable operating leases, with terms ranging between one and five years. The Company considers that those renewal or termination options are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discount lease payments based on an estimate of its incremental borrowing rate.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

F-21

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Contingencies and commitment (Continued)

The table below presents the operating lease related assets and liabilities recorded on the consolidated balance sheets:

March 31, 2021

Rights of use lease assets	$1,005,649

Lease liabilities, current	$101,134
Lease liabilities, non-current	934,610
Total operating lease liabilities	$1,035,744

The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of March 31, 2021:

Weighted average remaining lease term (years)	7.45
Weighted average discount rate	4.75%

The following is a schedule, by years, of maturities of lease liabilities as of March 31, 2021:

March 31, 2021

2022	$107,691
2023	229,643
2024	116,965
2025	110,098
2026 and thereafter	686,352
Total undiscounted cash flows	1,250,749
Less: imputed interest	(215,005)
Present value of lease liabilities	$1,035,744

Operating lease expenses for the years ended March 31, 2021 and 2020 were $140,491 and $107,812, respectively.

Note 14 - Subsequent events

In accordance with ASC Topic 855, “Subsequent Events” which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the audited financial statements were available to issue. Based upon this review, the Company has not identified any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

F-22

Zhong Yuan Bio-Technology Holdings Limited

(Incorporated in the Cayman Islands)

Consolidated Financial Statements

March 31, 2020

F-23

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

F-24

中正達會計師事務所

Centurion ZD CPA & Co.

Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街 22 號 海濱廣場二期 13 樓 1304 室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Email 電郵 : info@czdcpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Zhong Yuan Bio-Technology Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Zhong Yuan Bio-Technology Holdings Limited (the “Company”) as of March 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive losses, stockholders’ equity and cash flows for each of the two years in the period ended March 31, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2020 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Centurion ZD CPA & Co.

Hong Kong

August 17, 2020

We have served as the Company’s auditor since 2019

F-25

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	March 31,
	2020	2019
Assets
Current assets
Cash at bank	$60,790	$5,377
Available-for-sale investment	—	342,706
Accounts receivable, net of allowance of $nil	329,891	363,491
Inventories	224,879	246,881
Due from related companies	772,661	720,150
Prepaid expenses and other current assets	141,017	187,770
Total current assets	1,529,238	1,866,375
Other assets
Deposit for acquisition	446,192	—
Right-of-use assets	294,188	—
Property, plant and equipment, net	9,839	9,343
Total other assets	750,219	9,343
Total assets	$2,279,457	$1,875,718
Liabilities and stockholders' equity
Current liabilities
Short term loans	$460,030	$206,070
Accrued expenses and other payables	66,673	150,181
Due to a director	—	41,673
Value added and other taxes payable	8,901	10,414
Lease liabilities, current	93,077	—
Income tax payable	—	15,309
Total current liabilities	628,681	423,647
Lease liabilities, noncurrent	170,966	—
Total liabilities	799,647	423,647
Stockholders' equity
Ordinary shares, 500,000,000 shares authorized at par value of $0.0001 each, 171,450,000 and 161,500,000 shares issued and outstanding as of March 31, 2020 and 2019 respectively*	17,145	16,150
Additional paid-in capital*	1,563,472	1,435,200
Accumulated losses*	(214,247)	(126,948)
Accumulated other comprehensive income	113,440	127,669
Total stockholders' equity	1,479,810	1,452,071
Total liabilities and stockholders' equity	$2,279,457	$1,875,718

*Par value of ordinary shares, additional paid-in capital and share data have been retroactively restated to give effect to the share exchange that is discussed in Note 1

The accompanying notes are an integral part of these consolidated financial statements.

F-26

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

 CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Years ended March 31,
	2020	2019
NET SALES	$1,219,650	$1,217,588
Cost of sales	(257,034)	(320,836)
Gross profit	962,616	896,752
General and administrative expenses	(598,610)	(373,898)
Research and development expenses	(182,309)	(42,704)
Selling and marketing expenses	(267,206)	(168,014)
Operating income (loss)	(85,509)	312,136
Other income (expenses)
Other income (expenses)	(424)	303
Gain on disposal a subsidiary	—	3,127
Subsidy income	2,298	—
Interest income	2,451	605
Interest expense	(6,115)	(20,076)
Total other income (expenses), net	(1,790)	(16,041)
Income (loss) before income taxes	(87,299)	296,095
Income tax expense	—	(15,912)
Net income (loss)	(87,299)	280,183
Other comprehensive income (loss)
Foreign currency translation adjustment	(14,229)	8,701
Comprehensive income (loss)	$(101,528)	$288,884

(Loss) earnings per share – Basic and diluted (cents)	(0.052)	0.173
Weighted average number of shares – Basic and diluted*	166,881,967	161,500,000

*Share and per share data have been retroactively restated to give effect to the share exchange that is discussed in Note 1

The accompanying notes are an integral part of these consolidated financial statements.

F-27

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

					Accumulated
			Additional		Other
	Ordinary Shares*		Paid-in	Accumulated	Comprehensive
	shares	Amount	Capital	Losses	Income	Total

Balance as of April 1, 2018	161,500,000	$16,150	$1,435,200	$(407,131)	$118,968	$1,163,187
Net income	—	—	—	280,183	—	280,183
Foreign currency translation adjustment	—	—	—	—	8,701	8,701
Balance as of March 31, 2019	161,500,000	16,150	1,435,200	(126,948)	127,669	1,452,071
Effect of shares exchange	8,500,000	850	(16,583)	—	—	(15,733)
Issuance of shares through private placement	1,450,000	145	144,855	—	—	145,000
Net loss	—	—	—	(87,299)	—	(87,299)
Foreign currency translation adjustment	—	—	—	—	(14,229)	(14,229)
Balance as of March 31, 2020	171,450,000	$17,145	$1,563,472	$(214,247)	$113,440	$1,479,810

*Share and per share data have been retroactively restated to give effect to the share exchange that is discussed in Note 1

The accompanying notes are an integral part of these consolidated financial statements.

F-28

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31,
	2020	2019

Cash flows from operating activities:
Net (loss)/income	$(87,299)	$280,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	6,278	5,923
Amortization of right-of-use assets	13,300	—
Income tax expenses	—	15,912
Loss on disposal of fixed assets	291	—
Changes in operating assets and liabilities:
Accounts receivable	14,813	140,088
Inventories	9,228	174,258
Prepaid expenses and other current assets	(6,409)	161,775
Accrued expenses and other payables	(96,775)	(31,026)
Value added and other taxes payable	—	10,414
Net cash (used in)/provided by operating activities	(146,573)	757,527

Cash flows from investing activities:
Proceeds from disposal of available-for-sale investment	330,269	—
Payment of deposit for acquisition	(453,776)	—
Purchase of property, plant and equipment	(7,571)	—
Purchase of available-for-sale investment	—	(342,706)
Net cash used in investing activities	(131,078)	(342,706)

Cash flows from financing activities:
Proceeds from Private Placement	145,000	—
Proceeds from short term loans	467,849	206,070
Repayment of short term loans	(198,599)	(208,926)
Advances to the related companies	114,413	74,937
Repayment from the related companies	(177,904)	(489,129)
Net cash provided by/(used in) financing activities	350,759	(417,048)

Effect of exchange rate changes on cash	(17,695)	6,656

Net increase in cash	55,413	4,429
Cash at beginning of year	5,377	948
Cash at end of year	$60,790	$5,377

Supplemental information:
Cash paid for income tax	$15,309	$601
Cash paid for interests	10,208	11,268

Major non-cash transactions:
Right of use assets obtained in exchange for operating lease obligations	$312,489	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-29

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Nature of operations

Zhong Yuan Bio-Technology Holdings Limited (“ZY Holdings” or the “Company”), through its subsidiaries, is engaged in the business of developing and marketing nervonic acid-based health supplements and sales of acer truncatum seedlings. ZY Holdings together with its subsidiaries are collectively referred to as the “Company”.

Share Exchange

On August 31, 2019, ZY Holdings closed on a share exchange (the “Share Exchange”) with Zhong Yuan Investment Limited (“Zhong Yuan Investment”), a Seychelles company limited by shares. Prior to the exchange, Zhong Yuan Investment owned 100% of the shares of China Bio-Technology Holdings Limited (“China Bio”), a company organized under the laws of the Republic of Seychelles. Under the Share Exchange Agreement, ZY Holdings issued 161,500,000 shares to Zhong Yuan Investment in exchange of 100% equity interest in China Bio. As a result of the Share Exchange, China Bio is now a wholly owned subsidiary of ZY Holdings. Immediately following the closing of the Share Exchange, the Company had 170,000,000 shares of common stock outstanding, 95% of which were owned by Zhong Yuan Investment.

The Share Exchange has been accounted for as a reverse acquisition using the purchase method of accounting, with no goodwill being recognized. ZY Holdings (the legal acquirer) has been considered the accounting acquiree and China Bio (the legal acquiree) the accounting acquirer. The consolidated financial statements prior to the closing of the Share Exchange are actually those of China Bio, and the accounts of ZY Holdings are consolidated from the date of consummation of the Share Exchange.

Reorganization of China Bio

In and around January 2018 China Bio completed a reorganization of its legal structure. The reorganization involved the incorporation of China Bio and its wholly owned subsidiaries, Zhong Yuan Bio-Technology (Hong Kong) Limited (“ZY HK”, previously known as Hua Hong Powerloop Technology (Hong Kong) Limited, a holding company incorporated on June 13, 2016 under the laws of Hong Kong) and Zhong Yuan Bio-Technology (Shenzhen) Company Limited (“ZY Shenzhen”, a holding company established on June 10, 2014 under the laws of the People’s Republic of China (“PRC”) and previously known as Shenzhen Chuang Feng Clear Energy Company Limited); and the transfer of all equity ownership of Bao Feng Bio-Technology (Beijing) Limited (“BF Beijing”, previously known as Beijing Yuan Bao Feng Century Agricultural Technology Limited, an operating company incorporated on August 30, 2012 under the laws of the PRC) to ZY Shenzhen from the former shareholders of BF Beijing.

On January 19, 2018, ZY Shenzhen entered into an agreement to acquire 100% of the equity ownership of BF Beijing for a total cash consideration of $1,351,500 (RMB8,500,000) from the former shareholders of BF Beijing. To fund ZY Shenzhen’s acquisition of BF Beijing, these former shareholders agreed to provide an interest-free loan to China Bio which in turn provided an interest-free loan to ZY Shenzhen of the same amount of $1,351,500 (RMB8,500,000). For the purpose of this transaction, in January 2018, these former shareholders had established a majority ownership in China Bio whose shares were issued and paid up by way of capitalization of the said interest-free loan of $1,351,500 provided by these former shareholders. China Bio has a direct 100% equity interest in ZY Shenzhen. On February 13, 2019, ZY Shenzhen received approval from the Economic and Trade Bureau of Beijing, the PRC, on the acquisition of BF Beijing.

Since China Bio and its subsidiaries have effectively been controlled by the same group of shareholders before and after the reorganization, they are considered under common control. The above-mentioned transactions have been accounted for as recapitalization of BF Beijing with no adjustment to the historical basis of the assets and liabilities of BF Beijing and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company, ZY Shenzhen and ZY HK had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements.

Private Placement

On December 13, 2019, the Company closed on the sale of 1,450,000 Ordinary Shares, at a purchase price of $0.10 per Share, pursuant to a private securities offering.

F-30

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include but not limited to the useful lives of property and equipment and capitalized development cost, impairment of long-lived assets, valuation of accounts receivables, revenue recognition, provision for contingent liabilities, and realization of deferred tax assets and uncertain tax positions. Actual results could differ from these estimates.

Foreign currency translation

The subsidiaries within the Company maintain their books and records in their respective functional currency, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HK$”), being the lawful currency in the PRC and Hong Kong, respectively. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

The exchange rates used to translate amounts in RMB and HK$ into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:-

	2020	2019
Balance sheet items, except for equity accounts	RMB1=$0.1412 HK$1=$0.1290	RMB1=$0.1490 HK$1=$0.1274
Items in statements of income and cash flows	RMB1=$0.1436 HK$1=$0.1279	RMB1=$0.1490 HK$1=$0.1281

No representation is made that the RMB and HK$ amounts could have been, or could be, converted into U.S. dollars at the above rates.

F-31

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair value measurement

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, prepayments, deposits and other current assets, accounts payable, customer deposits, salaries and benefits payables, and taxes payable approximates their recorded values due to their short-term maturities. The fair value of the long term prepayments, deposits and other assets approximate their carrying amounts because the deposits were paid in cash.

Cash

Cash comprise cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in PRC. As of March 31, 2020 and 2019, cash balances were $60,790 and $5,377. The Company maintains bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Prepayments, deposits and other assets, net

Prepayment, deposit and other assets, net, primarily consists of advances to suppliers for purchasing goods; rental deposit made to the landlord; prepaid expenses and other receivables. Prepayment, deposit and other assets are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Accounts receivable, net

Accounts receivable, net, is stated at the original invoiced amount net of write-offs and allowance for doubtful accounts. The Company reviews the accounts receivable on a periodic basis and makes allowances when there is doubt as to the collectability of individual balances. Past-due balances over 90 days are reviewed individually for collectability. In evaluating the collectability of individual accounts receivable balances, the Company considers several factors, including the age of the balance, the customer’s payment history, current credit-worthiness, and current economic trends. Accounts receivable balances are written off after all collection efforts have been exhausted. Typically, the Company includes unbilled receivables in accounts receivable for contracts on which revenue has been recognized, but for which the customer has not yet been billed. Unbilled receivables, substantially all of which are expected to be billed within one year are stated at their estimated realizable value and consist of costs and fees billable on contract completion or the occurrence of contractual payment phase.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

F-32

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and equipment, net

Property and equipment, net, mainly comprise furniture and furniture, vehicles, computer and equipment are stated at cost less accumulated depreciation and impairment. Property and equipment are depreciated over the estimated useful lives of the assets on a straight-line basis, after considering the estimated residual value.

The estimated useful lives are as follows:

Useful Life
Office equipment, fixtures and furniture	3-5 years
Computer equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and the related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is charged to the statement of income and comprehensive income.

Impairment for long-lived assets

Long-lived assets, including office equipment, furniture and fixtures and automobiles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. When these events occur, the Company measures impairment by comparing the carrying values of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Company would recognize an impairment loss based on the excess of the carrying value over the assessed discounted cash flow amount. For the years ended March 31, 2020 and 2019, the Company recognized nil impairment for the long-lived assets.

Revenue recognition

Revenue is recognized when the following four criteria are met: (i) persuasive evidence of an arrangement exists, (ii) product delivery has occurred or the services have been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

The Company generates its revenue primarily from the sales of health care supplements. Sales of products are generally recognized when title transfers and the risks and rewards of ownership have passed to customers and when the selling price has been fixed and collectability is reasonably assured. The Company does not provide its customers with the right of return (except for quality), after-sale warranty or price protection. There are no customer acceptance provisions associated with the Company’s products.

The Company is subject to value added tax at 17% on the revenues earned for products sold in the PRC. The Company presents its revenue net of value added and other taxes, sales discounts and returns. There were insignificant product returns for the two years ended March 31, 2020 and hence no provision has been made for sales returns as of March 31, 2020 and 2019, respectively.

Advertising expenditures

Advertising expenditures are expensed as incurred and such expenses were minimal for the periods presented.

Advertising expenditures have been included as part of selling and marketing expenses.

F-33

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Operating leases

The Company adopted ASU 2016-02, Leases (Topic 842), on April 1, 2019, using a modified retrospective approach reflecting the application of the standard to leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements.

The Company leases its offices which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets as of March 31, 2020.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended March 31, 2019 and 2018. All of the tax returns of the Company’s subsidiary in China remain subject to examination by the tax authorities for five years from the date of filing.

Value added tax

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiary in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Employee defined contribution plan

Full time employees of the Company in the PRC participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labour regulations require that the Company make contributions to the government for these benefits based on a certain percentage of the employee’s salaries. The Company has no legal obligation for the benefits beyond the contributions. The total amount was expensed as incurred.

F-34

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Concentrations of Risks

(a)	Concentration of credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash, restricted cash, accounts receivable and other current assets. The maximum exposure of such assets to credit risk is their carrying amounts as at the balance sheet dates. As of March 31, 2020 and 2019, the aggregate amount of cash of $60,154 and $5,377, respectively, were held at major financial institutions in PRC, where there currently is no rule or regulation requiring the financial institutions to maintain insurance to cover bank deposits in the event of bank failure. To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits with large financial institutions in PRC. The Company conducts credit evaluations of its customers and suppliers, and generally does not require collateral or other security from them. The Company establishes an accounting policy for allowance for doubtful accounts on the individual customer’s and supplier’s financial condition, credit history, and the current economic conditions.

(b)	Foreign currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company’s functional currency is the RMB, and the Company’s financial statements are presented in U.S. dollars. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

(c)	Significant customers

Sales revenue from three major customers was $664,349, or approximately 55% of the Company’s total sales for the year ended March 31, 2020. No other single customer accounted for more than 10% of the Company’s total revenues during the year ended March 31, 2020. The Company’s accounts receivable from these customers were $7,201 as of March 31, 2020.

(d)	Significant suppliers

Two major vendors provided approximately 89% of total purchases by the Company during the year ended March 31, 2020. The Company’s accounts payable due to this vendor was nil as of March 31, 2020.

F-35

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (continued)

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently issued accounting pronouncements

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework -Changes to the Disclosure Requirements for Fair Value Measurement (“ASU No. 2018-13”). The primary focus of ASU 2018-13 is to improve the effectiveness of the disclosure requirements for fair value measurements. ASU No. 2018-13 removes the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for the timing of transfers between levels and the valuation processes for Level 3 fair value measurements. It also adds a requirement to disclose changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and to disclose the range and weighted average of significant unobservable inputs used to develop recurring and nonrecurring Level 3 fair value measurements. For certain unobservable inputs, entities may disclose other quantitative information in lieu of the weighted average if the other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop the Level 3 fair value measurement. In addition, public entities are required to provide information about the measurement uncertainty of recurring Level 3 fair value measurements from the use of significant unobservable inputs if those inputs reasonably could have been different at the reporting date. ASU No. 2018-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company is still evaluating the impact of adopting ASU No. 2018-13 on its financial statements, but does not expect the adoption of ASU No. 2018-13 to have a material impact on its audited consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

F-36

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Available-for-sale investment

Available-for-sale investment included the Company’s investment in certain uninsured wealth management products amounting to nil and $342,706 as of March 31, 2020 and March 31, 2019, respectively, issued by China Construction Bank in the PRC. These wealth management products are funds raised by the bank which mainly invests in a range of money market and debt instruments and offers floating interest rate to the investors. The Company may redeem the wealth management products for cash anytime on a daily basis.

The Company’s investment in the wealth management products were carried at cost less any impairment losses as they do not have a quoted market price in an active market and their fair value cannot be measured reliably.

Subsequent to March 31, 2020, the Company redeemed all the wealth management products at cost for cash.

Note 4 — Accounts receivable, net

Accounts receivable, net, consists of the following:

	Years ended March 31,
	2020	2019

Accounts receivable	$329,891	$363,491
Less: Allowance for doubtful accounts	—	—
Total accounts receivable, net	$326,891	$363,491

Note 5 — Inventories

Inventories consisted of the following:

	Years ended March 31,
	2020	2019

Raw materials	$112,960	$104,976
Work in progress	42,734	60,201
Finished goods	69,185	81,704
	$224,879	$246,881

Note 6 — Due from related companies

The amount due from related companies was unsecured, non-interest bearing and repayable on demand.

Note 7 — Prepayments, deposits and other assets

Prepayments, deposits and other assets consisted of the following:

	Years ended March 31,
	2020	2019

Advances to suppliers	$57,875	$62,151
Rental deposits	7,545	8,326
Prepaid expense	13,642	53,409
Other receivables, net of allowance of $15,532	61,955	63,884
	$141,017	$187,770

F-37

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Deposit for acquisition

Deposit for acquisition of $446,192 as of March 31, 2020 represented the amount paid for the proposed acquisition of Dandong Bao Feng Seedling Technology Co. Limited, that is a related party transaction. Details of this acquisition are disclosed in Note 14.

Note 9 — Property and equipment, net

Property and equipment, net, consist of the following:

	Years ended March 31,
	2020	2019

Computer equipment	$11,863	$6,931
Office equipment, fixtures and furniture	19,743	24,417
Subtotal	31,606	31,348
Less: accumulated depreciation	(21,767)	(22,005)
Total	$9,839	$9,343

Depreciation expense for the years ended March 31, 2020 and 2019 amounted to $6,278 and $5,923, respectively.

Note 10 — Short-term loans

Short-term loans consisted of the following:

	Years ended March 31,
	2020	2019

Loans from China Construction Bank wholly repayable within 1 year	$460,030	$—
Loan from a third party wholly repayable within 1 year	—	206,070
Total	$460,030	$206,070

The loans from China Construction Bank of $460,030 outstanding as of March 31, 2020 with annual interest rate from 4.13%-5.0% were unsecured and denominated in RMB for a term of 12 months.

The loan from a third party of $206,070 outstanding as of March 31, 2019 was denominated in RMB, for a term of four months and at a fixed annual interest rate of 4.53%. The loan was unsecured and fully repaid upon maturity on April 9, 2019.

Interest expense for the years end March 31, 2020 and 2019 were $10,208 and $11,268, respectively.

F-38

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Disposal of a wholly-owned subsidiary

On August 20, 2018, BF Beijing and Mr. Chang Yu, father of Ms. Chang Tingting Tina, Chief Executive Officer of the Company, entered into a sale and purchase agreement pursuant to which, the entire equity interest of Zhong Yuan Neuroscience was transferred to Mr. Chang Yu for a consideration of approximately $1,461,134 (RMB10 million). The consideration was equivalent to the registered capital of Zhong Yuan Neuroscience that had remained payable by BF Beijing and was settled by way of the assignment of the subscription payable by BF Beijing of the same amount to Mr. Chang. The Company recorded a gain on disposal of $3,127 for the year ended March 31, 2019.

The disposal was completed on September 8, 2018.

Assets and liabilities at the date of disposal:
Subscription receivable from Beijing YBF	$1,461,134
Due to a director	(3,127)
Net assets	$1,458,007
Gain on disposal	3,127
Consideration received	1,461,134

Whilst Zhong Yuan Neuroscience had not commenced business as of August 20, 2018, it recorded revenue of $nil and net loss of $3,064 for the year ended March 31, 2018; and revenue of $nil and net loss of $63 for the period from April 1, 2018 to August 20, 2018 (date of disposal).

Note 12 — Taxes

(a)	Income tax

Seychelles

China Bio-Tech was incorporated in Seychelles and is not subject to tax on income or capital gains under the laws of Seychelles. Additionally, Seychelles does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

ZY HK is established in Hong Kong. Under the Hong Kong tax laws, ZY HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

ZY Shenzhen is governed by the Enterprise Income Tax (“EIT”) laws of the PRC. Under EIT laws of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate. As ZY Shenzhen is an investment holding company, there was revenue recorded in the books of ZY Shenzhen and as a result, there was no EIT for the years ended March 31, 2020 and 2019.

BF Beijing is governed by the EIT laws of the PRC and is subject to an EIT rate of 20% because BF Beijing is classified as small profit making enterprise under the EIT laws.

F-39

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Taxes (continued)

Significant components of the provision for income taxes are as follows:

	Years ended March 31,
	2020	2019

Current	$—	$15,309
Deferred	—	—
Total provision for income taxes	$—	$15,309

The following table reconciles China statutory rates to the Company’s effective tax rate:

	Years ended March 31,
	2020	2019

PRC statutory rates	20.0%	20.0%

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. For the years ended March 31, 2020 and 2019, the Company incurred losses, resulting from operating activities, which result in deferred tax assets at the effective statutory rates. The deferred tax asset has been off-set by an equal valuation allowance.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the group’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as at March 31, 2020 and 2019.

(b)	Value added tax

Enterprises who sell goods in the PRC are subject to a value added tax in accordance with the PRC laws. VAT standard rates are 6% to 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished products and services.

(c)	Tax payable

Taxes payable consists of the following:

	Years ended March 31,
	2020	2019

Income taxes payable	$—	$15,309
VAT and other tax payable	8,901	10,414
Total	$8,901	$25,723

F-40

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Capital transactions

(a)	Share Exchange

As further described in note 1, pursuant to the closing of the Share Exchange Agreement on August 31, 2019, the Company issued 161,500,000 shares of its common stock in exchange for 100% of the equity interest of China Bio.

(b)	Private Placement

On December 13, 2019, the Company closed on the sale of 1,450,000 Ordinary Shares, at a purchase price of $0.10 per Share, pursuant to a private securities offering.

Note 14 — Related party transaction

On March 1, 2020, the Company entered into an acquisition agreement to acquire 100% equity interest in Dandong Bao Feng Seedling Technology Co. Ltd. (“Dandong BF”) from Yu Chang, the shareholder of Zhong Yuan Investment and father of Ms. Ting Ting Chang, CEO and director of the Company, for a total consideration of $1,482,600 (or RMB10,500,000), of which $446,192 (or RMB3,160,000) was paid upon signing of the acquisition agreement. The balance of $1,036,408 (or RMB7,340,000) will be payable upon completion of the acquisition agreement on December 31, 2020.

Dangong BF was incorporated in the PRC on March 11, 2019 and is principally engaged in the research, development and growing of Acer Truncatum seeds in Dandong city, Liaoning Province, in the northeastern region of the PRC.

Note 15 — Commitments and contingencies

(a)	Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

(b)	Lease commitment

As of March 31, 2020, the Company leases offices space and warehouse for its inventories under certain non-cancelable operating leases, with terms ranging between one and five years. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discount lease payments based on an estimate of its incremental borrowing rate.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

F-41

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Commitments and contingencies (Continued)

The table below presents the operating lease related assets and liabilities recorded on the consolidated balance sheets:

March 31, 2020

Rights of use lease assets	$294,188

Lease liabilities, current	$93,077
Lease liabilities, noncurrent	170,966
Total operating lease liabilities	$264,043

The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of March 31, 2020:

Weighted average remaining lease term (years)	3.42
Weighted average discount rate	4.75%

The following is a schedule, by years, of maturities of lease liabilities as of March 31, 2020:

March 31, 2020

2021	$104,094
2022	104,094
2023	58,824
2024	13,555
2025 and thereafter	3,389
Total undiscounted cash flows	283,956
Less: imputed interest	(19,913)
Present value of lease liabilities	$264,043

Operating lease expenses for the years ended March 31, 2020 and 2019 were $107,812 and $99,629, respectively.

(c)	Capital commitment

Contracted but not provided for as of March 31, 2020
Investment in Dandong BF as disclosed in Note 14	$1,036,408
$1,036,408

F-42

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

PRELIMINARY PROSPECTUS

Through and including [ ], 2021 (the 25th day after the date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to a dealer’s obligation to deliver a Prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred in connection with the execution of their duties, powers, authorities or discretions as a director or officer of the Company, unless such losses or damages arise through the willful neglect or default of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Regulation S promulgated thereunder regarding offshore offers and sales.

Effective August 21, 2018, the Company (the “Delaware Company”) was redomiciled from Delaware to the Cayman Islands by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Cayman Company”). Pursuant to the merger, the Cayman Company issued 850,000 (post Reverse Stock Split) of its Ordinary Shares to the shareholders of the Delaware Company in exchange for all of their shares in the Delaware Company.

On August 31, 2019, the Company closed on the Share Exchange. Pursuant to the Share Exchange, the Company issued 16,150,000 (post Reverse Stock Split) Ordinary Shares to Zhong Yuan Investment Limited in exchange for all of the outstanding shares of China Bio-Technology Holdings Limited.

On December 13, 2019, the Company issued an aggregate of 145,000 (post Reverse Stock Split) Ordinary Shares pursuant to a private offering of its securities. The sales of the Ordinary Shares were exempt from registration under Regulation S promulgated under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or consolidated financial statements or the notes thereto.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any Prospectus required by section 10(a)(3) of the Securities Act;

(b) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the Prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the Prospectus is at least as current as the date of those financial statements.

(5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this post-effective amendment 4  to registration statement on Form F-1 in the City of Hong Kong, China, on March 3, 2022.

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

By:	/s/ Ting Ting Chang
Name: Ting Ting Chang
Title: President, Chief Executive Officer, Secretary and Director

By:	/s/ Fung Ming Pang
Name: Fung Ming Pang
Title: Chief Financial Officer and Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this post-effective amendment 4 to registration statement on Form F-1 in the City of Hong Kong, China, on March 3, 2022.

SCHLUETER & ASSOCIATES, P.C.

By:	/s/ Henry F. Schlueter
Name: Henry F. Schlueter, Esq.
Title: Managing Director

EXHIBIT INDEX

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit No.	Description

2.1	Share Exchange Agreement between Zhong Yuan Bio-Technology Holdings Limited and Zhong Yuan Investment Limited and its affiliates, dated July 30, 2019 (incorporated by reference to Exhibit 2.1 to the Company’s Report on Form 6-K filed with the SEC on August 2, 2019)**

2.2	Agreement and Plan of Merger by and between China Biotech Holdings Limited and Zhong Yuan Bio-Technology Holdings Limited, dated November 15, 2017 (incorporated by reference to Exhibit B to the Definitive Schedule 14(C) filed with the SEC by the Company on January 16, 2018)**

3.1	Amended and Restated Memorandum and Articles of Association of Zhong Yuan Bio-Technology Holdings Limited (incorporated by reference to Exhibit A to the Definitive Schedule 14(C) filed with the SEC by the Company on January 16, 2018)**

4.1	Specimen Ordinary Share Certificate**

5.1	Opinion of Cayman Islands Counsel as to validity of the Ordinary Shares**

10.1	Office Lease Agreement between Beijing Century Changying Investment Management Co., Ltd. and Bao Feng Biotechnology (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.2	Joint Project Contract between Bao Feng Biotech (Beijing) Co., Ltd. and National Health and Occupational Safety and Health Research Center (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.3	Agreement between Weng Niu Te Qi Government and Beijing Acer Truncatum Century Agricultural Technology Co., Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.4	Exclusive Distribution Agreement between Medical Nutrition Research and Development Enterprise of America and Beijing Acer Truncatum Century Agricultural Technology Co., Ltd. (incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.5	Honorary Consultant Cooperation Agreement between Bao Feng Biotech (Beijing) Co., Ltd. and Jiang Hai Hui (incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

Exhibit No.	Description

10.6	Honorary Consultant Cooperation Agreement between Bao Feng Biotech (Beijing) Co., Ltd. and Jiang Nan (incorporated by reference to Exhibit 10.6 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.7	Honorary Consultant Cooperation Agreement between Bao Feng Biotech (Beijing) Co., Ltd. and Lin Feng (incorporated by reference to Exhibit 10.7 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.8	Technology Shareholding Cooperation Agreement between Bao Feng Bio-Technology (Beijing) Limited and Xianyang Chen (incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.9	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Ting Ting Chang (incorporated by reference to Exhibit 10.9 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.10	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Xia Li (incorporated by reference to Exhibit 10.10 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.11	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Yu Gao (incorporated by reference to Exhibit 10.11 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.12

Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Yu Gao dated December 24, 2019  (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form F-1/A filed with the SEC on April 28, 2020)**

10.13	Langfang Lease Contract between Liu Wen and Bao Feng Biotechnology (Beijing) Limited (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form F-1/A filed with the SEC on April 28, 2020)**

10.14	Housing Rental Contract between Beijing Century Changying Investment Management Co., Ltd. and Baofeng Biotechnology (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form F-1/A filed with the SEC on April 28, 2020)**

10.15	Processing and Production Cooperation Agreement between Beijing Acer Truncatum Century Agricultural Science and Technology Co., Ltd. and Inner Mongolia Xingyuan Vegetable Oil Co., Ltd. (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form F-1/A filed with the SEC on June 11, 2020)**

10.16	Supply and Marketing Contract between Heze Zonghoo Jianyuan Biotech Co., Ltd. and Baofeng Biotech (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form F-1/A filed with the SEC on June 11, 2020)**

10.17

Executive Employment Agreement between Zhong Yuan Bio-Technology Holdings Limited and Fung Ming Pang (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form F-1/A filed with the SEC on June 11, 2020)**

10.18

Form of Indemnification Agreement Form of Indemnification Agreement (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form F-1/A filed with the SEC on September 11, 2020)**

10.19

Equity Transfer Agreement between Dandong Baofeng Seedling Technology Co., Ltd and Baofeng Biotechnology (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 20-F filed with the SEC on August 17, 2020)**

10.19B

Form of Leases for real property in Dandong city leased by Dandong Bao Feng Seedling Technology Co., Limited (incorporated by reference to Exhibit 10.19 to the Company’s Post-Effective Amendment on Form POS AM filed with the SEC on June 1, 2021)**

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on April 28, 2020)**

23.2	Consent of Centurion ZD CPA & Co.*

23.3	Consent of Cayman Islands Counsel to Zhong Yuan Bio-Technology Holdings Limited (included in Exhibit 5.1)**

 ___________________________

*Filed herewith

**Previously filed